SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 17, 2012

DYNASTAR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-144596	32-0309317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Herr Lane, Louisville, KY 40222
(Address of principal executive offices)

502.326.8100
(Registrant’s telephone number, including area code)

c/o Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, new York NY 10022
(Former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note Relating to the Filing of This Amendment No. 2 to the Current Report

This Amendment No. 2 to our Current Report on Form 8-K is being filed, primarily, for the purpose of providing the consolidated audited financial statements of Dynastar Ventures, Inc. as of and for the year ended December 31, 2011 and for the period from May 4, 2010 (inception) through December 31, 2010.  The Current Report has also been updated to provide more recent information about the Registrant and its business.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements as that term is defined under the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to the adequacy of our capital to finance our planned operations, market acceptance of our services and product offerings, our ability to attract and retain key personnel, and our ability to protect our intellectual property. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.
Explanatory Note

On October 14, 2011, we changed our corporate name from Medical Design Studios, Inc. to Dynastar Holdings, Inc. (“Dynastar Holdings”). Effective November 2, 2011, our trading symbol was changed from “MEDD.OB” to “DYNA.OB”.

On January 17, 2012,  our wholly owned Delaware subsidiary, Dynastar Acquisition Corp. (“Acquisition Corp.”), merged (the “Merger”) with and into Dynastar Ventures, Inc., a Delaware corporation (“Dynastar”). In connection with the Merger, each share of Dynastar common stock, on a fully diluted basis, was converted into the right to receive, one (1) share of our common stock.  Dynastar was the surviving corporation of that Merger. As a result of the Merger, Dynastar Holdings acquired the business of Dynastar and will continue the existing business operations of Dynastar, as its wholly owned subsidiary.

Unless the context indicates otherwise, the terms “Dynastar Holdings,” “Company,” “we,” “us” and “our” herein refer to Dynastar Holdings, Inc. and its subsidiaries (including Dynastar Ventures, Inc.), after giving effect to the Merger.  References to “Pubco” refer to the public company prior to giving effect to the Merger.  References to “Dynastar” refer to Dynastar Ventures, Inc., and its subsidiaries Dynasty Energy, LLC, Hm Energy Consultants, LLC and Four Star Rewrds, LLC (formerly Dynastar Dealz, LLC) each a Delaware limited liability company, both before and after giving effect to the Merger.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

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TABLE OF CONTENTS

Explanatory Note		i

Cautionary Note Regarding Forward-Looking Statements		i

Item 1.01.	Entry into a Material Definitive Agreement	1

Item 2.01.	Completion of Acquisition or Disposition of Assets	1

The Merger and Related Transactions		1

Description of Business		7

Risk Factors		20

Management’s Discussion and Analysis of Financial Condition and Results of Operation		35

Securities Ownership of Certain Beneficial Owners and Management		44

Directors and Executive Officers		46

Executive Compensation		49

Market Price of and Dividends on Common Equity and Related Stockholder Matters		51

Certain Relationships and Related Transactions		53

Description of Capital Stock		56

Indemnification of Officers and Directors		60

Recent Sales of Unregistered Securities		61

Financial Statements and Supplemental Data		63

Index to Exhibits		63

Description of Exhibits		63

Item 3.02.	Unregistered Sales of Equity Securities.	63

Item 5.01.	Changes in Control of the Registrant.	63

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	63

Item 5.06.	Change in Shell Company Status.	63

Item 9.01.	Financial Statements and Exhibits.	64

Financial Statements		F-1

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ITEM 1.01.               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 17, 2012, Pubco entered into an Agreement and Plan of Merger and Reorganization with Acquisition Corp. and Dynastar which we refer to in this Current Report as the “Merger Agreement”, and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 to this Current Report, which disclosures are incorporated into this item by reference.

ITEM 2.01.               COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Merger and Related Transactions

The Merger

On January 17, 2012, which we refer to as the “Closing Date”, Pubco, Dynastar, and Acquisition Corp. entered into the Merger Agreement and completed the Merger. As a result of the Merger, we acquired the business of Dynastar and will continue the existing business operations of Dynastar as our wholly owned subsidiary. A copy of the Merger Agreement is referenced as Exhibit 2.1 to this Current Report and was filed as an attachment to our Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2012, and is incorporated herein by reference.

On October 6, 2011, Dynastar purchased an aggregate of 271,400,076 (6,742,859 pre-split) shares of Pubco’s restricted common stock from the previous owner for a cash consideration of $100,000.  The 271,400,076 shares purchased by Dynastar represented approximately 94.4% of Pubco’s issued and outstanding common stock as of the purchase date.  Dynastar surrendered those shares to Pubco for cancellation concurrent with the closing of the Merger.  Prior to the Merger, no material relationship existed between Acquisition Corp. and Dynastar.

Pursuant to the Merger Agreement, on the Closing Date, Acquisition Corp., a wholly owned subsidiary of Dynastar Holdings, merged with and into Dynastar, with Dynastar remaining as the surviving entity.  As a result of the Merger, each share of Dynastar common stock outstanding was cancelled and converted into the right to receive one (1) share of our common stock.

Prior to the closing of the Merger, holders of the Series A Convertible Preferred Stock of Dynastar (the “Dynastar Preferred Stock”) agreed (i) that their shares of Dynastar Preferred Stock would automatically convert into shares of Dynastar common stock immediately prior to, and conditional upon, the closing of the Merger at the anti-dilution adjusted conversion price of $0.20 per share, rather than at the original conversion price of $0.33 per share, and (ii) to waive certain rights they may have had under the terms of the Dynastar Preferred Stock.

Prior to the closing of the Merger, holders of the Dynastar 10% Secured Convertible Promissory Notes (the “Bridge Notes”) agreed (i) that their Bridge Notes would automatically convert into shares of our common stock upon the closing of the Merger at the anti-dilution adjusted conversion price of $0.20 per share, rather than at the original conversion price of $0.40 per share, (ii) that the Dynastar Warrants (defined below) would automatically convert upon the closing of the Merger into our warrants (on terms discussed below) and (iii) to waive certain rights they may have had under the terms of the Dynastar Warrants

With the exception of a $50,000 deposit paid before the Merger to redeem 151,515 shares of Dynastar Preferred Stock (the “Preferred Redemption”), as of the closing of the Merger, there were no outstanding or authorized options, warrants, rights, agreements or commitments to which Dynastar is a party or which are binding upon Dynastar providing for the issuance or redemption of any of its capital stock.

The Merger Agreement contains customary representations, warranties and covenants of Dynastar Holdings, Dynastar, and, as applicable, Acquisition Corp., for like transactions. Breaches of representations and warranties are secured by indemnification provisions. The Merger Agreement provides for a post-closing adjustment in an aggregate amount of up to 500,000 additional shares of our common stock issuable pro rata to Dynastar’s pre-Merger stockholders for any breach of the Merger Agreement by us that is discovered during the two-year period following the closing of the Merger.  The Merger Agreement also provides that 5% of the shares of our common stock that Dynastar’s pre-Merger stockholders received in the Merger in exchange for their shares of Dynastar are to be held in escrow for any breach of the Merger Agreement by Dynastar that is discovered during the two years following the Merger pursuant to the terms of an Escrow Agreement dated as of January 17, 2012, among the Company, John S. Henderson IV, as indemnification representative, and Gottbetter & Partners, LLP, as Escrow Agent.

For financial reporting purposes, the Merger represents a capital transaction of Dynastar or a “reverse merger” rather than a business combination, because the sellers of Dynastar controlled the combined company immediately following the completion of the Merger. As such, Dynastar is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a recapitalization of Dynastar.  Accordingly, the assets and liabilities and the historical operations that will be reflected in Dynastar Holdings’ ongoing financial statements will be those of Dynastar and will be recorded at the historical cost basis of Dynastar. Dynastar Holdings’ assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Dynastar after consummation of the Merger.  The historical financial statements of Pubco before the Merger will be replaced with the historical financial statements of Dynastar before the Merger in all future filings with the SEC. The Merger is intended to be treated as, and the parties have agreed to take all actions necessary to ensure that the Merger is treated as, a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Following the closing of the Merger, our board of directors (sometimes referred to herein as the “Board”) consisted of three (3) members. In connection with the foregoing, on the Closing Date, Kenneth Spiegeland, the sole director of Pubco before the Merger, appointed John S. Henderson IV and Jerry Tyler to fill vacancies on the board of directors. Also on the Closing Date, Mr. Spiegeland, the then-sole officer of Pubco, resigned his officer positions and new executive officers designated by Dynastar were appointed.

On January 31, 2012, Sherman Henderson III and Kevin S. Grangier, were appointed to our Board to fill existing vacancies.  Mr. Henderson is the father of our CEO, John S. Henderson IV.

On March 18, 2012, Jerry Tyler resigned from our Board.

The officers and directors of the Company as of the Closing Date are identified in this Current Report under the heading “Directors and Executive Officers.”

As a result of the Merger, Pubco acquired the business of and will continue the existing business operations of Dynastar, its wholly-owned subsidiary, as a publicly-traded company.  Although our intention has been to comply with the information and reporting requirements of the federal securities laws applicable to a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”), we were not able to file this Amendment No. 2 to our current report on Form 8-K filed with the SEC on January 23, 2012 in a more timely fashion.  Additionally, we have not able to file our periodic reports on Form 10-Q for the three quarterly reporting periods ended March 31, June 30 and September 30, 2012.   We are currently working to bring our periodic filings current and we expect that we will be able to timely file our annual report on Form 10-K for our fiscal year ended December 31, 2012.

Prior to the Merger, Pubco’s Board and shareholders owning a majority of its outstanding common stock adopted the 2011 Equity Incentive Plan (the “2011 Plan”), which became effective on September 20, 2011. The 2011 Plan provides for the issuance of up to 5,000,000 shares of our common stock as incentive awards to be granted to executive officers, key employees, consultants and directors of the Company.

The Offering

Concurrently with the closing of the Merger and in contemplation of the Merger, we completed an initial closing to one investor of a private offering (the “Offering”) of 125,000 units of our securities, at a price of $0.20 per unit. Each unit consisted of one share of our common stock and a warrant to purchase one-half share of our common stock. The warrants are exercisable for a period of five years at a purchase price of $0.80 per whole share of our common stock.

The Offering was conducted on a “best efforts” basis with respect to a maximum of 10,000,000 units.  In addition, in the event the maximum number of units was sold, the placement agent and the Company had the option to offer an additional 2,500,000 units.  The initial closing of the Offering and the closing of the Merger were not conditioned upon each other.

 We paid the placement agent in the offering, Gottbetter Capital Markets, LLC, a commission of 10% of the funds raised from investor in the offering. In addition, the placement agent received five-year warrants to purchase a number of shares of our common stock equal to ten percent (10%)1 of the units sold to investor in the offering. As a result of the foregoing arrangement, at the initial closing of the offering, the placement agent was paid commissions of $2,500 and was issued broker warrants to purchase 12,500 shares of our common stock at an exercise price of $0.20 per share.

The forms of the investor warrant and broker warrant issued in the offering are referenced as Exhibits 4.1 and 4.3 to this Current Report and were filed as an attachment to our Form 8K filed on January 23, 2012, and are incorporated herein by reference.

Investor Relations Agreement

On December 20, 2011, Dynastar entered into a consulting agreement with Undiscovered Equities, Inc. (“UEI”) pursuant to which UEI agreed to provide certain public relations and financial communications services to Dynastar and us.  Under the agreement, Dynastar agreed to cause us to pay UEI a cash fee of up to $350,000 depending on how many units we sold in the Offering.  Additionally, Dynastar agreed that, subject to the closing of the Merger, we would issue to UEI a certain number of restricted shares of our common stock if we sold a certain minimum number of units in the Offering.  This agreement with UEI was terminated on April 23, 2012 without any cash fees being required to be paid, or shares of our common stock issued, to UEI.

Consulting Agreement

On January 17, 2012, we entered into a six month agreement with Navesink Capital Advisors, LLC pursuant to which Navesink agreed to provide to us general advice relating to business development and corporate finance.  Pursuant to the terms of the 2012 Navesink Agreement, we issued to Navesink a five year warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.20 per share.  The shares issued pursuant to this warrant carry “piggy back” registration rights and may be exercised on a cashless basis if the underlying shares are not registered.
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1 Although we originally agreed to issue to Gottbetter Capital Markets, LLC a broker warrant equal to five percent (5%) of the units sold in the Offering, on October 12, 2012, we amended our agreement with Gottbetter Capital Markets, LLC, retroactively, such that the broker warrant would equal ten percent (10%) of the units sold in the Offering

The Bridge Financing

In October 2010, Dynastar completed a bridge financing (the “Bridge Note Offering”) involving the sale of its Bridge Notes.  The purchasers of the Bridge Notes also received, for each $0.80 principal amount of the Bridge Notes purchased, a warrant (the “Dynastar Warrants”) to purchase one share of common stock of Dynastar, exercisable for a period of five (5) years, at an exercise price of $0.80 per share. As of the completion of the Bridge Note Offering, Dynastar had sold Bridge Notes in the aggregate principal amount of $1,144,985, and had issued to the purchasers of the Bridge Notes Dynastar Warrants to purchase an aggregate of 1,431,231 shares of Dynastar common stock.

Upon the closing of the Merger and following consent of the Bridge Note holders, the entire principal amount of the Bridge Notes was converted into 5,724,925 shares of our common stock and $51,756 in accrued and unpaid interest on the Bridge Notes was converted into 258,781 shares of our common stock, each at a conversion price of $0.20 per share.  Additionally, the Dynastar Warrants were exchanged for our five-year warrants exercisable for 2,864,463 shares of our common stock, at an exercise price of $0.80 per whole share.  Prior to the consummation of the Merger, holders of the Dynastar Warrants agreed to waive any and all anti-dilution rights they might have had under the terms of the Dynastar Warrants.

The Merger, the Offering and the bridge financing and the related transactions are collectively referred to in this Current Report as the “Transactions.”

Registration Rights

In connection with the Merger and the Offering, we agreed to file a registration statement registering for resale (i) the shares of our common stock issued in the Offering (including the shares of our common stock underlying the Investor Warrants, but not those underlying any Agent Warrants), (ii) the shares of our common stock issued upon conversion of the Bridge Notes and underlying the Bridge Warrants and (iii) the shares of our common stock issued in the Merger to the holders, prior to the Merger, of the Dynastar Series A Preferred Stock, consistent with the terms and conditions of the registration rights agreement we have entered into with the holders of the registrable shares listed above.  We agreed to file the registration statement no later than seventy-five (75) calendar days following the closing of the Merger (the “Filing Deadline”), or April 1, 2012, and use our best efforts to ensure that such registration statement is declared effective within one hundred fifty (150) calendar days of filing with the SEC (the “Effectiveness Deadline”).

If we are late in filing the registration statement or if the registration statement is not declared effective within one hundred fifty (150) days of filing with the SEC, monetary penalties payable by us to each holder of registrable securities will commence to accrue and cumulate at a rate equal to one percent (1.00%) of the purchase price per share paid by such holder for the registrable securities for each full period of 30 days that (i) we are late in filing the registration statement or (ii) the registration statement is late in being declared effective by the SEC (which shall be prorated for any period less than 30 days); provided, however, that in no event shall the aggregate of any such penalties exceed ten percent (10%) of the purchase price per share paid by such holder for the registrable securities.  Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration.  Moreover, no such payments shall be due and payable with respect to any registrable securities we are unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement through the earlier of second anniversary of the date the registration statement is declared effective by the SEC or until Rule 144 of the Securities Act is available to the holders to allow them to sell all of their registrable securities thereunder.  The holders of any registrable securities removed from the registration statement as a result of any Rule 415 or other comments from the SEC shall have “piggyback” registration rights for the shares of common stock or common stock underlying such warrants with respect to any registration statement filed by us following the effectiveness of the registration statement which would permit the inclusion of these shares.

We will pay all expenses in connection with any registration obligation provided in the registration rights agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants.  Each investor will be responsible for its own underwriting discounts and commissions, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

According to the terms of the registration rights agreement, because we are late in filing the registration statement, monetary penalties payable by us to each holder of registrable securities have accrued at a rate of one percent (1.00%) of the purchase price per share per month for the maximum period of ten (10)  months.  We expect to ask each of our investors entitled to these late filing penalty fees to waive their rights to such penalties.  We expect to ask all of our holders of registration rights (other than holders solely of “piggy back” registration rights) to become parties to this revised registration rights agreement.

The form of the registration rights agreement is referenced as Exhibit 10.4 to this Current Report and was filed as an attachment to our Form 8K on January 23, 2012 and is incorporated herein by reference.

Lock-up Agreements

In connection with the Merger, each of the officers, directors, key employees and certain holders of 10% or more of our common stock after giving effect to the Transactions agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their shares of our common stock for a term of eighteen (18) months from the Closing Date of the Merger except in certain limited circumstances.  We also agreed not to register under the Securities Act the resale of the shares of our common stock received by those officers, directors, key employees and 10% holders in the Merger for a period of two years following the closing of the Merger.

Ownership Immediately Following Consummation of the Merger

Immediately after giving effect to the Transactions, including the units sold in the initial closing of the Offering, the conversion of the Bridge Notes and the exchange of the Dynastar Warrants, the issuance of shares of our common stock to the former Dynastar stockholders in the Merger, the cancellation of shares owned by Dynastar, and the broker warrants issued to the placement agent in connection with the Offering, there were issued and outstanding securities of the Company on the closing of the Transactions as follows:

(i)
upon the Closing Date, the stockholders of Dynastar surrendered all of the issued and outstanding shares of Dynastar’s capital stock, assuming the conversion of Dynastar’s outstanding Dynastar Preferred Stock at the as adjusted conversion price of $0.20 per share, and received, in exchange for such shares, an aggregate of 15,872,000 shares of our common stock (the “Merger Shares”);

(ii)	the pre-merger closing stockholders of Pubco other than Dynastar retained 16,103,541 shares of our common stock;

(iii)	Dynastar surrendered to Pubco for cancellation 271,400,076 shares of our common stock pursuant to a share cancellation agreement dated effective as of January 17, 2012;

(iv)	one investor purchasing units in the Offering received 125,000 shares of our common stock and investor warrants to purchase 62,500 shares of our common stock;

(v)
the Bridge Notes were converted, as to their outstanding principal amount, into an aggregate of 5,724,925 shares of our common stock and as to their accrued interest amount, into an aggregate of 258,781 shares of our common stock;

(vi)	the Dynastar Warrants were exchanged into our warrants to purchase an aggregate of 2,862,462 shares of our common stock;

(vii)
Robert R. Mohr, the then-Chief Financial Officer of Dynastar and designated Chief Financial Officer of Pubco, exchanged an option exercisable for 450,000 Dynastar shares of common stock for an option under the 2011 Plan exercisable for 450,000 shares of our common stock and received an additional option under the 2011 Plan exercisable for 500,000 shares of our common stock; and John S. Henderson IV, Chief Executive Officer of Dynastar and designated Chief Executive Officer of Pubco received an option exercisable for 1,000,000 shares of our common stock under the 2011 Plan;

(viii)	the placement agent received agent warrants to purchase 6,250 shares2 of our common stock; and

(ix)	Acquisition Corp. merged with and into Dynastar, with Dynastar remaining as the surviving entity.
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2 And was subsequently issued warrants to purchase an additional 6,250 shares of our common stock following the amendment of our placement agent agreement relating to the Offering

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and Dynastar is deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that will be reflected in the financial statements prior to the Merger will be those of Dynastar, and the consolidated financial statements of the Company after completion of the Merger will include the assets and liabilities of Dynastar, historical operations of Dynastar and operations of Dynastar from the Closing Date of the Merger.

Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Subsequent Events

The Offering

Subsequent to the Closing Date, the size of the Offering was increased to a maximum of 3,000,000 units with an over-allotment option of an additional 750,000 units.  We conducted additional closings of the Offering on February 24, 2012, May 15, 2012, August 1, 2012, September 28, 2012, October 23, 2012, December 14, 2012, January 8, 2013, January 18, 2013 and February 6, 2013.   Investors in these closings purchased 125,000, 2,500,000, 250,000, 250,000, 1,250,000, 500,000, 375,000, 500,000 and 125,000 units, respectively, for a total gross cash consideration for these closings of $1,175,000 and an aggregate gross consideration from all the closings of $1,200,000.   We paid Gottbetter Capital Markets, Inc. a cash commission on the additional sales of $112,500 and issued to Gottbetter Capital Markets, Inc. five-year broker warrants to purchase 575,000 shares of our common stock at an exercise price of $0.20 per share. Aggregate cash commissions paid to date to Gottbetter Capital Markets, LLC total $115,000 with aggregate warrants issuable for 587,500 common shares.

The Sale of a 10% Convertible Note

On March 13, 2012, we completed the sale of a convertible promissory for cash consideration of $25,000.  This note bears interest at 10%, and was due to be repaid on September 11, 2012.  On September 11, 2012, we and the holder agreed to extend the maturity date to December 31, 2013.  At the election of the holder, the principal and accrued interest on this note may be converted into units of the Offering.  If the holder does not elect to convert the principal and interest into units of the Offering, at maturity, the interest shall be paid in shares of our common stock.  The conversion price shall be based upon the volume weighted average price of our common stock as reported by Bloomberg L.P. for the ten trading days preceding but not including the relevant payment date, or (b) if no such pricing is available, a number determined in good faith by our board of directors to be the fair market value of our common stock at the payment date.

Resignation of our Chief Financial Officer

On May 31, 2012, Robert Mohr resigned from his positions as our Chief Executive Officer and Secretary.  Mr. Mohr’s resignation did not arise from any disagreements with us on any matter relating to our operations, policies or practices. In connection with his resignation, we paid Mr. Mohr severance compensation of $51,542.  Additionally, with respect to his option to purchase 450,000 shares of our common stock, we agreed that the unvested portion of this option would immediately vest and that he would be entitled to retain this entire option for 450,000 shares for the remainder of its original term, ten years.  The additional option to purchase 500,000 shares of our common stock that we had granted to Mr. Mohr was immediately forfeited upon Mr. Mohr’s resignation.

ConnectionPlus® Asset Acquisition

On November 27, we completed our acquisition from uBuy2Give, Inc. (“uB2G”) of uB2G’s ConnectionPlus software assets.  The ConnectionPlus assets consist of a suite of software applications including a toolbar application, a shopping mall application, reporting portal and related functional components that, taken together, enable online shoppers to receive cash back rebates on their internet retail purchases.  As the purchase price for these assets, we agreed to issue to uB2G 9,559,862 restricted shares of our common stock, 4,779,931 of which were delivered to uB2G following the closing of the acquisition and the remaining 4,779,931 shares are being held in escrow by Gottbetter and Partners, LLP, to be released to uB2G if the ConnectionPlus platform implemented by us is able to process at least 150,000 transactions by December 31, 2013.  If the ConnectionPlus platform is not able to meet this transaction processing test by December 31, 2013, we will not be obligated to deliver the remaining 4,779,931 shares to uB2G and those shares will be returned to our treasury for cancellation.  All of these shares carry “piggy back” registration rights.  If the ConnectionPlus platform cannot process the required number of transactions by December 31, 2013, uB2G may reacquire the ConnectionPlus assets by returning to us the 4,779,931 shares delivered to uB2G following the closing.  This transaction is discussed in further detail elsewhere in this Current Report.

DESCRIPTION OF BUSINESS

Overview

Through our wholly owned subsidiary Dynastar, we are principally a sales and network marketing company operating across web based applications over the internet. We bring consumers to merchants by offering goods and services in ways that leverage the trends in social networking, and the strengths of relationships through affinity marketing, and that are leveraged through entrepreneurial motivations of an independent sales representative organization.  Dynastar is creating a new way for online store partners to attract customers who will purchase their goods and services. We provide consumers with savings and help them to conveniently shop for goods and services at many well-known online stores on the web.

Through our “proprietary” applications our business model brings to existing online retailers motivated consumers.  Our consumers are motivated to join and purchase from these online stores, because of either a rebate, which will save them money, or an opportunity to give back, through a commission being paid directly to his/her chosen Affiliate Organization.

Our independent sales reps are motivated to drive more and more consumers to the merchants, thus increasing their earnings and ours.

Traditionally, online retailers are not able to market to specific customers often spending their marketing dollars on inefficient marketing expenditures (search engine ads, etc.) the effect of which may be inefficient.  However, our online model is expected to provide online retailers with consumer buyers that have already expressed a near term desire to purchase.

All the while, we earn a fee on each and every transaction that flows through our network.

We organized Dynastar in 2010, and in 2011 began operations through the purchase and operation of the assets of My Affordable Energy, Inc., a direct seller of residential and commercial electricity and gas in which we utilize independent sales and marketing representatives as sales agent to market energy on behalf of independent energy providers in certain deregulated states.

Our independent representatives recruit and enroll consumers who purchase electricity from providers other than the local incumbent utility.  In running this business, we came to appreciate the potential economic benefits of developing our own “network” and the benefits and entrepreneurial motivations of doing this through a highly motivated and incentivized independent force of sales and marketing representatives.

  We started our energy business in Texas and New York, with expectations to expand quickly to other states.  However, we concluded in 2012 that the pace of states passing legislation to deregulate and “open” their energy consumers to our markets was slower than expected and capital constraints within the company limited our opportunity to grow the business.

We then began to explore other market models and products that we might develop internally or acquire through acquisition in order to expand our business in new directions.

 To this end, on July 23, 2012, we entered into a binding letter of intent with uBuy2Give, Inc. (“uB2G”) to acquire the ConnectionPlus®  suite of software assets.  We expect that this acquisition will help us increase brand awareness, improve customer loyalty, and enhance our online capabilities and, most importantly, enable us to effectively grow our business.

On November 27, 2012, we completed the acquisition of the uB2G’s ConnectionsPlus assets.

Purchase of the Assets of uB2G

The ConnectionPlus assets consist of a suite of software applications including a toolbar application, a shopping mall application, a reporting portal and the related functional components that, taken together, enable online shoppers to receive cash back rebates on their internet retail purchases.

 Pursuant to the terms of the ConnectionPlus Asset Purchase Agreement, consideration consisted of the issuance to uB2G of 9,559,862 restricted shares of our common stock of which 4,779,931 of the shares were delivered to uB2G promptly after the closing and the remaining 4,779,931 shares will be held in escrow, and released to uB2G if the ConnectionPlus platform implemented by us is able to process at least one hundred fifty thousand (150,000) transactions by December 31, 2013. If the ConnectionPlus platform is not able to process this number of transactions by December 31, 2013, we will not be obligated to deliver the remaining 4,779,931 shares to uB2G and those shares will be returned to our treasury for cancellation. All of the shares issued to uB2G carry “piggy back” registration rights.

In the event that the ConnectionPlus platform is not able  to process the required number of transactions  by December 31, 2013, uB2G may reacquire the ConnectionPlus assets by returning to us the 4,779,931  shares delivered to uB2G following the closing.

On August 2, 2012, we provided uB2G with a loan in the principal amount of $50,000, which loan was evidenced by a 10% senior subordinated promissory note due on November 2, 2012. Upon the closing of the purchase of the ConnectionPlus assets on November 27, 2012, this note plus accrued interest was forgiven in full and cancelled.

The sale of the ConnectionPlus assets was approved by a majority of the equity investors in uB2G. Additionally, as a condition to the closing of the ConnectionPlus purchase, all but one of the uB2G secured lenders agreed to approve the asset sale and terminate their security interests in the ConnectionPlus assets and, in lieu of their liens on the ConnectionPlus assets, to take a security interest in our shares issued to uB2G which have been pledged to them by uB2G. With respect to the one secured lender of uB2G who did not release its security interest in the ConnectionPlus assets to whom uB2G issued promissory notes in the aggregate principal amount of $30,000, this uB2G lender retains its security interest in the ConnectionPlus assets that we now own.

In support of our acquiring the ConnectionPlus assets, effective as of November 27, 2012, we entered into consulting agreements with John Higgins, the former President of uB2G, Jed Trosper, the former Chief Executive Officer of uB2G, and a former employee to uB2G. Pursuant to these agreements, in exchange for their assistance with our implementation and integration of the ConnectionPlus assets, we agreed (i) to pay Mr. Higgins a cash fee of $75,000 for six months of consulting services and  to grant options to purchase  up to 400,000 shares of our common stock, (ii) to grant Mr. Trosper options to acquire up to1,000,000 shares of our common stock and (iii) to grant the employee options to purchase up to 100,000 shares of our common stock as discussed below.  One half of these option grants will be cancelled if the ConnectionPlus asest are not able to meet the required transaction processing test by December 31, 2013.  These options are exercisable for ten years at an exercise price of $0.20 per share.

Pursuant to his agreement, Mr. Higgins may assist the Company in marketing the ConnectionPlus platform and will receive a cash commission on any successful sales.

In connection with the marketing of the ConnectionPlus platform we have entered into marketing agreements with four companies that have agreed to assist us with business development in exchange for a commission based upon performance.

With the consummation of the Connection Plus purchase, we believe that we are now positioned to become an effective player in the online network marketing business.

Our Business

Our network marketing, sales, and technology business enables consumers to uses various applications to earn cash back and/or financially support their chosen affinity group, charity, school, association or faith-based organization.

FOUR STAR REWARDS BUSINESS

Overview

Our Four Star business strategy is to provide independent direct sales representatives (“Independent Representatives”) and individuals within their selling networks the opportunity to earn cash back rewards from their everyday purchases from an online shopping mall application, using the ConnectionPlus software applications, with approximately 850 online stores. We expect to achieve our goals with our Four Star Rewards by (i) implementing a Four Star Rewards (www.4StarRewards.com) “customized cash back shopping mall” application that can be replicated for each Independent Representative of Four Star Rewards, (ii) encouraging our Independent Representatives to implement various marketing campaigns created by Four Star Rewards, including e-mails, social media, and newsletters to generate online shopping commerce through their  cash back shopping mall application, (iii) creating direct to consumer online marketing campaigns to raise awareness of the cash back shopping mall application, and (iv) designing various promotional campaigns and member benefits for the Independent Representative of Four Star Rewards.

Solutions

Four Star Rewards markets a “customized cash back shopping mall” application that provides licensed Independent Representatives and individuals within their selling networks the opportunity to earn cash back rewards from their everyday online purchases from approximately 850 online stores. The “customized cash back shopping mall” application will be replicated for Independent Representatives of Four Star Rewards. The various marketing efforts designed by Four Star Rewards and implemented by the Independent Representatives will increase awareness of each Independent Representative’s replicated cash back shopping mall. The increased awareness and the resultant expected increase in usage of the Independent Representative’s replicated cash back shopping mall, we expect, will increase the cash back rewards to the Independent Representative, as well as the shoppers in their direct selling while generating revenue for Four Star Rewards.

The Four Star Rewards business model is similar to those of Ebates, Mr. Rebates, Big Crumbs, Pennyful and Coupon Cactus. We believe that the strength in our strategy is our focus on Independent Representatives and marketing efforts concentrated on influencing the direct selling networks of these licensed sales representatives to shop for cash back rewards. Further, the ability to customize and replicate the cash back shopping mall application to each Independent Representatives, we expect, will broaden the appeal of the application and increase the usage within the direct selling network. Also, the capability to divide or split the cash back rewards from purchases between several individuals increases the benefits of the “customized cash back shopping mall” application. In the future, we expect to develop a brick and mortar retail store solution for Independent Representatives and their direct selling network to earn cash back rewards from physical retail store locations.

We intend to engage Independent Representatives with joint marketing campaigns that generate incremental online shopping commerce. Additionally, we intend to educate, encourage, as well as incentivize Independent Representatives and their direct selling networks to use Four Star Rewards shopping applications to earn cash back rewards.

Four Star Rewards branded messages, “Shop to Earn” and “Shop and Earn Cash Back is for Everyone, Everyday, on Every Purchase” are easily remembered phrases which reflect the Company’s goal of encouraging Independent Representatives and their direct selling networks to shop through Four Star Reward applications at no additional cost to them and earn cash back.

Opportunity

We believe the Four Star Rewards shopping application will appeal to entrepreneurial driven people in the direct selling sector. The direct selling sector represented approximately $154 billion dollars in retail sales worldwide and $29.8 billion in the United States in 2011 according to WDFSA.  Further, the Direct Selling Association noted that there were 15.6 million direct sellers within the United States and approximately 78% were females engaged in person to person sales employing a multi-level compensation structure. We believe that by offering a broad array of products and services that include: wellness, travel, financial, clothing &accessories, as well as subscription products, and other consumer goods from leading Online Stores will prove to be attractive. Additionally, we believe that the ability to provide Independent Representatives customized Four Star Rewards shopping applications will facilitate their ability to sell and expand their shopping networks. Lastly, our marketing collateral, promotional campaigns and incentive programs should increase awareness and usage of the Four Star Rewards applications.

e-Marketer , Forrester, and Jupiter project that e-commerce will outpace physical store sales growth in the United States (14% vs. 6.7% respectively) while annual individual non-travel online retail spending will exceed $1,549 while the average individual will spend approximately $3,300 for online travel in 2012. Total online spending will exceed $200 billion for non-travel related products in 2012 growing to $300 billion within a 2-3 year time horizon while personal travel spending exceeded $128 billion in 2011.

Competition

Our Four Star Rewards platform will compete with a large variety of internet e-commerce sites including those offering conventional shopping (e.g., Amazon), as well as cash rebate, coupon, and loyalty programs portals.  We believe that our business strategy should allow us to compete successfully with these shopping portals because of our use of an active direct selling force versus the passive referral network employed by our competition. Our ability to replicate and customize the Four Star Rewards applications for each Independent Representative will broaden our appeal to Independent Representatives, as well as the advertising collateral, marketing campaigns, and promotional incentives developed by us should help us generate increased revenue.

Key Distribution and Marketing Strategies

We believe that the strategy of leveraging existing direct selling networks through Independent Representatives to market the Four Star Rewards cash back mall application will provide greater revenue at a reduced cost as compared to an employee based direct sales force. Currently, we have entered into 252 agreements with Independent Representatives and their direct selling networks. These Independent Representatives have access to thousands of online shoppers within their direct selling networks. These Independent Representatives will be responsible for the selling the Four Star Rewards cash back mall application to potential customers in their direct selling networks, as well as implementing our driven marketing strategies to generate member registration/use of the Four Star cash back shopping mall applications.

Our efforts to grow our Four Rewards business will focus on three primary objectives:

●	Increase our Independent Representatives sales force;

●	Increase our the online store network and;

●	Generate multiple revenue sources.

Independent Representatives

We plan to continue to work to increase our number of Independent Representatives. We believe by adding established and proven Independent Representatives to our sales organization we will generate more customers for the Four Star Rewards cash back shopping mall application and drive more revenue. Also, we will continue to create and initiate new marketing, as well as promotional programs to increase the number of Independent Representatives, help us to build brand awareness, and increase revenue.

Online Store Network

 We have signed agreements with approximately 850 online stores. We believe we will be able to increase the online store network as our transaction volume increases as we add additional organizations. Currently, our online store categories include consumer products, travel services, and subscription services.

Consumer Products Current consumer product shopping sites that are available through our Four Star Rewards cash back shopping mall application include, among others, Amazon, Aeropostale, Coldwater Creek, Disney, Elizabeth Arden, Justice, Kohl’s, Lord and Taylor, Macy’s The Children’s Place, The Limited, Vera Bradley, Kohl’s, 1-800-Flowers, FTD, Harry and David, Best Buy, Kmart, Sam’s Club, Sears, Target, Walmart, Petco, Petsmart,  Drugstore.com, Walgreen’s, Bass Pro Shop, REI, Cabela’s, Nascar, MLB Store, NFL Store, and REI. Company’s portal commissions typically range from 2%-7% of the value of merchandise purchased by members.

Travel Services.  We offer a full complement of travel services such as airline tickets, hotels, car rentals, and cruises offered by such leading travel sites as CheapOAir, Hotwire, Orbitz, Hotels.com, Ramada, Wyndham, Enterprise, Hertz, Payless, Thrifty Car Rental, and Trip Advisor.

Subscription Services.  We offer a range of subscription options for entertainment, magazines, music, and telecommunications. Examples include AT&T Wireless, T-Mobile, Verizon, AOL, Highlights, USA Today, Ancestry.com, iTunes, DirectTV, Fandango, and Sirius Radio.

Generate Multiple Revenue Sources

In the near future we intend to develop several shopping applications and services designed to generate new revenue. In the longer term, we expect to develop at least one additional revenue stream: purchases at brick and mortar retail locations.

Once an Independent Representative enters into a contract with us, and marketing plans are executed to motivate shoppers in their direct selling network, it is critical to maintain the broad array of online, purchase opportunities that appeal to consumers. Also, it is important that the Online Stores provide an attractive commission rate that will be appealing to our Independent Representatives and their direct selling network. The commission rates we receive from our online stores vary depending on the product or service category and provide attractive financial returns among us, our licensed sales representative, and their selling networks.  The commission rates we receive from our online stores vary depending on the product or service category. We typically receive a commission of 2%-7% per purchase. We then pay 70% of the commission based on actual online shopping of an individual that can be split between the designated Independent Representative and the associated shopper. An important feature of Four Star Reward’s shopping mall application is the ability to track revenues and divide payments between various individuals including the Independent Representative and people in their direct selling networks. Licensed Representatives and individuals in their direct selling networks can view their own historical purchase history through the online “my account” feature.

Intellectual Property

Our use of browser applications, e-commerce platforms, web-based selling tools, and reporting as well as analytic tools are proprietary although the underlying technology is publicly available. We expect to continue to develop our intellectual property in order to provide greater and more effective tools to facilitate the sales efforts and increase revenue.

CONNECTIONPLUS BUSINESS

Overview

          The ConnectionPlus business strategy is to provide affinity groups, schools, associations, charities, and faith-based organization (“Affiliate Organizations”) with the opportunity for their members to turn their everyday purchases into financial support for a chosen Affiliate Organization and/or earn cash back. This strategy will be accomplished by (i) embedding our ConnectionPlus “customized white label” shopping mall application into the website of an Affiliate Organization (ii) installing our ConnectionPlus “customizable toolbar” shopping application onto the computer of the member of an Affiliate Organization, and (iii) encouraging the members of the Affiliate Organization to use the ConnectionPlus shopping applications to financially support his/her chosen Affiliate Organization and/or earn cash back through their online shopping.

Solutions

          We will market our ConnectionPlus customized white label shopping mall application to be embedded into the websites of large Affiliate Organizations. Our white label shopping mall application integrates into the website of large affinity groups, charities, schools,  associations, and faith-based organizations to increase the financial support of these Affiliate Organizations through the everyday purchases of the their members. Also, these Affiliate Organizations may choose to enable members to earn cash back through their everyday purchases too. We believe that these shopping applications will enable us to leverage these Affiliate Organizations’ current Internet traffic volume and strong affinities. Further, through the implementation of our customized toolbar shopping application, members will not be required to go to the Affiliate Organization’s website to shop. Rather, once the customized toolbar shopping application is implemented and downloaded onto a computer of a member of an Affiliate Organization can link directly to our shopping partners and financially support their chosen organization, as well as earn cash back from their online purchases. Currently, the ConnectionPlus platform has two shopping domains that provide access to approximately 850 online stores, generating royalty/commission payments for their chosen Affiliate Organization and/or themselves at no additional purchase cost. These domains are www.Connectionplus.org, which targets large affinity groups, charities, schools, and associations while www.CVN.org targets the Christian market. Both of these domains use the same business model and shared services to optimize efficiency.

Our business model is similar to a number of existing competitors. Management believes that the strength in our strategy is our focus on the delivery of the ConnectionPlus white label shopping applications through our focused sales efforts, as well as through our distributor network. The ConnectionPlus white label mall and the customized toolbar shopping applications for large affinity groups, charities, schools, associations, and faith-based groups tap into the strong connection members have with these organizations. Also, the capability to divide or split the commission from purchases between the Affiliate Organization, a sub-organization within organization, and/or a member as cash back increases the benefits of the ConnectionPlus white label and toolbar shopping applications. Eventually, we expect to provide a brick and mortar retail store application that enables members to purchase from physical store locations and support their chosen Affiliate Organization and/or earn cash back.

The ConnectionPlus shopping applications intend to leverage the large membership base and online traffic of affiliate Organizations through joint marketing and education programs. Additionally, we intend to encourage registered members using the ConnectionPlus shopping applications to simply enter many of their favorite online shopping sites through our white label shopping mall application and/or use our customized toolbar shopping application. Our strategy will be to ensure that a member’s Affiliate Organizations are constantly motivating and encouraging their members to shop through the ConnectionPlus shopping applications.

The ConnectionPlus shopping applications branded messages, “To Buy is to Give” or “Buying Power is Giving Power for Everyone, Everyday, on Every Purchase,” and “Turn Buying Power into Giving Power” are easily remembered phrases which reflect the goal of encouraging people of charitable and/or faith-based spirit to shop online at no additional cost to them while creating financial support for their chosen Affiliate Organization and/or earn cash back. The more the members of an Affiliate Organization spend, the more the organization and/or member receives which means more revenue for the business.

Opportunity

We have developed the ConnectionPlus customized white label mall and toolbar shopping applications through the implementation of two shopping portal domains, (www.ConnectionPlus.org) and (www.CVN.org). We believe these shopping portal domains will appeal to people who support the affinity groups, large charities, schools, associations, and faith-based organizations. In fact, charitable giving in 2011 was $298.42 billion which was down approximately 11% since 2007 according to Charity Navigator. Also, Charity Navigator noted that individuals gave approximately $218 billion to various non-profits with religious causes receiving $95.88 billion or approximately 32% while educational causes received $38.87 billion or approximately 13% in 2011. Religious and educational received approximately 45% of all charitable donations. The primary targets are large, heavily trafficked affinity groups, charities, schools, and associations. The ConnectionPlus customized white label mall, as well as toolbar shopping applications, and eventual retail store solution will be geared for large Affiliate Organizations to provide financial support and/or cash back programs for members.

              e-Marketer , Forrester, and Jupiter project that e-commerce will outpace physical store sales growth in the United States (14% vs. 6.7% respectively) while annual individual non-travel online retail spending will exceed $1,549 and the average individual will spend approximately $3,300 for online travel in 2012. Total online spending will exceed $200 billion for non-travel related products in 2012 growing to $300 billion within a 2-3 year time horizon while personal travel spending exceeded $128 billion in 2011.

Competition

We compete with a large variety of internet e-commerce sites. Shopping portals and affinity programs take many forms including for example, conventional shopping (e.g., Amazon), loyalty programs, shopping bots, cash rebate portals, and charitable shopping portals.  Company views its direct competition as shopping portals and affinity programs that contribute a portion of revenues to charitable causes.

Key Distribution and Marketing Strategies

Our efforts to grow our ConnectionPlus business will focus on three primary business objectives:

●	Increase our distributor network;

●	Increase our online store network and;

●	Generate multiple revenue sources.

Distributor Network

We believe that our strategy of leveraging existing affinity marketing companies and independent affinity sales representatives (“Distributors”) to market the ConnectionPlus customized white label shopping mall and toolbar shopping applications will provide greater revenue at a reduced cost as compared to an employee based direct sales force. Currently, we have entered into four agreements with Distributors. These Distributors have access to hundreds of affinity groups, charities, faith-based groups, schools, and associations. These Distributors will be responsible for the selling of the ConnectionPlus shopping applications to potential Affiliate Organizations.

Online Store Network

 We have signed agreements with approximately 850 online stores. We believe we will be able to increase the Online Store network as our transaction volume increases as we add additional organizations. Currently, our online store categories include consumer products, travel services, and subscription services.

Consumer Products Current consumer product shopping sites that we make available through the ConnectionPlus shopping applications include, among others, Amazon, Aeropostale, Coldwater Creek, Disney, Elizabeth Arden, Justice, Kohl’s, Lord and Taylor, Macy’s The Children’s Place, The Limited, Vera Bradley, Kohl’s, 1-800-Flowers, FTD, Harry and David, Best Buy, Kmart, Sam’s Club, Sears, Target, Walmart, Petco, Petsmart,  Drugstore.com, Walgreen’s, Bass Pro Shop, REI, Cabela’s, Nascar, MLB Store, NFL Store, and REI. Company’s portal commissions typically range from 2%-7% of the value of merchandise purchased by members..

Travel Services.  We offer a full complement of travel services such as airline tickets, hotels, car rentals, and cruises offered by such leading travel sites as CheapOAir, Hotwire, Orbitz, Hotels.com, Ramada, Wyndham, Enterprise, Hertz, Payless, Thrifty Car Rental, and Trip Advisor.

Subscription Services.  We offer a range of subscription options for entertainment, magazines, music, and telecommunications. xamples include AT&T Wireless, T-Mobile, Verizon, AOL, Highlights, USA Today, Ancestry.com, iTunes, DirectTV, Fandango, and Sirius Radio.

Once an Affiliate Organization enters into a contract with us, and marketing plans are implemented to motivate consumer usage, it is critical to maintain the broad array of online, purchase opportunities that appeal to consumers. Also, it is important that the Online Stores provide an attractive commission rate that will be appealing to our Affiliate Organizations and their respective members. The commission rates we receive from our Online Stores vary depending on the product or service category. We typically receive a commission of 2%-7% of a purchase. We then give 50% of the commission either in the form of a royalty payment to the designated organization and/or cash back to the member. An important feature of the ConnectionPlus shopping applications is the ability to track revenues and divide payments between an organization, a sub-organization within an organization, and/or individuals. Members can view their own historical purchases and support levels through the online “my account” feature while organizations are given access to our online reporting portal.

Generate Multiple Revenue Sources

We have developed several shopping applications and services designed to generate revenue streams in the near future including: consumer products, travel services, and subscription-based services. In the longer term, we expect to develop at least one additional revenue stream: purchases at brick and mortar retail locations.

Intellectual Property

Our use of browser applications, e-commerce platforms, web-based selling tools, and reporting as well as analytic tools are proprietary although the underlying technology is publicly available. We expect to continue to develop our intellectual property in order to provide greater and more effective tools to facilitate the sales efforts and increase revenue.

ENERGY BUSINESS

Overview

Our energy business is focused on building a sales and marketing organization similar to our Four Star Rewards business, but with Independent Energy Representatives (“Independent Representatives”). The energy producers are not in the business of the retail selling of the electricity or gas that they produce. That responsibility is left to our deregulated retail energy provider partners. We provide a service to both these deregulated energy providers and to the consumers. To our deregulated retail energy provider partners, we bring energy customers at an affordable commission cost, helping the deregulated energy providers avoid  having to invest in the fixed costs of hiring and managing their own direct sales forces. To consumers, as a result of deregulation, we intend to bring cost savings and alternative pricing programs that are not available through incumbent local regulated utilities.

Solution
As a sales and marketing company, our principal tools consist of (i) our Independent Representatives, (ii) our web-based selling and pricing tools, (iii) our advertising, as well as promotional programs, and (iv) our relationships with our deregulated retail energy provider partners.

As of December 31, 2011, our sales organization consisted of 292 active Independent Representatives. The number of Independent Representatives has declined over the last 11 months, due to a deliberate change in our Independent Representative’s compensation plan that reward Independent Representatives to grow their business organization and customer base. We believe that we have stabilized our current base of Independent Representatives and we are ready to implement growth strategies that we expect will add highly productive, high-valued Independent Representatives. We believe that we will be able to increase the number of Independent Representatives as our business expands throughout the deregulated markets in the United States.

We plan to attract Independent Representatives to our business by providing opportunities for individuals to start their own businesses with a virtually no start-up cost and a personalized website (“Energy Store”) with an easy to use back office tool set. In addition, we provide comprehensive online training, operations support, and the ability to participate in corporate sponsored events. We provide Independent Representatives the opportunity to earn monthly residual income and leadership bonuses in a flexible business that allows the Independent Representatives to work around their schedules with no inventory or collections to maintain.  We believe that our Independent Representatives are provided an incentive to build a business organization by recruiting other Independent Representatives into their organization and receiving residual income based on the efforts of those Independent Representatives they sponsor.

Our web-based selling and pricing tools have been developed to facilitate the identification and tracking of customers and renewals, the pricing of products offered to retail energy customers and the tracking of commissions and bonuses earned. We provide each Independent Representative with an Energy Store that includes a replicated website, a replicated customer oriented website, a custom lead capture site, social media interaction linked to our site, a contact management system integrated with the lead capture sites, an e-mail auto responder system, a follow up reminder system, a personal @mydynastarenergy.com e-mail address, cell phone text notices of prospect and enrollment activity, online and printed marketing materials and a fully integrated help desk with FAQ subsystem.  We believe these tools will help optimize the Independent Representatives efforts affording them more time to build their networks.

 We have established agency agreements with one deregulated retail energy provider, who operates in the states of Texas, New York and Pennsylvania. We are currently targeting to enter into agency agreements with energy providers in most of the 24 states where electricity and gas have been deregulated and we expect to have additional agency agreement sin place this year.

Opportunity

According to the U.S. Energy Information Administration (www.eia.gov), there are approximately 91 million potential retail and commercial energy customers in the 24 states that have deregulated the selling of electricity and gas. We anticipate that additional states over the next few years will deregulate their energy markets. Further, we expect that the deregulation of the energy business in the United States will have effects similar to that of the deregulation of the telecommunications business.  We believe that we are at the forefront of a similar business expansion in the sales and marketing of energy to consumers and small businesses.

Our initial sales and marketing efforts will focus on deregulated retail energy providers in three high potential markets: Texas, New York and Pennsylvania. The Texas market is the most mature having adopted deregulation in 2002. According to the Texas State Comptroller, in Texas by 2007, approximately 40% of residential customers had switched from the incumbent local regulated utility to deregulated retail energy providers. Utilizing information gathered by the U.S. Energy Information Administration, assuming a similar penetration rate in the New York and Pennsylvania markets, for the year 2010, there were potentially approximately 8.0 million residential consumers using approximately 100.6 billion kWh of electricity per year resulting in approximately $13.4 billion in revenue for the retail energy providers. Sales commissions on the resale of electricity by brokers are typically 10% of the price of electricity. Therefore, within the residential customer market in New York and Pennsylvania, we believe there is a potential for independent energy selling agents to generate approximately $1.3 billion in total commissions.

We see an opportunity to partner with retail energy providers, by bringing them customers through our Independent Representatives, our marketing programs and our web-based support platform. Our energy customers typically sign 1 year agreements to purchase energy from our deregulated retail energy provider partners. We believe that consumers will be attracted to our product pricing offerings, as we will be able to offer a choice of energy purchasing plans and reduce customer’s costs of electric and gas energy purchases by 5% to 15%.

Competition

The market for our energy products is highly competitive and rapidly evolving. We are targeting individual consumers and small commercial purchasers of electricity and gas.  Even though we will operate on the deregulated side of the selling of energy, we believe that we will be able to effectively compete for customers with both regulated and deregulated companies. On the regulated side, we intend to compete for customers with the incumbent public utilities. On the deregulated side, we will compete principally against licensed retail energy providers who have invested in their own direct sales forces. Two of these players are Ignite, Inc. (founded in 2004) and Ambit Energy (founded in 2006). According to Direct Selling News, for the year 2010, through direct selling, Ignite controlled approximately $160 million in retail energy sales and Ambit approximately $70 million in retail energy sales. During this same time frame, Ignite and Ambit reported that they had 188 and 275 employees, respectively, committed to their direct selling business. Ignite operates in Texas and Georgia, and Ambit operates in Texas, New York and Illinois. We may face additional competition from other direct selling companies who may add electricity and gas to their other products and services.

Marketing and Sales Distribution

Our marketing efforts to date have used web-based sales and marketing tools to attract and sign up Independent Representatives and their associated organizations. In our target markets, we intend to use inside and outside direct sales representatives to generate end user sales. Through targeted internet marketing, advertising and lead generation with firms that have proven success in the marketplace, we intend to identify the highest potential markets and focus our advertising to attract independent energy consultants and electricity and gas consumers. In addition, we intend to use proven high potential television advertising to drive electricity and gas consumers to our retail energy provider partners. Finally, we intend to engage online lead generation companies that have a reputable web presence to focus on identifying highly qualified Independent Representatives.

The historical sales cycle suggests that Independent Representatives must identify, qualify, approach, and close a large number of customers within the first month of joining the business.  Typically, the Independent Representative is selling to friends and family, as well as signing up for the service themselves. The sales cycle is typically very quick with a span of only a few days between prospect identification and closing of the sale. Each jurisdiction is different, but the process typically involves the customer providing copies of their utility bills and a third party verification that the customer wishes to change provider. We receive one time commission from the retail energy provider upon the initial enrollment of a new customer (“Customer Acquisition Bounty”). Within 30 to 60 days, the customer receives its first bill from the new energy provider and within 60 to 90 days the customer is paying the new energy provider and we are earning residual commissions.

     Our efforts to grow our energy business will focus on the following primary objectives:

●
Add additional established and proven Independent Representatives to our sales organization, which would drive more revenue and take early advantage of signing customers for our retail energy provider partners.

●	Establish direct selling arrangements with additional retail energy providers in both existing marketing geographies and in new geographies.

●	Initiate specific new marketing and promotion programs that will serve to drive additional energy consumers to us and help us to build brand awareness.

●	Expand our capabilities for and target growth in the commercial market, where there are economies of scale that drive greater commission revenues and margins.

●
Increase the number of Independent Representatives in our sales organization by introducing services within jurisdictions that are not yet deregulated or are not within the footprint of our existing retail energy providers, to ensure we penetrate the market immediately with an existing organization when we are able to sell energy services within such jurisdictions.

Intellectual Property

Our blend and menu of web-based selling tools is proprietary although the underlying technology is publicly available. We expect to continue to develop our intellectual property in order to provide greater and more efficient tools to facilitate the sales efforts by our Independent Representatives.

Employees

As of March 1, 2013, we had 6 employees.  We have never experienced a work stoppage and believe our relationship with our employees is good.

Properties

Effective December 1, 2010, we entered into an agreement to lease 2,142 square feet of office space in Louisville, Kentucky.  The lease expired on November 30, 2012.  Effective December 1, 2012, we entered into an agreement extending the term of the lease to November 30, 2017 and adding 1,515 square feet of office space. We currently lease approximately 3,657 square feet of office space under this lease agreement for our principal executive offices at a rent of $4,952 per month.

Effective March 1, 2011 we entered into an agreement to lease 2,975 square feet of office space in Houston, Texas at a basic rent of $3,000 per month.  This lease was terminated on December 31, 2012.

Legal Proceedings

We may, from time to time, be a party to litigation that arises in the normal course of our business operations.  Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us.

Available Information

We are currently a voluntary filer with respect to the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”).  Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS

RISKS RELATED TO OUR BUSINESS

We are an early stage business and, as such, there is a risk of failure.

We are a development stage company, subject to all the risks and uncertainties inherent in a new business and the development and sale of new services.  As a result, we still must establish many functions necessary to operate a business, including finalizing our managerial and administrative structure, continuing product and technology development, assessing and commencing our marketing activities, implementing financial systems and controls and personnel recruitment.

Accordingly, any investment in the Company should be considered a high-risk investment because investors will be placing funds at risk in an early stage business with unforeseen costs, expenses, competition, a history of operating losses and other problems to which start-up ventures are often subject. Investors should not invest in the Company unless they can afford to lose their entire investment.  Your investment must be considered in light of the risks, expenses, and difficulties encountered in establishing a new business in a highly competitive and mature industry. Our limited business history will make it difficult for you to analyze or to aid you in making an informed judgment concerning the merits of an investment in the Company.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside our control. Factors that may affect our operating results include risks described elsewhere in this section and the following:

●
general economic conditions, including the possibility of a prolonged period of limited economic growth or possible economic decline in the U.S.; contractions or limited growth in consumer spending or consumer credit; and adverse economic conditions that may be specific to the Internet, ecommerce and payments industries;

●	our ability to retain an active base of Sponsoring Organizations and their Members, active Independent Representatives and their Shopping Members.

●	the primary and secondary effects of possible future changes to our pricing, products and policies;

●
our ability to improve the quality of the user experience on our websites and potentially through mobile devices (including our customer support in the event of a problem) in light of the improved quality generally of the user experience offered by competitive merchants;

●	consumer confidence in the safety and security of transactions using our websites or technology and the effect of any changes in our practices and policies on such confidence;

●	our ability to manage the costs of and effectively implement our user protection programs;

●	our ability to manage the costs of compliance with existing and new laws and regulations that affect our businesses;

●
our ability to upgrade and develop our systems, infrastructure and customer service capabilities to accommodate growth and to improve the functionality and reliability of our websites and services at a reasonable cost while maintaining 24/7 operations;

●	the actions of our competitors, including the introduction of new sites, services, products and functionality;

●	technical difficulties or service interruptions involving our websites or services provided to us or our users by third parties;

●	our ability to successfully and cost-effectively integrate and manage businesses that we acquire;

●	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our businesses, operations and infrastructure;

●	our ability to comply with the requirements of entities whose services are required for our operations, such as clearing house networks;

●	our ability to attract new personnel in a timely and effective manner and to retain key employees;

●	the continued healthy operation of our technology suppliers and other parties with which we have commercial relations;

●
continued consumer acceptance of the Internet and emerging consumer acceptance of mobile devices as a medium for ecommerce and payments in the face of increasing publicity about fraud, spoofing, phishing, viruses, spyware, malware and other dangers; and

It is difficult for us to forecast the level or source of our revenues or earnings accurately. In view of the rapidly evolving nature of our business, we believe that period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. We do not have backlog, and substantially all of our net revenues each quarter come from transactions involving commissions earned during that quarter.

Our business is subject to online security risks, including security breaches.

Our businesses involve the storage and transmission of users' proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, litigation and potential liability. An increasing number of websites, including several other large Internet companies, have recently disclosed breaches of their security, some of which have involved sophisticated and highly targeted attacks on portions of their sites. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, public perception of the effectiveness of our security measures could be harmed and we could lose users. A party that is able to circumvent our security measures could misappropriate our or our users' proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation and a loss of confidence in our security measures, which could harm our business. Data security breaches may also result from non-technical means, for example, actions by a suborned employee.

Under payment card rules and our contracts with our card processors, if there is a breach of payment card information that we store, we could be liable to the payment card issuing banks for their cost of issuing new cards and related expenses. In addition, if we fail to follow payment card industry security standards, even if customer information has not been compromised, we could incur significant fines or lose our ability to give customers the option of using payment cards to fund their payments or pay their fees. If we were unable to accept payment cards, our businesses would be seriously damaged.

If we are unable to cost-effectively upgrade and expand our websites and platforms, our business would suffer.

We must constantly add new hardware, update software and add new engineering personnel to accommodate the increased use of our websites and platforms, and the new products and features we regularly introduce. Failure to upgrade our technology, features, transaction processing systems, security infrastructure, or network infrastructure in a timely and cost-effective manner to accommodate increased traffic or transaction volume or changes to our site functionality could harm our business. Adverse consequences could include unanticipated system disruptions, slower response times, degradation in levels of customer support, impaired quality of users' experiences of our services, impaired quality of services for third-party application developers using our externally accessible application programming interfaces and delays in reporting accurate financial information, and could result in customer dissatisfaction and the loss of existing users on our websites. We may be unable to effectively upgrade and expand our systems in a timely manner or smoothly integrate any newly developed or purchased technologies or businesses with our existing systems, and any failure to do so could result in problems on our sites. Further, steps to increase the reliability and redundancy of our systems are expensive, reduce our margins and may not be successful in reducing the frequency or duration of unscheduled downtime.

Problems with or price increases by third parties who provide services to us or to our users could harm our business.

A number of parties provide services to us or to our users that benefit us.  Such services include merchant information tools and products that help us manage our Independent Representatives and their related commissions.

Although we generally have been able to renew or extend the terms of contractual arrangements with, or if necessary replace, third parties who provide services to us on acceptable terms, there can be no assurance that we will continue to be able to do so in the future. If any third parties were to stop providing services to us on acceptable terms, including as a result of bankruptcy due to poor economic conditions, we may be unable to procure alternatives from other third parties in a timely and efficient manner and on acceptable terms, or at all. In addition, there can be no assurance that third parties who provide services directly to our users will continue to do so on acceptable terms, or at all.

Our business is intensely competitive.

Our network marketing businesses currently or potentially compete with a large number of companies providing particular categories of goods and/or broader ranges of goods. The Internet provides new, rapidly evolving and intensely competitive channels for the sale of all types of goods. We expect competition to intensify in the future. The barriers to entry into these channels can be relatively low, and current offline and new competitors, including small businesses who want to create and promote their own stores, can easily launch online sites at nominal cost using commercially available software or partnering with any one of a number of successful ecommerce companies. Moreover, online and offline businesses increasingly are competing with each other. Consumers who purchase or sell goods and services through our network marketing businesses have more and more alternatives.

The principal competitive factors with respect to the network marketing business include the following:

●	ability to attract and retain buyers and sellers;

●	volume of transactions and price and selection of goods;

●	trust in the seller and the transaction;

●	customer service; and

●	brand recognition.

With respect to our online competition, additional competitive factors include:

●	community cohesion, interaction and size;

●	website ease-of-use and accessibility;

●	system reliability;

●	reliability of delivery and payment;

●	level of service fees; and

●	quality of search tools.

We may be unable to compete successfully against current and future competitors. Some current and potential competitors have longer operating histories, larger customer bases and greater brand recognition in other business and Internet sectors than we do. Other online ecommerce sites may be acquired by, receive investments from, or enter into other commercial relationships with well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than we can. New technologies may increase the competitive pressures by enabling our competitors to offer more efficient or lower-cost services.

Our business depends on the development and maintenance of the Internet infrastructure.

The success of our services will depend largely on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” malware and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. From time to time, the Internet has experienced, and is likely to continue to experience, a variety of outages and other delays as a result of damage to portions of its infrastructure. Any such outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services, which could adversely impact our business.

The Company currently has 252 independent sales representatives and has seven long term license agreements with organizations intended to generate revenue, but cannot assure future growth in the number of licensed independent sales representatives or long term license agreements with organizations in 2013 and beyond.

The Company has entered into at least 252 licensed independent sales representative agreements and seven long term license agreements with med-size to large organizations through December 31, 2012.  There can be no assurance that the Company will be able to enter into any long term contracts with any additional licensed independent sales representative or organizational agreements in 2013, and even if we are able to enter into such agreements, we can provide no assurance that we will be able to successfully generate any revenue current or future, or commercialize any products and services based on our technology or manage the related marketing, sales, licensing and customer support operations in a profitable manner. In particular, the Company’s prospects must be considered in light of the problems, delays, and expenses, many of which may be beyond our control. These problems, delays, expenses and difficulties include unanticipated problems relating to product development and formulation, testing, quality control, sales and marketing and additional costs and competition, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations. There can be no assurance that the Company’s products and services can be successfully marketed or that it will ever achieve significant revenues or profitable operations. Failure to successfully market our product to customers will likely prevent us from selling the Company or from raising money in the future, the result would cause us to curtail or cease operations.

Use of our software by certain customers may result in lawsuits, boycotts, and/or negative publicity.

A large portion of our business is derived through the use of our products by Independent Representative, affinity groups, and not-for-profit organizations.  Activist groups may be opposed to the goals and objectives of these licensed independent sales representatives, affinity groups, and/or not-for-profit organizations. As a result, these groups may file lawsuits, encourage boycotts against our products and mount negative publicity campaigns. In this regard, us, our products, and some of our shopping partners, have from time to time, have been the target of groups who seek to limit the availability and use of our products. We expect to continue to be subject to these activities.  Implementing measures to reduce our exposure to this liability may require us to take steps that would substantially limit the attractiveness of our products and services and/or their availability in various geographic areas, which could negatively impact our ability to generate revenue.

In addition, some investors, investment banks, lenders and others in the financial community may refuse to participate in our financings or other activities due to the use of our products by certain of our customers. Moreover, many of our shopping partner agreements may be terminated at will by our shopping partners.  Such refusals and termination would adversely affect our business and financing condition and may cause us to curtail operations.

We expect to derive a substantial portion of our revenues from relationships with independent contractors and relatively few large organizations.

We expect to derive a substantial portion of our revenues from purchases made through the selling networks of licensed independent sales representatives and members of relatively few large organizations. As such, any factor adversely affecting our relationships with these independent contracted sales representatives and organizations, including market acceptance, competition, performance and reliability, reputation, economic and market conditions, would likely harm our operating results.

If our products and services fail to comply with evolving customer requirements or to compete effectively with alternative products and services in our markets, we may be required to make significant expenditures to redesign our products and services.

Our products and services are being designed to address an evolving marketplace and must comply with evolving customer requirements in order to gain market acceptance.  While we believe that our products and services will meet anticipated customer requirements, it is possible that in future periods we would need to redesign our products and services to meet customer requirements.  In addition, if alternative products and services are adopted as an industry standard within our target markets, we would have to dedicate significant time and resources to redesign our products and services to meet new industry standards.  If we are required to redesign our products and services or enter into alternative third-party licensing arrangements, we may incur significant expenses and losses.  If we are not successful in redesigning our products and services, developing new products and services, or entering into necessary third-party licensing arrangements to meet new standards or any other standard that may emerge, our operating results would likely be materially adversely affected.

Moreover, we may need to adapt our operations, including developing new products, offering new services and revising and updating our existing products and services, to adjust to technological advances and changing demand.  If we cannot adjust our operations in response to technological advances or changes in the market, our operations will be adversely affected, our costs may increase and our ability to conduct business may be jeopardized.

We may not be able to successfully grow and expand our business.

We may not be able to successfully expand our business.  Successful implementation of our business plan will require management of growth, which will result in an increase in the level of responsibility for management personnel.  To manage growth effectively, we will be required to continue to implement and improve our technology, operating and financial systems and controls to expand, train and manage our employee base. The management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps taken to hire personnel and to improve such systems and controls might not be sufficient.  If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

We do not have any patents and we rely on third party vendors, and the termination of such relationships could materially impact our business.

We license some of our technology to operate our business from third party vendors.  We do not currently intend to develop any proprietary technology.  Accordingly, we will be reliant upon technology developed by third parties in order to operate our business.  The failure to honor our contractual agreements with our technology licensor will adversely affect our business operations.

Failure to integrate the ConnectionPlus® software assets or of those assets to perform as expected will harm our business prospects.

We recently completed the acquisition of the ConnectionPlus assets from uBuy2Give, Inc. and we expect that the integration of these assets will enable us to expand our Internet business and service a greater number of accounts and transactions through this new software internet portal platform.  If we are unable to integrate the ConnectionPlus assets into our business or if these assets are not able to process the greater number of transactions that we expect to be flow through this platform, our business will suffer and our revenues will be negatively impacted.

Our agreements with our shopping partners may be terminated without cause.

The agreements we maintain with our shopping partners retail establishments that provide a commission to us may be terminated by the shopping partners without cause and without prior notice. Our business is dependent on us maintaining relationships with our shopping partners and online vendors.  The termination of some or all of these agreements would materially adversely impact our business and financial conditions.

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We regard our trademarks, copyrights, and similar intellectual property as critical to our success and attempt to protect such property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement.  However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

We may be subject to claims alleging the intellectual property subject to our licensing agreements is violating the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and intellectual property rights of others. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity.  The cost to us of any such proceeding could be substantial. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties. There is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms.  In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services, technologies or other matters.

We have a history of losses and we may not achieve or maintain profitability.

We have a history of losses and have not yet achieved profitability.  We had a net loss of $1,363,469 and $558,903 and a net loss available to common stockholders of $1,363,469 and $1,025,403 for the year ended December 31, 2011 and the period from May 4, 2010 (inception) through December 31, 2010.  As of December 31, 2011, our cumulative loss available to common stockholders from inception was $2,388,872 We expect operating expenses to increase in the future due to the expected development activities and marketing expenses we will incur to expand our online retail network marketing business as well as, increased operations costs and general and administrative costs associated with implementing our business plan.  We expect to achieve profitability in 2014 with substantial expenses expected to be incurred in marketing our online network marketing business to consumers and retail partners, as well as in the recruitment of independent sales representatives.  Our expectation is based on assumptions that are subject to economic and competitive uncertainties that are largely outside of our control. Our independent registered public accounting firm included an explanatory paragraph in their report for the year ended December 31, 2011 on the accompanying consolidated financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent registered public accounting firm. We have a limited operating history upon which you can evaluate our business and prospects.  You must consider our business, financial history and prospects in light of the risks and difficulties we face as an early stage company with a limited operating history.  There can be no assurances that we will achieve or maintain profitability.

We have limited sales and compete in rapidly evolving markets, which makes our future operating results difficult to predict.

We were formed in May 2010 and began operations in February 2011.  We currently have limited commission revenues from our energy sales business, our initial online marketing platform.  We are building out our network of partners through which we would sell and we are expanding our organization of independent sales consultants.  Building these partnerships will require time and money.  These factors make it difficult to predict our operating results, which may impair our ability to manage our business and our investors’ ability to assess our prospects.

If we are unable to manage our anticipated growth effectively, our revenues and profits could be adversely affected.

We anticipate that a significant expansion of our operations and addition of new personnel is required in all areas of our operations in order to implement our business plan.  Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully.  For us to continue to manage our growth, we must put in place legal and additional accounting systems and implement human resource management and other tools.  We have taken preliminary steps to put this structure in place.  However, there is no assurance that we will be able to successfully manage this anticipated rapid growth.  A failure to manage our growth effectively could materially and adversely affect our ability to market and sell our solutions and products.

The margins that we earn in our network marketing businesses may decline over time, which would reduce our revenues and adversely affect our profitability.

As our online retail network marketing business model is introduced and gains acceptance and attracts the attention of competitors, we may experience pressure to decrease the margins we retain for our services, which could affect our revenues and gross margin.  If we are unable to or if we fail to offer additional services with sufficient profit margins, our revenue growth will slow and our business and financial results will suffer.

Our future success depends on the continued services of our key executive employee, John S. Henderson IV.

Our future success depends on the continued services of our Chief Executive Officer, President and interim Chief Financial Officer John S. Henderson IV.  We have entered into an employment agreement with Mr. Henderson; however, he may resign at any time in his sole discretion.  The loss of services of this individual could impair our ability to consummate our business plan and could have a material adverse effect on our business, financial condition and results of operations.  It is our intention to purchase key man life insurance with respect to Mr. Henderson, when we have secured sufficient financial resources to do so.

We must also continue to seek ways to retain and motivate all of our employees through various means, including through enhanced compensation packages.  In addition, we will need to hire more employees as we continue to implement our key strategy of building on our market position and expanding our business.  Competition for qualified personnel in the areas in which we compete remains strong and the pool of qualified candidates is limited.  Our failure to attract, hire and retain qualified staff on a cost efficient basis would have a material adverse effect on our business, prospects, financial condition, results of operations and ability to successfully implement our growth strategies.

Our ability to compete successfully will depend, in part, on our ability to attract and retain experienced independent sales consultants.

The success of our business model presumes that we will be able to attract, train, motivate and retain highly skilled and effective independent sales consultants.  Either not being able to develop this independent sales consultant organization or not being able to retain them, could have an adverse effect on our business, financial condition or results of operations.

Our energy sales business is heavily influenced by how much regulated utility prices for energy are above or below competitive market prices for energy and, accordingly, any changes in regulated prices or cyclicality or volatility in competitive market prices heavily impacts our business.

When energy prices increase in competitive markets above the price levels of the regulated utilities, energy consumers are less likely to lock-in to higher fixed price contracts in the competitive markets and so they are less likely to use our alternative pricing platform.  Accordingly, reductions in regulated energy prices can negatively impact our business.  Any such reductions in regulated energy prices over a large geographic area or over a long period of time would have a material adverse effect on our business, prospects, financial condition and results of operations.  Similarly, cyclicality or volatility in competitive market prices that have the effect of driving those prices above the regulated utility prices will make our alternative pricing platform less useful to energy consumers and will negatively impact our business.

We currently derive all of our revenue as a sales agent to resellers of electricity, and as a result our business is highly susceptible to factors affecting the electricity market over which we have no control.

We have derived approximately 100% of our revenues since we began operations in February 2011 from commissions earned in connection with the sale of electricity.  Although we intend to expand into other markets such as gas and commercial markets, we believe that our revenues will continue to be highly dependent on the level of activity in the electricity market for the near future.  Transaction volume in the electricity market is subject to a number of variables, such as consumption levels, pricing trends, availability of supply and other variables.  We have no control over these variables, which are affected by geopolitical events such as war, threat of war, terrorism, civil unrest, political instability, environmental or climatic factors and general economic conditions.  We are particularly vulnerable during periods when energy consumers perceive that electricity prices are at elevated levels since transaction volume is typically lower when prices are high relative to regulated utility prices.  Accordingly, if electricity transaction volume declines sharply, our results will suffer.

Our success depends on the widespread adoption of purchasing electricity from competitive sources.

Our success depends, in large part, on the willingness of energy consumers to embrace competitive sources of supply, and on the ability of the energy resellers for whom we sell to consistently source electricity at competitive rates.  In most regions of North America, energy consumers have either no or relatively little experience purchasing electricity in a competitive environment.  Although electricity consumers in deregulated regions have been switching from incumbent utilities to competitive sources, there can be no assurance that the trend will continue.  In a majority of states and municipalities, including some areas which are technically “deregulated”, electricity is still provided by the incumbent local utility at subsidized rates or at rates that are too low to stimulate meaningful competition by other providers.  In addition, extreme price volatility could delay or impede the widespread adoption of competitive markets.  To the extent that competitive markets do not continue to develop rapidly our prospects for growth will be constrained.  Also, there can be no assurance that trends in government deregulation of energy will continue or will not be reversed.  Increased regulation of energy would significantly damage our business.

Even if our alternative pricing platform model achieves widespread acceptance as the preferred means to transact energy, we may be unsuccessful in competing against current and future competitors.

We expect that competition for the retail marketing of deregulated energy will intensify in the near future in response to expanding restructured energy markets that permit consumer choice of energy sources and as technological advances create incentives to develop more efficient and less costly energy procurement in regional and global markets.  The barriers to entry into the retail marketing of deregulated energy and network marketing are relatively low, and we expect to face increased competition from traditional providers and other established participants in the energy industry.

Many of our competitors and potential competitors have longer operating histories, better brand recognition and significantly greater financial resources than we do.  The management of some of these competitors may have more experience in implementing their business plan and strategy which would give them a competitive advantage.  We expect that as competition in the deregulated retail energy business increases, commissions for the retail sale of energy will decline, which could have a negative impact on the level of commissions we can charge per transaction and may reduce the relative attractiveness of our services.  We expect that our costs relating to marketing and human resources may increase as our competitors undertake marketing campaigns to enhance their brand names and to increase the volume of business conducted through their exchanges.  We also expect many of our competitors to expend financial and other resources to improve their network and system infrastructure to compete more aggressively.  Our inability to adequately address these and other competitive pressures would have a material adverse effect on our business, prospects, financial condition and results of operations.

We may expand our business through the acquisition of other businesses and technologies which will present special risks.

We may expand our business in certain areas through the acquisition of businesses, technologies, products and services from other businesses.  Acquisitions involve a number of special problems, including:

●	the need to incur additional indebtedness, issue stock or use cash in order to complete the acquisition;

●	difficulty integrating acquired technologies, operations and personnel with the existing business;

●	diversion of management attention in connection with both negotiating the acquisitions and integrating the assets;

●	strain on managerial and operational resources as management tries to oversee larger operations;

●	the funding requirements for acquired companies may be significant;

●	exposure to unforeseen liabilities of acquired companies;

●	increased risk of costly and time-consuming litigation, including stockholder lawsuits; and

●
potential issuance of securities in connection with an acquisition with rights that are superior to the rights of our common stockholders, or which may have a dilutive effect on our common stockholders.

We may not be able to successfully address these problems.  Our future operating results will depend to a significant degree on our ability to successfully integrate acquisitions and manage operations while also controlling expenses and cash burn.

We depend on a small number of key licensed deregulated retail energy providers for a significant portion of our revenue, none of which have any obligation to use our services or continue their relationship with us, and the partial or complete loss of business of one or more of these relationships could negatively affect our business.

We operate as sales agents through relationships with licensed deregulated retail energy providers.  For the year ended December 31, 2011, 100% of our revenues were generated through just two of these relationships.  Although we are developing additional relationships, there is no guarantee that we will be able to develop sufficient relationships to meet our business plan.  Further, the loss of certain of these relationships would impair our ability to consummate our business plan and could have a material adverse effect on our business, financial condition and results of operations.

The application of taxes including sales taxes and other taxes could negatively affect our business.

The application of indirect taxes (such as sales and use tax, value added tax, goods and services tax, business tax, and gross receipt tax) to e-commerce businesses and our users is a complex and evolving issue.  Many of the fundamental statutes and regulations that impose these taxes were established before the growth of the Internet and e-commerce.  In many cases, it is not clear how existing statutes apply to the Internet or e-commerce.  In addition, some jurisdictions have implemented or may implement laws specifically addressing the Internet or some aspect of e-commerce.  The application of existing or future laws could have adverse effects on our business.

Several proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet.  These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities.  The United States federal government’s moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet is effective through November 1, 2014.  This moratorium, however, does not prohibit federal, state, or local authorities from collecting taxes on our income or generally from collecting taxes that are due under existing tax rules.

In conjunction with the Streamlined Sales Tax Project – an ongoing, multi-year effort by certain state and local governments to require collection and remittance of distant sales tax by out-of-state sellers – bills have been introduced in the U.S. Congress to overturn the Supreme Court’s Quill decision, which limits the ability of state governments to require sellers outside of their own state to collect and remit sales taxes on goods purchased by in-state residents.  An overturning of the Quill decision would harm our users and our business.

The passage of new legislation and the imposition of additional tax requirements could increase the costs to bidders and listers using our auction platform and, accordingly, could harm our business. There have been, and will continue to be, ongoing costs associated with complying with the various indirect tax requirements in the numerous states, localities or countries in which we currently conduct or will conduct business.

U.S. federal or state legislative or regulatory reform of the current systems governing commodities or energy may affect our ability to conduct our business profitably.

We are currently not regulated as an energy provider, broker or commodities dealer.  Changes to the laws or regulations governing activities related to commodities trading or energy procurement, supply, distribution or sale, or transacting in energy-related products or securities could adversely affect the profitability of our operations or even our ability to conduct.  Changes to the current regulatory framework could result in additional costs and expenses or prohibit certain of our current business activities or future business plans.  We cannot predict the form any such legislation or rule making may take, the probability of passage, and the ultimate effect on us.

RISKS RELATED TO THE OFFERING AND THE MERGER

We may need additional financing.  Any limitation on our ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

Although we expect that the proceeds from the Offering will be sufficient (assuming we sell the Maximum Offering) to implement our business plan, there can be no assurance that we will not require additional capital if we are unable to sell the Maximum Offering for further expansion of our business.  The raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms.  Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

The shares of Common Stock underlying the Units and the Investor Warrants comprising part of the Units will be “restricted securities” and, as such, may not be sold except in limited circumstances.

The units offered in the Offering have not been registered under the Securities Act or any state securities law.  As a result, the shares of common stock underlying the units, the Investor Warrants and shares of common stock issuable upon exercise of the Investor Warrants will be “restricted securities” under the Securities Act and they may not be sold, transferred, pledged or otherwise disposed of unless they are registered under the Securities Act and applicable state securities laws, except in a transaction which, to our satisfaction and that of our counsel, is exempt from such registration requirements.  Although we are required to register the resale of the shares of common stock underlying the units and the Investor Warrants issued to the investors in the Offering to enable those shares to be freely tradable, we cannot assure that the SEC will declare the registration statement effective, or that once declared effective, that the SEC will not take action to suspend such effectiveness.  In addition, although the term of the Investor Warrants is five years, we are only required to keep the registration statement effective for a period of two years, so it might not be effective at the time you exercise your Investor Warrant.

In addition, Rule 144 promulgated under the Securities Act, which permits the resale of the shares of common stock underlying the units and the Investor Warrants, subject to various terms and conditions, will generally not apply to our common stock until one year after we cease to be a “shell company” under SEC regulations and all Form 10 required information has been filed with the SEC.  As of the closing of the Merger on January 17, 2012, we exited shell company status; however, the required Form 10 information has been filed with the SEC only on March 18, the date of the filing of this Amendment No. 2 to our Current Report originally filed with the SEC on January 23, 2012, and, therefore, the one year waiting period before Rule 144 will become available has only begun as of this filing date, March 18, 2013.  As a result, your ability to sell your shares will be limited.

Because the Merger was a reverse merger, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Merger was a “reverse merger.”  Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of common stock pursuant to Rule 144.  In addition, securities analysts of major brokerage firms may not provide coverage of our common stock because there may be little incentive for brokerage firms to recommend the purchase of our common stock.  As a result, our common stock may have limited liquidity and investors may have difficulty selling it.  In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future.  Our inability to raise additional capital may have a material adverse effect on our business.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently.  Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls.  Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business.  We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

If we are unable to register the resale of the shares of our Common Stock underlying the units and the Investor Warrants sold in the Offering in a timely manner as required by the Registration Rights Agreement, we may have to pay cash penalties in connection with such failure.  Our use of cash to pay such penalties may limit our ability to use such cash for other business purposes, which could have a material adverse effect on our business.

We agreed, at our expense, to prepare and file a registration statement with the SEC within 75 calendar days after the merger closing date.  We also agreed to use our best efforts to cause such registration statement to be declared effective by the SEC within 150 calendar days of filing with the SEC.  The registration statement will cover the resale of the shares of our common stock underlying the units and the Investor Warrants sold in the offering.  There are many reasons, including some over which we have little or no control, which could delay our filing of the registration statement beyond 75 days after the merger closing date or which could prevent the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process.  In the event that the registration statement is not filed, or we fail to use our commercially reasonable efforts to have it declared effective within these timeframes, we may be required to pay cash penalties in accordance with the terms of the Registration Rights Agreement.  As a result, we may be required to divert cash from other business purposes to pay such cash penalties, which could have a material adverse effect on our business.  We were unable to file this resale registration statement by the 75 day deadline, April 1, 2012, and as a result, we have incurred the maximum amount of cash penalties due our investors with respect to a late filing.  We plan to seek waivers from our investors from the requirement to pay such penalties, however there is no assurance that we will be able to obtain such waivers.

RISKS RELATED TO OUR COMMON STOCK

We do not expect to pay dividends on our Common Stock.

We have no plans to pay dividends on our common stock for the foreseeable future.  We intend to retain future earning to fund operations and future capital requirements.  Because we do not plan to pay dividends on our common stock, our stock may be less attractive to some investors, which could adversely affect our stock price.

A trading market for our Common Stock may not develop or be sustained, and you may not be able to resell your Common Stock.

No trading market for our shares presently exists, although our common stock is currently available for trading on the OTC markets, Inc. “Pink” tier.  We cannot assure you that a market for our common stock will develop in the foreseeable future or, if developed, that it will be sustained.  As a result you may not be able to resell your common stock.

Our Common Stock will likely be considered a “penny stock,” which is likely to limit its liquidity and make it more difficult for us to raise additional capital in the future.

The market price of our common stock is, and will likely remain for the foreseeable future, less than $5.00 per share, and therefore will be a “penny stock” according to SEC rules, unless our common stock is listed on a national securities exchange.  Neither the OTC Markets, Inc. nor the OTC Bulletin Board is a national securities exchange.  Designation as a “penny stock” requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of current holders of our common stock to sell their shares.  Such rules may also deter broker-dealers from recommending or selling the common stock, which may further limit its liquidity.  This may also make it more difficult for us to raise additional capital in the future.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The future trading price of our common stock may become highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us, our strategic partners or our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our industry;

●	additions or departures of key personnel;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

As a former shell company, resales of shares of our restricted Common Stock in reliance on Rule 144 of the Securities Act are subject to the requirements of Rule 144(i).

Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations.  Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act.  Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 310,000,000 shares of capital stock consisting of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors.  As of March18, 2013, there were 58,859,171 shares of our common stock outstanding.  There are 5,000,000 shares of our common stock reserved for issuance under our 2011 Plan, of which 2,450,000 have been allocated for issuance under outstanding stock options.

Any future issuance of our equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity.  As described above, we may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.  We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our 2011 Plan), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation.  The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.  Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock.  There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership will be reduced and these stockholders may experience substantial dilution.  We may also issue equity securities that provide for rights, preferences and privileges senior to those of the Notes.  If we raise additional funds by issuing debt securities, these debt securities would likely have rights senior to those of the Notes, and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets.  If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our shareholders.  Any such financings will likely be dilutive to our shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Current Report.  This discussion contains forward-looking statements that involve risks, uncertainties and assumptions.  See “Note Regarding Forward-Looking Statements.”  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors discussed in “Risk Factors” and elsewhere in this Current Report.

Overview

Through December 31, 2011, we were solely a direct selling company, focused on the selling of electricity and gas in deregulated markets through a network of independent sales representatives.   Our discussions in this section will focus solely on our energy selling business.

Recent Developments

In connection with our acquisition of the ConnectionPlus® software platform in November 2012, we have begun to shift our business focus.  Through our wholly owned operating subsidiary Dynastar, we are transitioning, principally, to a sales and network marketing based company operating mainly across web based applications over the internet.  Our 4 Star Rewards program enables consumers to purchase goods and services over the internet, and at the same time to earn “cash back” rebates on their purchases and commissions on their referrals for themselves or for their affinity organizations.

Our Accounting Policies

Revenues

We recognize revenue from commissions earned on the sale of energy services through our deregulated energy provider partners.  Commissions are earned based upon the quantity of energy sold (“kWh”), as well as from customer acquisition bounties (“CAB”) when we acquire new energy customers, as well as customer renewal bonuses and fees for customer retention.  We recognize these revenues when the deregulated energy provider partner, as the principal, receives payment for the electricity from the retail customer.

We also recognize revenue from our independent energy consultants, who pay a flat monthly fee entitling them to the use of our websites which facilitate their business operations.  These revenues are earned and recognized in the month that they are received.

Cost of Sales

We recognize as a cost of sales the commissions earned by our independent energy consultants.

Operating expenses

Operating expenses consist of the compensation and overhead of administrative personnel and professional services firms performing administrative functions, including management, accounting, finance and legal services, plus expenses associated with infrastructure, including depreciation, information technology, telecommunications, facilities and insurance.

Change in fair value of derivative liabilities

Gain on change in fair value of derivative liabilities represents the change in the fair value of derivative liabilities over a reporting period, since derivative liabilities are required to be revalued at each reporting date.

Interest income

We recognized interest income related to a note receivable made on June 22, 2010 and which was repaid in full as of February 15, 2011.

Interest expense

We recognize interest expense associated with our notes payable.

Amortization of debt discount

We recognize the amortization of debt discounts related to our notes payable, which are amortized over the terms of the related debt.

Results of Operations

Year Ended December 31, 2011 Compared to the period May 4, 2010 (Inception) through December 31, 2010

Overview

We reported a net loss and net loss available to common stockholders of $1,363,469 for the year ended December 31, 2011, as compared to a net loss of $558,903 and net loss available to common stockholders of  $1,025,403 for the period May 4, 2010 (Inception) through December 31, 2010.   The increase in net loss of $804,566, is primarily due to the costs that we have incurred in 2011 in connection with our planned merger, offset by the gross profit of $712,136 realized after the commencement of our operations, as a result of our acquisition of the business and selected assets of Affordable Energy, LLC (“Affordable Energy”) on February 15, 2011.  Operating expenses incurred in 2011 include compensation, as well as legal, consulting, accounting and professional fees.

Revenues

Our commission revenues for the year ended December 31, 2011 were $1,121,197 as compared to revenues of $0 for the corresponding 2010 period.  The increase in revenues is the result of the acquisition of Affordable Energy and the corresponding commencement of operations during February, 2011.

We recognize revenue from commissions earned on the sale of energy services by our deregulated energy provider partners.  We also receive a customer acquisition bounty (“CAB”) when we acquire new residential or commercial energy customers as well as monthly customer renewal bonuses and customer fees.  We recognize these revenues when the deregulated energy provider, as the principal, receives payment for the electricity from the retail customer.

We also recognize revenues from our independent energy consultants, who pay a flat monthly fee entitling them to the use of our website which facilitates their business operations.  These revenues are earned and recognized in the month that they are received.

Revenues consisted of the following for the year ended December 31, 2011:

kWh commissions	$816,853
Customer acquisition and renewal commissions	64,865
Customer fees	97,419
Total commission revenues	979,137
Independent energy consultant fees	142,060
Total revenues	$1,121,197

Cost of Revenues

Our cost of revenues during the year ended December 31, 2011 was $409,061 as compared to $0 for the corresponding 2010 period. The increase in cost revenues is the result of the acquisition of Affordable Energy and the corresponding commencement of operations in February, 2011.

Operating Expenses

Operating expenses are principally driven by salaries and professional fees as we have been preparing to become a public company.  Operating expenses were $2,086,798 during the year ended December 31, 2011 as compared to $607,339 during the period May 4, 2010 (inception) through December 31, 2010, representing an increase of $1,479,459.  This increase resulted primarily from (i) an increase in compensation and related expenses of $381,614, principally on account of salaries and stock-based compensation for our CEO and CFO for the full year of 2011 (compared to 5 months in 2010), (ii) an increase of $694,550 in acquisition and merger related costs in connection with the purchase of the net assets of an operating company and our merger with Pubco, (iii) an increase of $121,387 in consulting expenses and (iv) an increase of $313,196 in general and administrative expenses related to the commencement of operations during 2011, offset by a decrease of $31,288 in liquidated damages recognized under our registration rights agreement (recorded at the maximum level at December, 31, 2011).  Stock-based compensation included in operating expenses was $45,058 and $48,342 for the year ended December 31, 2011 and the period May 4, 2010 (inception) through December 31, 2010, respectively.

Change in fair value of derivative liabilities

During the year ended December 31, 2011, we recorded a gain from the change in fair value of our derivative liabilities of $318,828 as compared to a gain of $0 during the period May 4, 2010 (inception) through December 31, 2010. The derivative liability is related to warrants which were deemed to be derivatives, granted in connection with our issuance of 10% secured convertible promissory notes (the “Bridge Notes”) during 2011.

Interest income

Interest income was $3,132 for the year ended December 31, 2011, compared to $48,436 for the period from May 4, 2010 (inception) to December 31, 2010.  The decrease is due to a $24,000 loan origination fee earned during 2010, as well as the payment in full of the related note receivable as of February 15, 2011.

Interest expense

Interest expense was $95,552 during the year ended December 31, 2011, compared to $0 for the period from May 4, 2010 (inception) through December 31, 2010.  The increase in interest expense resulted from borrowings in 2011 in connection with the acquisition of an operating company and from the Bridge Notes issued during 2011.

Amortization of debt discount

We amortized $215,215 of debt discount during the year ended December 31, 2011 compared to $0 for the period from May 4, 2010 (inception) through December 31, 2010.  The increase in debt discount is related to the Bridge Notes issued during 2011.

Results for the Period May 4, 2010 (Inception) through December 31, 2010

Overview

We reported a net loss available to common stockholders of $1,025,403 for the period May 4, 2010 (inception) through December 31, 2010, which includes a deemed dividend to the holders of the Dynastar Preferred Stock of $466,500.  A net loss of $558,903 reported before the deemed dividend is attributable to operating costs that were incurred in connection with beginning our operations, seeking acquisition candidates and making preparations for our planned reverse merger.

Operating Expenses

Operating expenses for the period May 4, 2010 (inception) through December 31, 2010 consisted of compensation of $349,388 (including stock based compensation of $48,342), consulting fees of $102,802, liquidated damages of $71,364 recognized under our registration rights agreement and other general and administrative costs of $83,785.

Supplemental Management’s Discussion of Results of Operations

We are providing the following supplemental Management’s Discussion and Analysis to explain the pro forma effect on Dynastar’s operations from its acquisition on February 15, 2011 of the net assets of My Affordable Energy (“MAE”).  We are presenting the results of operations as if Dynastar had acquired MAE on January 1, 2010.  You should refer to our Pro Forma Condensed Combined Financial Statements included elsewhere within this Current Report.

Pro forma Year Ended December 31, 2011 compared to the pro forma year ended December 31, 2010

Overview

Our pro forma net loss was $1,160,449 for the year ended December 31, 2011, as compared to a pro forma net loss of $773,172 for the year ended December 31, 2010.   The increase in net loss of $387,277 is primarily due to increases of $806,308 in operating expenses, $82,766 of interest expense (net of interest income), and a decrease of $83,523 in amortization of debt discount, offset by the increase in gross profit of $99,446 and income related to the change in fair value of derivative liabilities of $318,828.  The increase in operating expenses was principally in connection with the increases in compensation, as well as legal, consulting, and accounting professional fees, primarily related to our preparations for our pending reverse merger.

Revenues

Our pro forma revenues for the year ended December 31, 2011 were $1,230,420 as compared to pro forma revenues of $1,544,865 for the corresponding 2010 period.  The decrease of $314,445 was principally on account of a decrease in the number of energy consultants in 2011 related to the transition of Affordable Energy to Dynastar, since turnovers in Affordable Energy employees adversely impacted our relationship with some of our existing energy consultants, offset by an increase in the rate per kWh received from our energy provider for new Texas customers and by customer renewal bonuses received in 2011.  Furthermore, our consultant organization has declined over the last 14 months, due to a deliberate change in our energy consultant compensation plan that offered more incentives to energy consultants to grow their business organization and customer base. As a result of this shift in our compensation plan, a number of the existing energy consultants left the organization, resulting in short term margin improvement for us as these consultants relinquished their rights to the residual commissions from their customer base.

Cost of Revenues

Our pro forma direct cost of revenues during the year ended December 31, 2011 was $448,910 as compared to $862,801 for the corresponding pro forma period.  The decrease in cost of revenues results primarily from the decrease in revenues, as well as an increased emphasis on cutting costs and improving margins during 2011.

Operating Expenses

Pro forma operating expenses were $2,213,957 for the year ended December 31, 2011 as compared to $1,407,649 for the pro forma year ended December 31, 2010, representing an increase of $806,308.  This increase resulted primarily from an increase in operations related to a full twelve months of compensation and related expenses during 2011, compared to five months for the period from inception through December 31, 2010, and $455,752 in acquisition and merger related expenses incurred during 2011 in connection with our proposed merger with the public shell, an increase of consulting expenses of $97,820.

Interest income

Pro forma interest income was $3,132 for the year ended December 31, 2011, compared to $48,436 for the period ended December 31, 2010.  The decrease is due to a $24,000 loan origination fee earned during 2010, as well as the payment in full of the related note receivable as of February 15, 2011.

Interest expense

Pro forma interest expense was $49,962 during the year ended December 31, 2011, compared to $12,500 for the year ended December 31, 2010.  The increase in interest expense resulted from borrowings in 2011 in connection with the acquisition of MAE and from the Bridge Notes issued during 2011.

Gain on change in fair value of derivative liabilities

During the year ended December 31, 2011, we recorded a pro forma gain from the change in fair value of our derivative liabilities of $318,828 as compared to no gain during the period ended December 31, 2010.  Our derivative liabilities result from warrants granted in connection with the issuance of our 10% secured promissory notes during 2011.  Derivative liabilities tend to decrease in value as the remaining term of the underlying instrument decreases, which results in a gain in the statement of operations.

Liquidity and Capital Resources

We measure our liquidity in a variety of ways, including the following:

	December 31, 2011	December 30, 2010
Cash	$34,117	$28,968
Working Capital (Deficiency)	$(2,380,772)	$75,406

Through December 31, 2011, we incurred cumulative net losses since inception of $2,388,872, respectively.

We were formed in May 2010, and through January 2011, our operations consisted solely of raising capital and conducting due diligence in connection with the targeted acquisition of an operating company.  On February 15, 2011, we closed on our first acquisition, of the My Affordable Energy assets, and became an operating company.  Following this acquisition, we focused our efforts on becoming a public company to position us to be in a better position to raise capital.  We consummated our reverse merger on January 17, 2012.  We intend to deploy additional capital that we raise in the future, if any, to expand our operations within the online web-based network marketing business.  We further expect to incur significant auditing, accounting, legal and other costs in connection with being a public company.

We expect that through the next 12 to 18 months, the capital requirements to fund our growth and to cover the operating costs of a public company will consume most of our cash flows that we expect to generate from our energy and online retail network marketing business, as well as from the proceeds, if any, of planned issuances of debt and equity securities.   We further believe that during this period, while we are focusing on the growth and expansion of our business, that the gross profits that we expect to generate from our energy and online retail network marketing operations will not generate sufficient funds to cover these anticipated operating costs.   Accordingly, we require external funding to sustain operations and to follow-through on the execution of our business plan.

On February 15, 2011, we acquired Affordable Energy establishing an initial platform for our business and on November 27, 2012, we purchased the ConnectionPlus® software assets through which we intend to establish an independent representative driven online retail marketing network. Through December 31, 2012 and into the first quarter of 2013, we have taken steps to improve our operating performance. These steps include reducing our overall headcount, modifying our commission programs with our independent sales consultants and expanding into the online retail network marketing business.

Since inception, our operations have primarily been funded through private equity and debt financing, and we expect that we will continue to seek additional funding through these private, as well as public, equity and debt financing sources.

However, there can be no assurance that our plans as discussed above will materialize and/or that we will be successful in funding estimated cash shortfalls through additional debt or equity capital and/or any cash generated by our operations that we acquired in February 2011.  Given these conditions, our ability to continue as a going concern is contingent upon our being able to secure an adequate amount of debt or equity capital to enable us to meet our cash requirements.  In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets, the competitive environment in which we operate and the current capital raising environment.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We raised $1,144,985 in our 10% convertible bridge notes during the period February through October of 2011, and in connection with the reverse merger and thereafter, we have raised in the Offering, through February 2013, a gross aggregate amount of $1,200,000  through the issuance of units consisting of common stock and warrants.  The funds raised through this private placement have been used to fund our operations, including the costs that we have incurred as a public company.  We expect that additional funds that we expect to raise will fund our plans to hire additional personnel to enable us to expand to additional markets and deepen our penetration into existing markets.

In connection with our Merger and our subsequent efforts, we have effected the following transactions which we believe have improved our liquidity and created a platform from which we expect to be able to raise additional capital:

(i)
We issued 5,822,000 shares of our common stock in exchange for $1,164,400 in value of outstanding shares of Dynastar Series A Preferred Stock upon the closing of the Merger.  In connection with this conversion to our common stock, Dynastar investors waived their rights to receive penalty fees relating to our failure to timely file a resale registration statement on their behalf.

(ii)
We issued 5,724,925 shares of our common stock to holders of the Dynastar Bridge Notes in exchange for their Dynastar Bridge Notes and 258,781 shares of our common stock to these Dynastar investors in exchange for $51,756 of accrued and unpaid interest on the Bridge Notes.  Dynastar Warrants outstanding in the hands of Dynastar investors were exchanged for our warrants exercisable for 2,864,463 shares of our common stock, at an exercise price of $0.80 per whole share.

(iii)
Through the Offering, we have raised to date a gross amount of $1,200,000 through the sale of units of our securities, at an offering price of $0.20 per unit, each Unit comprised of one (1) share of common stock and a warrant to purchase one-half of one (1/2) share of common stock at an exercise price of $0.80 per whole share for five (5) years.

Our current level of available cash is not sufficient to cover our existing fixed and variable obligations.  Therefore, increased revenue performance combined with additional capital are factors critical to our success.  Should we not be able to raise additional funds through the private placement or public sale of debt or equity, we would need to consider implementing any or all of the following steps as counter measures to temporarily conserve cash: (i) curtailing our growth plans by limiting the hiring of new personnel, (ii) reducing the salaries of or deferring the payment of compensation to our existing employees and (iii) extending the terms of payments to our vendors, advisors and consultants.

Assuming that we are successful in our growth plans and development efforts, we believe that we will be able to raise additional funds through the sale of our debt or equity. There is no guarantee, however, that we will be able to raise these additional funds or to do so at an advantageous price.

Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we not be unable to continue as a going concern.

Cash Flows

Operating Activities

We used cash of $899,277 during the year ended December 31, 2011, primarily due to net losses of $1,363,469 adjusted for the change in the fair value of derivatives of 318,828, offset primarily by amortization of debt discount of $215,215, depreciation and amortization expense of $60,519, stock based compensation of $45,058, consulting services received in exchange for a promissory note of $29,985, as well as an increase in cash related to the change in our operating assets and liabilities.

Investing Activities

Investing activities used $60,574 during the year ended December 31, 2011.  This consisted of $150,000 cash received related to the repayment of a note receivable, offset by $75,000 used for the acquisition of MAE, $100,000 for the acquisition of Dynastar Holdings stock, and $35,574 used for the purchases of property and equipment.

Financing Activities

Financing Activities provided $965,000 during the year ended December 31, 2011, representing $990,000 in net proceeds from the promissory note issued in connection with our purchase of MAE offset by $25,000 used for the redemption of preferred stock.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with United States Generally Accepted Accounting Principles (“U.S. GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and the accompanying notes.  Actual results could differ from those estimates.  Our significant estimates and assumptions are stock-based compensation, the useful lives of fixed assets and intangibles, allowance for income taxes, fair value of derivative liabilities and warrants.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.  We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.  For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations.  For stock-based derivative financial instruments, we use the binomial lattice option pricing model to value the derivative instruments at inception and on subsequent valuation dates.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the instrument could be required within 12 months of the balance sheet date.

Revenue Recognition

We recognize revenue from commissions earned on the sale of energy services, on behalf of our deregulated energy providers.  We also receive a customer acquisition bounty (“CAB”) when we acquire new residential or commercial energy customers.  We recognize these revenues when our deregulated energy provider, as the principal, receives payment for the electricity from the retail customer.

We also recognize revenues from our independent energy consultants, who pay a flat monthly fee entitling them to the use of our websites which facilitate their business operations.  These revenues are earned and recognized in the month that they are received.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MENAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our common stock as of March 18, 2013 by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors and our executive officer; and

●	all of our directors and our executive officer as a group.

Unless otherwise indicated in the footnotes to the following tables, each person named in the table has sole voting and investment power and that person’s address is c/o Dynastar Holdings, Inc., 1311 Herr Lane, Suite 205, Louisville, KY  40222.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (2)

John S. Henderson IV	4,833,334 (3)	8.2%

Kenneth Spiegeland	0	0.0%

Sherman Henderson III	193,854 (4)	*

Kevin S. Grangier	0	0.0%

All directors and executive officers as a group (4 persons)	5,027,188	8.5%

uBuy2Give, Inc. c/o Gottbetter & partners, LLP 488 Madison Avenue, 12th FL. New York, NY 10022	9,559,862 (5)	16.2%

Jerry A. Hickson 403 Hazeltine Drive Austin, TX78734	8,728,299 (6)	14.3%

Michael Lichtenstein 17879 Monte Vista Drive Boca Raton, FL 33496	3,395,601 (7)	5.7%

AMG II, LLC 1200 Federal Highway, Suite 200 Boca Raton, FL 33432	3,821,259 (8)	6.4%

David Duggins 7005 New Bern Court Prospect, KY 40059	4,500,000(9)	7.6%

____________
* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this Current Report are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentage based on 58,859,171 shares of our common stock issued and outstanding as of March 18, 2013.

(3)
Consists of 4,500,000 Merger Shares and 333,334 shares of our common stock that are issuable upon the exercise of currently vested options.  Does not include 666,666 shares of common stock that may be issued upon exercise of incentive stock options granted under our 2011 Plan, which are not exercisable within 60 days.

(4)	Consists of 131,354 Merger Shares and 62,500 shares of our common stock that may be issued upon exercise of a warrant which is exercisable within 60 days.

(5)
Includes 4,779,931 shares being held in escrow by Gottbetter and Partners, LLP, to be released to uBuy2Give, Inc. if the ConnectionPlus® software platform implemented by us is able to process at least 150,000 transactions by December 31, 2013.

(6)
Consists of 1,207,500 shares of our common stock, 375,000 Merger Shares, 4,625,000 shares issued upon conversion of the Bridge Notes, 208,299 Bridge Note interest shares and 2,312,500 shares that may be issued upon exercise of Bridge Notes warrants which are exercisable within 60 days.

(7)
Consists of 2,053,018 shares of our common stock, 100,000 shares issued upon conversion of the Bridge Notes, 5,083 Bridge Note interest shares, 125,000 shares that may be issued upon the conversion of our bridge notes which are convertible within 60 days, 50,000 shares that may be issued upon exercise of Bridge Notes warrants which are exercisable within 60 days, 62,500 shares that may be issued upon the exercise of warrants issuable upon the conversion of our convertible bridge notes that are convertible within 60 days and an additional 1,000,000 shares that may be issued upon exercise of other warrants which are exercisable within 60 days.

(8)
Includes 2,369,453 shares of our common stock, 500,000 shares issued upon conversion of the Bridge Notes, 14,303 Bridge Note interest shares and 125,000 shares issued upon the initial closing of the Offering, all held by AMG II, LLC.  Mr. Alan Goddard is the sole member of AMG II, LLC.  Also includes 250,000 shares that may be issued upon exercise of Bridge Notes warrants which are exercisable within 60 days, 500,000 shares that may be issued upon exercise of an additional warrant which are exercisable within 60 days, and 62,500 shares that may be issued upon exercise of an Investor Warrant issued in the Offering, which is exercisable within 60 days, all held by Navesink Capital Advisors, LLC.  Mr. Goddard is the sole member of Navesink Capital Advisors, LLC.

(9)	Consists of 4,500,000 Merger Shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth information regarding the members of our Board and our executive officers. Kenneth Spiegeland has been a director of the Company since prior to the Merger.  John S. Henderson IV became an executive officer and director of the Company upon the closing of the Merger. Sherman Henderson III and Kevin S. Grangier were appointed to our Board on January 31, 2012.

Name	Age	Position

John S. Henderson IV	40	Chief Executive Office, President and Director

Sherman Henderson III	70	Director

Kenneth Spiegeland	49	Director

Kevin S. Grangier	48	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Officers are appointed by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Biographical resumes of each officer and director of the Company are set forth below:

John S. Henderson, Chief Executive Officer, President and Director, has served as Chief Executive Officer, President, and the Director of Dynastar since May 4, 2010.  Mr. Henderson previously served as President of Lightyear Wireless Solutions, a division of Lightyear Network Solutions, Inc. (LYNS), from 2003 to 2010 where he founded and built the direct sales division to $12 million in revenue.  Prior to Lightyear, Mr. Henderson served as Vice President of Sales and Marketing of the Direct Sales division of Excel Communications, a billion dollar direct sales company, from 2001 to 2003.

Because of John Henderson’s specific experience in, and knowledge of, the direct selling industry and his years of involvement in executive leadership positions in direct sales, we have concluded that Mr. Henderson should serve as a director of the Company.

Sherman Henderson III, Director, has more than 37 years of business experience, including roles spanning company ownership, sales, marketing and management. He began his career in the telecom industry in 1986, when he oversaw Charter Network, a long-distance carrier serving the Midwestern United States. He founded Lightyear, which began operations as UniDial, in 1993 in Louisville, Kentucky and served as its chief executive officer from its founding until May 2011. He currently serves as its chairman emeritus. Additionally, Mr. Henderson served six terms as chairman of COMPTEL, the leading association representing competitive communications service providers and their supplier partners. He currently serves as a director of Rackwise, Inc. (OTCBB: RACK). Sherman Henderson III is the father of John S. Henderson IV.

Because of Sherman Henderson’s years of business experience in sales and executive leadership positions, we have concluded that Mr. Henderson would be an asset to us and that he should serve as a director of the Company.

Kenneth Spiegeland, Director, served as Pubco’s sole director from October 12, 2011 until the Merger closing on January 17, 2012. Mr. Spiegeland will remain as one of our directors following the Merger closing. He became Pubco’s interim Chief Executive officer, President and Interim Chief Financial Officer on September 14, 2011 and served in those capacities until the Merger closing on January 17, 2012. Mr. Spiegeland has been a member of the Board of Directors of Rackwise, Inc. (OTCBB: RACK) since February 1, 2011. From February 1, 2011 through September 21, 2011, he served as the Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of Rackwise. He has been a Senior Account Manager with Concord Private Jet since January 2010.  From April 2008 to January 2010, he was a real estate broker and a partner in KBS Partnership, a real estate holding company he founded in 1985, and from January 2005 to December 2008, he was the Managing Member of New Space Closet. Prior to this, from January 2000 to November 2005, he was Division Manager with Masco Contractor Services, a subsidiary of Masco Corporation, a leading manufacturer of home improvement and building products, and from February 1998 to January 2000, he was the General Manager of Gabriel-Spry Services, a division of Gale Industries, and prior to this he served as Executive Vice President of Gabriel-Spry Company Inc. since 1983.

Because of Kenneth Spiegeland’s prior business experience and relationship with the Company prior to the Merger, we have concluded that Mr. Spiegeland should continue to serve as a director of the Company.

Kevin S. Grangier, Director, was appointed to our board of directors on January 31, 2012 and brings more than 25 years of brand development, marketing and communication experience to the Company. Mr. Grangier currently is CEO of CarryOn Public Relations, Inc., a full-service public relations and brand communication agency founded by Mr. Grangier in Los Angeles in 1998. CarryOn has represented more than 100 of the top 1,000 brands in the United States, including Coors Brewing, Pharmavite, the NHL, ESPN, IHOP, GOT MILK?, Beverly Hills Tourism, Jacuzzi, Yahoo!, Pfizer, Lindt Chocolate, AstraZeneca, Symantec, and dozens of other products representing virtually every category.  Mr. Grangier also founded CarryOn Interactive (Coi), an interactive and social media agency, Brandeavor, Inc. and LabelConscious, Inc., brand research and identity development firms that represent companies in a variety of manufacturing, healthcare, food and industrial industries. Mr. Grangier was accredited by The Public Relations Society of America at age 26 and currently holds board positions or serves in advisory capacities for a variety of for-, not-for- and non-profit organizations. He earned his bachelor’s degree in communication and health administration from Western Kentucky University and also attended Indiana University and Bellarmine University in Louisville.

Because of Kevin Grangier’s many years of business experience in marketing and advising companies, we have concluded that Mr. Grangier would be an asset to us and that he should serve as a director of the Company.

Board of Directors and Corporate Governance

Immediately following the closing of the Merger, our Board consisted of three (3) members, two of whom, Kenneth Spiegeland and Jerry Tyler, were independent.  On January 12, 2012, we appointed two (2) additional directors to the Board, Sherman Henderson and Kevin Grainger, both of whom we deem to be independent.  Mr. Tyler resigned from the Board on March 8, 2012.   Our Board of Directors currently consists of four (4) members, three (3) of whom are independent.  The Board may be increased up to seven (7) members, provided that at least one of the additional directors is independent.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board comprised of a majority of “Independent Directors.”   Nevertheless, our Board has determined that three of our four directors, Mr. Kenneth Spiegeland, Mr. Sherman Henderson III and Mr. Kevin S. Grangier, are “independent” within the definition of independence provided in the Marketplace Rules of The Nasdaq Stock Market.

Board Committees

We intend to maintain a board of directors that is composed of a majority of “independent” directors.  We may appoint an audit committee, nominating committee and/or compensation committee, to adopt charters relative to each such committee.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To request a copy of the Code of Ethics, please make written request to our Secretary, at Dynastar Holdings, Inc., 1311 Herr Lane, Louisville, KY 40222.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal years ended December 31, 2012, 2011 and 2010; (ii) all individuals who served as our principal executive officer and principal financial officer or acted in a similar capacity at any time during the fiscal years ended December 31, 2012, 2011 and 2010; and (iii) all individuals that served as executive officers of Dynastar at any time during the fiscal years ended December 31, 2012, 2011 and 2010 that received annual compensation during the fiscal years ended December 31, 2012, 2011 and 2010 in excess of $100,000.

Summary Compensation Table

The following table presents the compensation for our executive officers for the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)

John S. Henderson IV	2012	$228,564	-		-	$158,600	(1)	-		$387,164
Chief Executive Office	2011	$240,000			-	-		$22,578	(2)	$262,578
	2010	$130,000								130,000

Robert R. Mohr	2012	$73,849	-		-		-	$53,042	(5)	$126,891
Chief Financial Officer (4)	2011	$175,000	$10,000	(3)	-	-		$15,719	(6)	$200,719
	2010	$29,167			$16,500	$127,000				$172,667

David Duggins, President (7)	2010	$95,000	$10,000	(8)				$15,417	(9)	$120,417

(1)
Amount represents the grant date fair value of an incentive stock option to purchase 1,000,000 shares of our common stock at exercise price of $0.22, awarded to Mr. Henderson in connection with the execution of his employment agreement on January 17, 2012.  The award was valued using the Black-Sholes model with the following assumptions: fair value of the sock, $0.20, exercise price $0.22, term 10 years, no dividend yield, expected volatility 78%, weighted average risk free interest rate 1.94%.

(2)	Amount represents an automobile allowance provided pursuant to employment agreement.

(3)	Represents cash bonus paid in connection with performance under employment agreement.

(4)	Mr. Mohr resigned from his position as our principal financial officer on May 31, 2012.

(5)	Amount represents $51,542 in severance payments under a resignation agreement letter with Mr. Mohr dated May 31, 2012, and $1,500 in an automobile allowance.

(6)	Amount represents an automobile allowance provided pursuant to employment agreement.

(7)	Mr. Duggins resigned as President of Dynastar on November 4, 2010.

(8)	Amount represents bonus paid in connection with the timely collection of a note receivable.

(9)	Amount represents consulting fees paid to Mr. Duggins, subsequent to his resignation as president of Dynastar.

Employment Agreements with Executive Officers

As of and effective upon the closing of the Merger, we entered into three-year, renewable executive employment agreements with John S. Henderson, our Chief Executive officer, and Robert R. Mohr, our former Chief Financial Officer, which agreements superseded and replaced in the entirety those existing agreements by and between Dynastar and each of Messrs. Henderson and Mohr.

Pursuant to these employment agreements, Mr. Henderson receives a base salary for the first twelve months of his agreement in the amount of $210,000 while Mr. Mohr was to receive a base salary in the amount of $175,000 per annum.  These amounts, with respect to Mr. Henderson, are subject to annual review by our Board and increase (but not decrease) as the Board determines. For 2012, the Board agreed that Mr. Henderson’s base salary would be increased to $228,584. Our Board will determine in its sole discretion, following the closing of the Merger, what bonuses Mr. Henderson shall be entitled to, based on milestones to be agreed upon by the Board and Mr. Henderson.  Messrs. Henderson and Mohr each received options under our 2011 Plan to acquire shares of our common stock, in such numbers and on such terms as indicated below under the Section “2011 Equity Incentive Plan – Grants to Officers and Directors.”

On May 31, 2012, Mr. Mohr resigned from his position as our Chief Financial Officer. In connection with his resignation, we paid Mr. Mohr severance from June 1, 2012 through September 15, 2012 totaling $51,542 calculated as a pro rata portion of his annual salary.  As of the date of his resignation, Mr. Mohr held an option exercisable for 450,000 shares of our common stock of which 150,000 shares were fully vested as of the Closing Date and the remaining 300,000 shares were to vest in two equal annual installments on November 4, 2012 and November 4, 2013. As part of our settlement agreement with Mr. Mohr, we agreed that he could retain that option for the entire 450,000 shares for the remainder of the original 10 year life of the option and that the unvested portions would vest pursuant to the original terms of that option agreement. As of his resignation date, Mr. Mohr held an additional option exercisable for 500,000 shares of our common stock.  This option was forfeited by Mr. Mohr and cancelled as of his date of resignation.

Mr. Henderson is eligible to participate in any other bonus or incentive program established by us for executives of the Company and is entitled to other benefits as may be adopted by us from time to time for the benefit of our executives, as determined by our Board.

Compensation of Non-Employee Directors

Immediately following the closing of the Merger, our Board consists of two non-employee directors and one executive officer. Our Board currently consists of three non-employee directors and one executive officer.  We currently do not provide compensation to non-employee directors and we will not provide cash or incentive compensation to our executive officers serving as directors.

Until we establish a compensation committee, amendments to our director compensation arrangements must be approved by a majority of our independent directors.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently eligible for quotation on the OTC Markets, Inc. “Pink” tier under the symbol “DYNA.”  Our common stock became publicly traded on January 17, 2012.  Our stock is thinly traded.  As of the date of this Current Report, we had 58,859,171 shares of common stock outstanding held by 110 stockholders of record. To date, we have not paid dividends on our common stock. We have no outstanding shares of preferred stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans, Updated to December 31, 2012

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	2,450,000 (1)	$0.21	2,550,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,450,000	$0.21	2,550,000
 ________________________
(1)	Reflects the cancellation of an option grant to Robert Mohr for 500,000 shares forfeited by Mr. Mohr upon his resignation and returned to the 2011 Plan for future issuance.

2011 Equity Incentive Plan

Our Board and stockholders owning a majority of our outstanding shares adopted our 2011 Plan on October 14, 2011.  A total of 5,000,000 shares of our common stock are reserved for issuance under the 2011 Plan.  If an incentive award granted under the 2011 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2011 Plan.

Shares issued under the 2011 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2011 Plan.  In addition, the number of shares of common stock subject to the 2011 Plan and the number of shares and terms of any incentive award are expected to be adjusted in the event of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2011 Plan.  Subject to the terms of the 2011 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2011 Plan.

Eligible Recipients

Any officer or other employee of the Company or its affiliates, or an individual that the Company or an affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its affiliates, including a non-employee director of the Board, is eligible to receive awards under the 2011 Plan.

Grants

The 2011 Plan authorizes the grant to eligible recipients of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and stock appreciation rights, as described below:

●
Options granted under the 2011 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant. Such awards may include vesting requirements.

●
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●	Stock awards are permissible. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

●
Stock appreciation rights or SARs, entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board may amend, suspend or terminate the 2011 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2011 Plan terminates ten years after it is adopted.

Grants to Officers and Directors

Upon the closing of the Merger, we granted (i) John S. Henderson IV, our Chief Executive Officer, options under the 2011 Plan to purchase 1,000,000 shares of our common stock vesting in three equal annual installments beginning on the first anniversary of the Merger Closing Date, with an exercise price of $0.22 per share, to qualify as incentive stock options under the Internal Revenue Code requirements for 10% stockholders and (ii) Robert R. Mohr options under the 2011 Plan to purchase (a) 450,000 shares of common stock, of which 150,000 shares were fully vested as of the Merger Closing Date and the remaining 300,000 shares will vest in two equal annual installments on November 4, 2012 and November 4, 2013 and (b) additional options to purchase 500,000 shares of common stock vesting in three equal annual installments beginning on the first anniversary of the Merger Closing Date, each with an exercise price of $0.20 per share. Mr. Mohr resigned from the Company on May 31, 2012.  In connection therewith, the Board allowed Mr. Mohr to retain his option to purchase 450,000, and that option shall vest pursuant to its terms and retain its full term.   Upon Mr. Mohr’s resignation, his option to purchase 500,000 shares of common stock was forfeited and returned to the 2011 Plan option pool.

Other than these options, Our Board will determine a limitation on the number of options that may be granted pursuant to the 2011 Plan during the twelve (12) months immediately following the closing of the Merger.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Securities Purchase by a Director

Sherman Henderson, an investor in $25,000 principal amount of the Dynastar Bridge Notes is the father of John S. Henderson IV, our chief Executive Officer.

Legal Fees

Gottbetter & Partners, LLP, formerly a beneficial holder of more than 5% of our outstanding common stock, represented Dynastar as legal counsel prior to the Merger for which it received legal fees billed on an hourly basis in accordance with an executed retainer agreement.  Following the closing of the Merger, Gottbetter & Partners, LLP became counsel to us and receives legal fees pursuant to a retainer agreement executed by the parties effective November 13, 2012. Pursuant to this agreement and beginning November 2012, we pay Gottbetter & Partners, LLP a monthly fee of $6,000 for providing to us legal services relating to SEC regulatory compliance and reporting requirements.  All other legal services, including but not limited to contracts, registration statements, private placement offerings, mergers and acquisitions, exchange listing applications, all matters related to those services and all matters relating to the Merger, the Offering and this Current Report as amended, are billed on an hourly basis.

As of December 31, 2011 and under its retainer agreement, Dynastar had made payments to Gottbetter & Partners, LLP for legal services in the amount of approximately $60,996 and had incurred approximately $141,821 in additional legal fees through that date. From January 1, 2012 to February 28, 2013, we and Dynastar incurred approximately an additional $271,613 in legal fees relating to the Merger, the Offering and general legal representation, and we incurred an additional $30,000 in legal fees under our SEC regulatory compliance retainer with Gottbetter & Partners, LLP.

Adam S. Gottbetter is the owner of Gottbetter & Partners, LLP, Gottbetter Capital Group, Inc. and Gottbetter Capital Markets, LLC.  Gottbetter Capital Group, Inc. owns shares of the Company.  Gottbetter Capital Markets, LLC has served as placement agent for the Offering, for which it has received placement agent fees in accordance with an executed, amended placement agent agreement.

Transactions with the Placement Agent and Other Related Parties

Placement Agent Agreement

We have paid the placement agent in the Offering, Gottbetter Capital Markets, LLC, a cash commission of 10% of the funds raised from investors in the Offering. In addition, the placement agent received five-year warrants, exercisable at $0.20 per share, to purchase a number of shares of our common stock equal to ten percent (10%) of the number of units sold in the Offering. As a result of the foregoing arrangement, we have paid Gottbetter Capital Markets, LLC cash commissions of $117,500 and issued to Gottbetter Capital Markets, LLC broker warrants to purchase 587,500 shares of our common stock at an exercise price of $0.20 per share.

Consulting Agreement

We entered into a consulting agreement dated as of November 27, 2012 with Gottbetter Capital Markets, LLC pursuant to which Gottbetter Capital Markets, LLC agreed to provide us with advice relating to general financial matters, including relating to the offer and sale of securities in capital raising transactions conducted as private placements, through March 31, 2013.  The services provided by Gottbetter Capital Markets, LLC under this consulting agreement are separate and apart from the specific capital raise services provided by Gottbetter Capital Markets, LLC under the Placement Agency Agreement dated October 27, 2011, as amended, relating to the Offering.  Under the compensation provisions of this agreement, we are obligated to pay Gottbetter Capital Markets, LLC a cash fee of $100,000.

Share Escrow Agreement

We entered into an Escrow Agreement dated as of January 17, 2012 with John S. Henderson IV, as indemnification representative, and Gottbetter & Partners, LLP, as Escrow Agent, pursuant to which the Escrow Agent will hold in escrow 5% of the shares of our common stock that Dynastar’s pre-Merger stockholders received in the Merger in exchange for their shares of Dynastar for any breach of the Merger Agreement by Dynastar that is discovered during the two years immediately following the closing of the Merger.

Employment Agreements

As of and effective upon the closing of the Merger, we entered into three-year, renewable executive employment agreements with John S. Henderson, our Chief Executive officer, and Robert R. Mohr, our former Chief Financial Officer, which agreements superseded and replaced in the entirety those existing agreements by and between Dynastar and each of Messrs. Henderson and Mohr.   Pursuant to these employment agreements, Mr. Henderson received a base salary for the first twelve months of his agreement in the amount of $210,000 while Mr. Mohr was to receive a base salary in the amount of $175,000 per annum.  The amount of Mr. Henderson’s base compensation will be subject to annual review by our Board and increase (but not decrease) as the Board determines. For 2012, the Board agreed that Mr. Henderson’s base salary would be increased to $228,584.  Our Board will determine in its sole discretion what bonuses Mr. Henderson will be entitled to, based on milestones to be agreed upon by the Board and Mr. Henderson.  Messrs. Henderson and Mohr each received options under our 2011 Plan to acquire shares of our common stock, in such numbers and on such terms as indicated below under the Section “2011 Equity Incentive Plan – Grants to Officers and Directors.”

On May 31, 2012, Mr. Mohr resigned from his position as our Chief Financial Officer. In connection with his resignation, we paid Mr. Mohr severance from June 1, 2012 through September 15, 2012 totaling $51,542 calculated as a pro rata portion of his annual salary.  As of the date of his resignation, Mr. Mohr held an option exercisable for 450,000 shares of our common stock of which 150,000 shares were fully vested as of the Closing Date and the remaining 300,000 shares were to vest in two equal annual installments on November 4, 2012 and November 4, 2013. As part of our settlement agreement with Mr. Mohr, we agreed that he could retain that option for the entire 450,000 shares for the remainder of the original 10 year life of the option and that the unvested portions would vest pursuant to the original terms of that option agreement. As of his resignation date, Mr. Mohr held an additional option exercisable for 500,000 shares of our common stock.  This option was forfeited by Mr. Mohr and cancelled as of his date of resignation.

Mr. Henderson is eligible to participate in any other bonus or incentive program established by us for executives of the Company and shall be entitled to other benefits as may be adopted by us from time to time for the benefit of our executives, as determined by our Board.

Transactions with Navesink Capital Advisors, LLC

Consulting Agreement

Effective upon the closing of the Merger, we entered into an agreement with Navesink Capital Advisors, LLC (“Navesink”) pursuant to which Navesink agreed to provide us with certain professional consulting services relating to business development and corporate finance.  This agreement has a term of six months.  As consideration under this agreement, we agreed to issue to Navesink a five year warrant exercisable for two million (2,000,000) shares of our common stock at an exercise price of $0.20 per share.  Shares underlying these warrants are entitled to “piggyback” registration rights at our discretion.  Prior to the merger Closing Date, Navesink assigned to certain third parties its right to receive warrants exercisable for one million five hundred thousand (1,500,000) shares, including 500,000 shares of which were assigned to Gottbetter Capital Group, Inc.

Navesink Investments in Dynastar and the Company

In October 2011, Navesink purchased $100,000 principal amount of the Bridge Notes and received Dynastar Warrants to purchase 125,000 shares of Dynastar common stock.  Upon the closing of the Merger, these Bridge Notes were converted into 500,000 shares of our common stock and the Dynastar Warrants were exchanged for our warrants to purchase 250,000 shares of our common stock.  Prior to the Merger closing, Navesink sold to a third party its rights to receive 100,000 of the 500,000 shares of our common stock.

Effective upon the closing of the merger, Navesink purchased 125,000 units in the initial closing of the Offering for a purchase price of $25,000.  As a result of this purchase, Navesink received 125,000 shares of our common stock and five year warrants to purchase 62,500 shares of our common stock at a purchase price of $0.80 per share.

Transactions Relating to the Acquisition of the ConectionPlus® Assets from uBuy2Give, Inc.

In connection with and in support of the acquisition of the ConnectionPlus software platform from uBuy2Give, Inc., effective as of November 27, 2012, we entered into consulting agreements with John Higgins, the President of uBuy2Give, Inc., Jed Trosper, the Chief Executive Officer of uBuy2Give, Inc., and a consultant to uBuy2Give, Inc..  Pursuant to these agreements, in exchange for their assistance with our implementation and integration of the ConnectionPlus Assets, we agreed (i) to pay Mr. Higgins a cash fee of  a minimum of $5,000 to a maximum of $12,500 per month, the exact amount depending on certain variables, for six months and to grant him an option to acquire 400,000 shares of our common stock, (ii) to grant Mr. Trosper an option to acquire 1,000,000 shares of our common stock and (iii) to grant the consultant an option to acquire 100,000 shares of our common stock.  These options are exercisable for ten years at an exercise price of $0.20 per share.  Mr. Higgins will only be entitled to acquire 200,000 option shares, Mr. Trosper will only be entitled to acquire 500,000 option shares and the consultant will only be entitled to acquire 50,000 option shares if the ConnectionPlus platform is not able to process the required minimum number of transactions by December 31, 2013.  Pursuant to his agreement, Mr. Higgins may assist us in marketing the ConnectionPlus platform and will receive a cash commission on any successful sales.

Lock-ups

Officers, directors, key employees and certain holders of 10% or more of the Company’s common stock have agreed to “lock-up” and not sell or otherwise transfer or hypothecate any of their Company shares, including shares that maybe issued upon exercise of Merger warrants for a term of 18 months from the Closing Date, except in certain limited circumstances.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our Articles of Incorporation provide for the issuance of 310,000,000 shares of capital stock, of which 300,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are blank-check preferred stock, par value $0.001 per share.

Equity Securities Issued and Outstanding

After giving effect to the Transactions, including the units sold in the multiple closings of the Offering, the conversion of the Bridge Notes and exchange of the Dynastar Warrants, the issuance of shares of our common stock to the former Dynastar stockholders in the Merger, the cancellation of shares owned by Dynastar, the broker warrants issued to the placement agent in connection with the multiple closings of the Offering, the warrants issued to Navesink and its designees under the consulting agreement with Navesink and the granting of options under the 2011 Plan to each of John S. Henderson IV and Robert Mohr, there were issued and outstanding securities of the Company as of March 18, 2013, as follows:

●
58,859,171 shares of our common stock (including an aggregate of 15,872,000 shares received by the former Dynastar stockholders in the Merger, 5,724,925 shares received by the former Dynastar Bridge Note holders, 258,781 shares received by Dynastar’s former bridge Note holders in payment of accrued but unpaid interest on the bridge Notes and 6,000,000 shares issued in the multiple closings of the Offering);

●	Options, net of forfeitures, to purchase 1,450,000 shares of common stock granted under the 2011 Plan to our executive officer and a former executive officer;

●
Investor warrants to purchase 3,000,000 shares of our common stock at an exercise price of $0.80 per share issued to investors in the multiple closings of the Offering, broker warrants  to purchase an aggregate of 587,500 shares of our common stock at a price of $0.20 per share issued to the placement agent in connection with the multiple closings of the Offering, warrants to purchase up 2,000,000 shares of our common stock at an exercise price of $0.20 per share issued to Navesink and its designees pursuant to the Navesink consulting agreement and warrants issued to the holders of the Dynastar Warrants in exchange for such warrants, to purchase 2,862,462 shares of our common stock at an exercise price of $0.80 per share.

Description of Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share of our common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Our common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Description of Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which as of the date hereof is designated or outstanding.  Our Board is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series.  Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of preferred stock will be determined by our Board, without the necessity of obtaining approval of our stockholders.

Description of Investor Warrants

In connection with the closing of the Merger and for closings of the Offering through February 6, 2013, we issued investor warrants to purchase 3,000,000 shares of our common stock. The investor warrants entitle the holders to purchase a full share of common stock at a purchase price of $0.80 per whole share during the five (5) year period that commenced upon issuance of the investor warrants.

The investor warrants, at the option of the holder, may be exercised by cash payment of the exercise price to us. The investor warrants may be exercised on a cashless exercise basis commencing one year after the date of filing of this Current Report if no registration statement registering the shares underlying the investor warrants is then in effect.  A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price.  We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

The exercise price and number of shares of common stock issuable on exercise of the investor warrants may be adjusted in certain circumstances including stock splits, stock dividends and future issuances of our equity securities, including a weighted average adjustment in the event of future issuances of our equity securities at a price less than the exercise price of the warrant.

No fractional shares will be issued upon exercise of the investor warrants. If, upon exercise of the investor warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number, the number of shares of common stock to be issued to the investor warrant holder.

Description of Broker Warrants

The broker warrants issued through February 6, 2013 in connection with the Offering permit the placement agent, or its designees, to purchase up to 587,500 shares of common stock, or five percent (5%) of the number of units sold in the Offering. The broker warrants are identical to the investor warrants in all material respects except that (i) they do not come with registration rights; and (ii) they have an exercise price of $0.20 per share.

Description of Warrants Issued in Exchange for the Dynastar Warrants

The warrants issued in exchange for the Dynastar Warrants are identical to the investor warrants in all material respects, and the resale of our common stock underlying these warrants is covered by the registration rights discussed above.

Description of Warrants Issued to Navesink and its Designees

The warrants issued to Navesink and its designees pursuant to our consulting agreement with Navesink are identical to the investor warrants in all material respects except that (i) the resale of the common stock underlying them is not covered by a registration statement; (ii) they have an exercise price of $0.20 per share and (iii) the cashless exercise provisions become effective 10 months from the date of issuance.

Registration Rights

Under an operative registration rights agreement relating to the Merger and the Offering, we were required to file with the SEC, within 75 days of the closing of the Merger, a registration statement registering for resale all shares of our common stock (i) included in the units sold in the Offering and issuable upon exercise of the investor warrants issued in the Offering, (ii) issued upon conversion of the Bridge Notes and issuable upon the exercise of our warrants issued in exchange for the Dynastar Warrants and (iii) issued in the Merger to the holders, prior to the Merger, of the Dynastar Preferred Stock, consistent with the terms and conditions of that registration rights agreement.

Under this registration rights agreement, the holders of any registrable securities removed from the registration statement a result of a Rule 415 or other comment from the SEC have “piggyback” registration rights for the shares of common stock or common stock underlying such warrants with respect to any registration statement filed by us following the effectiveness of the registration statement which would permit the inclusion of these shares.  We agreed to use our best efforts to have the registration statement declared effective within 150 days of filing the registration statement.  Notwithstanding the foregoing, should our Board of Directors deem it advisable and in our best interests to delay the filing, we may seek the consent of the holders of registrable securities to such delay and the waiver of monetary penalties described below.

If the registration statement is not filed on or before the Filing Deadline or not declared effective on or before the Effectiveness Deadline, we are required to pay to each holder of registrable securities an amount in cash equal to one percent (1.0%) of the purchase price per share paid by such holder for the registrable securities for each full period of 30 days that (i) we are late in filing the registration statement or (ii) the registration statement is late in being declared effective by the SEC.  The payment amount shall be pro rated for partial thirty (30) day periods.  The maximum aggregate amount of payments to be made by us as the result of such failures, whether by reason of a Filing Deadline failure, Effectiveness Deadline failure or any combination thereof, shall be an amount equal to ten percent (10)% of each holder’s purchase price per share for the registrable securities.  Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration.  Moreover, no such payments shall be due and payable with respect to any registrable securities we are unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act.

According to these penalty provisions, because we are have not yet filed the registration statement, monetary penalties payable by us to each holder of registrable securities have accrued at a rate of one percent (1.00%) of the purchase price per share per month for the maximum period of ten (10)  months.  We expect to ask each of our investors entitled to these late filing penalty fees to waive their rights to such penalties. We have recently revised our registration rights agreement with respect to the Offering to set a new Filing Deadline of June 30, 2012.  We expect to ask all of our holders of registration rights (other than holders solely of “piggy back” registration rights) to become parties to this revised registration rights agreement.

We will keep the registration statement “evergreen” for two (2) years from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to the holders with respect to all of their registrable securities, whichever is earlier.

Additionally, shares of our common stock underlying the warrants issued to Navesink and its designees are entitled to “piggyback” registration rights, at our discretion.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation.  This control share law may have the effect of discouraging corporate takeovers.  We currently have approximately 59 stockholders of record.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more.  The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell the shares to others.  If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation.  The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers.  The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

The Company’s Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of the Company or any of its subsidiaries prior to the Merger.

The Company’s Articles of Incorporation provide a limitation of liability such that no director or officer shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies.  Our Board of Directors may also adopt bylaws or resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law.  Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our articles of incorporation or bylaws inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer and Trust Company.  The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212)845-3217.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by Dynastar

On May 4, 2010 Dynastar issued 9,000,000 shares of its common stock to its two founders for aggregate proceeds of $300.  One of these founders is also the Company’s chief executive officer and its director.  The other founder is no longer actively involved with Dynastar.

Dynastar also issued 450,000 shares its common stock on May 4, 2010, to an advisor for services in connection with the private placement transaction.

On June 3, 2010, through a private placement transaction, Dynastar issued 3,604,425 shares of its Series A convertible preferred stock for aggregate net cash proceeds of $736,574, consisting of gross proceeds of $1,189,400 less cash expenses of $452,826.

On May 4, 2010 Dynastar issued 550,000 shares of its fully vested common stock to a financial consultant for advisory services.  The shares were valued upon issuance at $0.05 per share based upon the value of the services rendered, which was more readily determinable than the trading value of the common stock (which was not publicly traded).  The aggregate fair value of these shares of $27,500 was charged to stock-based compensation expense.

On November 4, 2010, Dynastar awarded 50,000 shares of its fully vested common stock to its former chief financial officer, Robert Mohr.  This stock was valued upon issuance at $0.33 per share, by reference to the issuance price of the convertible preferred stock issued on September 30, 2010.  The aggregate fair value of these shares of $16,500 was charged to stock-based compensation expense.

As of October 24, 2011, Dynastar has sold an aggregate principal amount of $1,144,985 of its Bridge Notes in a private placement.  Prior to the Merger Closing Date, the holders of these Dynastar Bridge Notes  agreed to convert the Bridge Notes along with accrued but unpaid interest concurrently with the closing of the Merger, at a conversion price of $0.20 per share, into 5,724,925 shares of our common stock.  Purchasers of the Bridge Notes also agreed to exchange their Dynastar Warrants into our warrants to purchase one share of our common stock for each $0.80 investment in the Bridge Notes.  Dynastar Warrants to purchase an aggregate of 1,431,231 shares of Dynastar common stock were issued.  Upon the closing of the Merger, the Dynastar Warrants were exchanged for warrants to purchase 2,862,462 shares of our common stock.

Immediately prior to the closing of the Merger on January 17, 2012, and in connection with the Merger, Dynastar issued an aggregate of 5,822,000 shares of its common stock upon the conversion of its Dynastar Preferred Stock.

The issuances of these securities were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and, in certain cases, under Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering.

Sales by the Company

In connection with the Merger, we issued an aggregate of 15,872,000 shares of our common to the stockholders of Dynastar.  We also issued 5,724,925 shares of our common stock to the holders of the Bridge Notes for principal and 258,781 shares for accrued interest and warrants for 2,862,462 shares of our common stock to the holders of the Dynastar Warrants.  The issuance of these shares of our common stock and the warrants to the Dynastar stockholders in connection with the Merger was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated by the SEC under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Through February 6, 2013, we sold an aggregate of 6,000,000 units in an Offering at a price of $0.20 per unit for gross proceeds to us of $1,200,000. Each unit consisted of one share of our common stock and a warrant to purchase one-half share of our common stock at a purchase price of $0.80 per whole share.  The sales of these securities were deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation S promulgated thereunder and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of securities in the Offering represented the intention to acquire the securities for investment only and not with a view to or in connection with any distribution thereof and appropriate legends were affixed to the certificates representing the securities issued in the Offering.  All purchasers of the units were accredited investors, as that term is defined in Regulation D under the Securities Act, or were non-U.S. persons, and had adequate access, through employment, business or other relationships, to information about us.

On January 17, 2012, we issued warrants to purchase 2,000,000 shares of our common stock to Navesink and its designees as compensation under our consulting agreement with Navesink dated effective as of January 17, 2012.  The issuance of these warrants was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and, Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

On March 13, 2012, we completed the sale of a convertible promissory for cash consideration of $25,000.  This note bears interest at 10%, and was due to be repaid on September 11, 2012.  On September 11, 2012, we and the holder agreed to extend the maturity date to December 31, 2013.  At the election of the holder, the principal and accrued interest on this note may be converted into units of the Offering.  If the holder does not elect to convert the principal and interest into units of the Offering, at maturity, the interest shall be paid in shares of our common stock.  The conversion price shall be based upon the volume weighted average price of our common stock as reported by Bloomberg L.P. for the ten trading days preceding but not including the relevant payment date, or (b) if no such pricing is available, a number determined in good faith by our board of directors to be the fair market value of our common stock at the payment date. The issuance of this promissory note was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and, Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

On November 27, 2012, we issued 9,559,862 restricted shares of our common stock in connection with our purchase of the ConnectionPlus® suite of software assets from uB2G.  Of the issued shares, 4,779,931 are held being in escrow by Gottbetter & Partners, LLP and are subject to forfeiture if the ConnectionPlus software is not able to process at least one hundred fifty thousand (150,000) transactions by December 31, 2013. The issuance of these shares was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

Index to Exhibits

See Item 9.01(c) below, which is incorporated by reference herein.

Description of Exhibits

See the Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

ITEM 3.02.               UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure set forth in Item 2.01 to this Current Report under the section “Recent Sales of Unregistered Securities” is incorporated into this item by reference.

ITEM 5.01.               CHANGES IN CONTROL OF THE REGISTRANT.

As a result of the closing of the Merger, we experienced a change in control, with the former stockholders of Dynastar acquiring control of us. The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

ITEM 5.02.                DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference.

ITEM 5.06.               CHANGE IN SHELL COMPANY STATUS.

The disclosure set forth in Item 2.01 to this Current Report is incorporated into this item by reference. As a result of the completion of the Merger, we believe that we are no longer a shell company as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01.               FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Business Acquired

Financial Statements:(i) audited financial statements and notes thereto of Dynastar and Subsidiaies for the year ended December 31, 2011 and for the period ended May 4, 2010 (inception) through December 31, 2010, (ii) audited financial statements and notes thereto of My Affordable Energy for the years ended December 31, 2010 and 2009, are included with this Current Report beginning on Page F-1.
.

(b)           Pro forma financial information

Unaudited pro-forma consolidated financial statements are included with this Current Report beginning on Page F-42.

(d)           Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

DESCRIPTION OF EXHIBITS

See the Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of January 17, 2012 by and among Registrant, Dynastar Acquisition Corp., and Dynastar Ventures Inc., (a Delaware corporation) (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2012)

2.2
Certificate of Merger dated as of January 17, 2012 for the merger of Dynastar Acquisition Corp. into Dynastar Ventures Inc. (a Delaware corporation) (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed with SEC on January 23, 2012)

2.3
Amended and Restated Asset Acquisition Agreement dated as of November 27, 2012 by and among the Registrant, Dynastar Ventures, Inc. and uBuy2Give, Inc. (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed with the SEC on July 16, 2007)

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on October 14, 2011)

3.4	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed with the SEC on July 16, 2007)

4.1	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with SEC on January 23, 2012)

4.2	Form of Bridge Note Exchange Warrant (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with SEC on January 27, 2012)

4.3	Form of Broker Warrant (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with SEC on January 23, 2012)

4.4	Form of Navesink Warrant (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed with SEC on January 23, 2012)

4.5
10% Convertible Bridge Promissory Note, in the Principal Amount of $50,000 made by uBuy2Give, Inc. in favor of the Registrant, dated August 2, 2012 (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.1
Form of Subscription Agreement between the Registrant and the investors in the  Unit Private Placement Offering (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.2
Subscription Escrow Agreement dated December 15, 2011, by and among the Registrant, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.3	Amendment to Subscription Escrow Agreement, dated as of December 12, 2012 (filed herewith)

10.4
Placement Agency Agreement dated as of October 27, 2011 by and between the Placement Agent and the Registrant (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.5	First Amendment, dated February 23, 2012, to Placement Agency Agreement (filed herewith)

10.6	Second Amendment, dated June 29, 2012, to Placement Agency Agreement (filed herewith)

10.7	Third Amendment, dated October 12, 2012, to Placement Agency Agreement (filed herewith)

10.8	Fourth Amendment, dated December 12, 2012, to Placement Agency Agreement (filed herewith)

10.9
Form of Registration Rights Agreement by and between the Registrant and the investors in the Private Placement Offering (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.10
Escrow Agreement dated January 17, 2012 among the Registrant, John S. Henderson IV, as indemnification representative, and Gottbetter & Partners, LLP, as escrow agent (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.11
Share Cancellation Agreement dated as of January 17, 2012 by and between the Registrant and Dynastar Ventures Inc. (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.12
Navesink Consulting Agreement dated as of January 17, 2012 by and between the Registrant and Navesink Capital Advisors, LLC (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.13
Undiscovered Equities Consulting Agreement, dated as of December 20, 2011, by and between Dynastar Ventures, Inc. and Undiscovered Equities, Inc. (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.14	Undiscovered Equities Consulting Agreement, dated as of October 1, 2012, by and between Dynastar Ventures, Inc. and Undiscovered Equities, Inc. (filed herewith)

10.15	Amendment to October 1, 2012 Undiscovered Equities Consulting Agreement (filed herewith)

10.16	Executive Employment Agreement for John Henderson (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.17	Executive Employment Agreement for Robert Mohr (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.18	Robert Mohr Resignation Letter, dated May 13, 2012 (filed herewith)

10.19	Registrant’s 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.11 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.20	Form of Plan Agreement (incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.21	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K filed with SEC on January 23, 2012)

10.22
Registration Rights Agreement dated November 27, 2012 by and between the Registrant and uBuy2Give, Inc. (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.23
Service Support Agreement dated November 27, 2012 between Dynastar Ventures, Inc. and CGBG, LLC (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.24
Consulting Agreement dated November 27, 2012 by and between the Registrant and Perry Volpone (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.25
Consulting Agreement dated November 27, 2012 by and between the Registrant and John Higgins (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.26
Consulting Agreement dated November 27, 2012 by and between the Registrant and Jed Trosper (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.27
Escrow Agreement between the Registrant, uBuy2Give, Inc. and Gottbetter & Partners, LLP (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.28
Stock Option Agreement dated as of November 27, 2012 by and between the Registrant and Perry Volpone (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.29
Stock Option Agreement dated as of November 27, 2012 by and between the Registrant and John Higgins (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

10.30
Stock Option Agreement dated as of November 27, 2012 by and between the Registrant and Jed Trosper (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Current Report on Form 8-K/A filed with SEC on December 17, 2012)

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to Current Report on Form 8-K filed with SEC on January 23, 2012)

16.1	Letter from Li & Company, PC, dated May 18, 2012, to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 to Current Report on Form 8-K filed with SEC on May 18, 2012)

21.1
Subsidiaries of Registrant (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with SEC on April 12, 2012, as amended on April 27, 2012)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynastar Holdings, Inc.

Date: March 18, 2013	By:	/s/ John S. Henderson
	Name:	John S. Henderson IV
	Title:	Chief Executive Officer

DYNASTAR HOLDINGS, INC.
Form 8-K – Amendment No. 2

FINANCIAL STATEMENTS
Table of Contents

Dynastar Ventures, Inc. and Subsidiaries

Financial Statements for the year ended December 31, 2011 and the period from May 4, 2010 (inception) through December 31, 2010:

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statement of Changes in Redeemable Preferred Stock and Stockholders’ Deficit	F-5

Consolidated Statements of Cash Flows	F-6

Notes to Consolidated Financial Statements	F-8 – F-30

My Affordable Energy, LLC

Financial Statements for the years ended December 31, 2010 and 2009:

Report of Independent Registered Public Accounting Firm	F-31

Balance Sheets	F-32

Statements of Operations	F-33

Statements of Member’s Deficit	F-34

Statements of Cash Flows	F-35

Notes to Financial Statements	F-36 – F-41

Pro Forma Condensed Combined Financial Statements (unaudited)

Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements	F-42 - F-43

Unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 2011	F-44

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2011	F-45

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	F-46 - F-48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Director and Stockholders of
Dynastar Ventures, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Dynastar Ventures, Inc. and Subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ deficit and cash flows for the year ended December 31, 2011 and the period from May 4, 2010 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dynastar Ventures, Inc. and Subsidiaries as of December, 31, 2011 and 2010, and the results of its consolidated operations, and its consolidated cash flows for the year ended December 31, 2011 and the period from May 4, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP
New York, New York

March 18, 2013

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash	$34,117	$28,968
Accounts receivable	65,968	-
Note receivable	-	150,000
Prepaid expenses and other current assets	53,576	38,511

Total current assets	153,661	217,479
Property, software and equipment, net	60,795	44,990
Goodwill	1,009,479	-
Intangibles, net	85,000	-
Deposit toward acquisition of My Affordable Energy	-	100,000
Investment in Dynastar Holdings common stock	100,000	-
Other assets	8,400	8,400

Total assets	$1,417,335	$370,869

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$351,232	$36,750
Accrued registration rights damages	111,440	71,364
Accrued payroll and related benefits	-	33,959
Accrued independent energy consultant commissions	21,353	-
Accrued expenses and other current liabilities	173,807	-
Notes payable, net of discount of $258,630	1,786,355	-
Warrant liabilities	90,246
Total current liabilities	2,534,433	142,073
Other liabilities	-	2,483

Total liabilities	2,534,433	144,556

Commitments and Contingencies

Redeemable Preferred Stock:
Series A Convertible Preferred stock, $0.001 par value,
5,000,000 shares authorized, 3,528,487 shares and 3,376,972 shares issued and outstanding, respectively, at stated value, liquidation preference of $3,493,200 at
December 31, 2011 and 3,604,245 shares issued and outstanding, at stated value,
liquidation preference of $3,568,202, at December 31, 2010.	1,164,400	1,189,400

Stockholders' deficit:
Common stock, $0.0001 par value, 50,000,000 shares authorized,
10,050,000 shares issued and outstanding at
December 31, 2011 and 2010	1,005	1,005
Additional paid-in capital	106,369	61,311
Accumulated Deficit	(2,388,872)	(1,025,403)

Total stockholders' deficit	(2,281,498)	(963,087)
Total liabilities and stockholders' deficit	$1,417,335	$370,869

See notes to these consolidated financial statements

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the	For the Period
	Year Ended	May 4, 2010 (inception)
	December 31, 2011	Through December 31, 2010

Revenue	$1,121,197	$-
Cost of revenues	409,061	-
Gross profit	712,136	-
Operating expenses:
Employee compensation and related expenses	731,002	349,388
General and administrative	1,280,720	186,587
Liquidated damages under registration rights agreement	40,076	71,364
Amortization of intangibles	35,000	-

Total operating expenses	2,086,798	607,339
Loss from operations	(1,374,662)	(607,339)
Other income (expense):
Change in fair value of warrant liability	318,828	-
Interest income	3,132	48,436
Interest expense	(95,552)	-
Amortization of debt discount	(215,215)	-

Net loss	(1,363,469)	(558,903)
Deemed dividend to Series A
convertible preferred stockholders	-	(466,500)
Net loss available to common stockholders	$(1,363,469)	$(1,025,403)

See notes to these consolidated financial statements

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN
REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
For the period from May 4, 2010 (inception) to December 31, 2010 and for the year ended December 31, 2011

	Redeemable
	Convertible		Common		Additional
	Preferred Stock		Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, May 4, 2010	-	$-	-	$-	$-	$-	$-
Issuance of common stock to
founders for cash	-	-	9,000,000	900	(600)	-	300
Issuance of common stock to
consultants in connection with
private placement	-	-	450,000	45	13,629	-	13,674
Issuance of common stock to
consultants for services	-	-	550,000	55	27,445	-	27,500
Issuance of preferred stock in
connection with private
placement, at stated value.	3,604,245	1,189,400	-	-	-	-	-
Stock based compensation -
common stock issued to
officer of the Company	-	-	50,000	5	16,495	-	16,500
Stock based compensation
amortization of employee
stock options	-	-	-		4,342	-	4,342
Deemed dividend on preferred stock	-	-	-	-	-	(466,500)	(466,500)
Net loss	-	-	-		-	(558,903)	(558,903)

Balance, December 31, 2010	3,604,245	1,189,400	10,050,000	1,005	61,311	(1,025,403)	(963,087)

Redemption of redeemable convertible
preferred stock	(75,758)	(25,000)	-	-	-	-	-
Stock based compensation -
amortization of employee options	-	-	-	-	45,058	-	45,058
Net loss	-	-	-	-	-	(1,363,469)	(1,363,469)

Balance, December 31, 2011	3,528,487	1,164,400	10,050,000	$1,005	$106,369	$(2,388,872)	$(2,281,498)

 See notes to these consolidated financial statements

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period
	For the Year Ended	May 4, 2010 (inception) Through
	December 31, 2011	December 31, 2010
Cash flows from operating activities:
Net loss	$(1,363,469)	$(558,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	60,519	2,500
Accrued registration rights damages	40,076	71,364
Deferred rent expense	1,000	2,483
Amortization of discount on note payable	215,215	-
Change in fair value of warrant liabilities	(318,828)	-
Stock based compensation	45,058	48,342
Note payable issued in exchange for services	29,985	-
Changes in operating assets and liabilities:
Accounts receivable	(65,968)	-
Prepaid expenses and other current assets	(15,065)	(38,511)
Payment of deposit on lease	-	(8,400)
Accounts payable	314,482	36,750
Accrued independent energy consultant commissions	21,353	-
Accrued payroll and related expenses	(33,959)	33,959
Accrued expenses and other current liabilities	170,324	-
Net cash used in operating activities	(899,277)	(410,416)

Cash flows from investing activities:
Acquisition of Affordable Energy	(75,000)	(100,000)
Acquisition of Dynastar Holdings stock	(100,000)	-
Issuance of note receivable	-	(400,000)
Repayment of note receivable	150,000	250,000
Purchases of property and equipment	(35,574)	(47,490)
Net cash used in investing activities	(60,574)	(297,490)

Cash flows from financing activities
Issuance of preferred stock, net of offering costs paid in cash	-	736,574
Issuance of common stock to founders of the Company	-	300
Proceeds from notes payable	1,115,000	-
Repayment of notes payable	(125,000)	-
Redemption of preferred stock	(25,000)	-

Net cash provided by financing activities	965,000	736,874
Net increase (decrease) in cash and cash equivalents	$5,149	$28,968
Cash and cash equivalents - beginning of year	28,968	-

Cash and cash equivalents - end of year	$34,117	$28,968

See notes to these consolidated financial statements

DYNASTAR VENTURES,  INC. AND SUBSIDIARIES
CONSOLIDATED  STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2011	For the Period May 4, 2010 (inception) December 31, 2010

Supplemental non-cash investing and financing activity - acquisition of Affordable Energy:
Assets acquired
Property and equipment	$5,750	$-
Intangible assets	120,000	-
Goodwill recognized on purchase business combination	1,009,479	-
Total purchase price	1,135,229	-
Less: Cash paid to acquire business	(75,000)	-
Non-cash consideration to seller	$1,060,229	$-

Non-cash consideration, consisting of:
Application of deposit towards purchase price	$100,000
Note payable issued to seller, net of $64,771 debt discount	960,229
Total non-cash consideration	$1,060,229	$-

See notes to these consolidated financial statements

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Note 1 - Organization

Dynastar Ventures, Inc. (“Dynastar”) was organized for the purpose of acting as a holding company for direct selling companies, initially focused in the residential and commercial electricity and natural gas markets.  During 2012, Dynastar began to expand its focus and develop into an independent sales representative driven online retail marketplace.  Dynastar and its wholly owned subsidiaries, Dynastar Energy, LLC (“Dynastar Energy”), HM Energy Consultants, LLC and Four Star Rewards, LLC (” Four Star Rewards”), are together referred to herein as the “Company.”

The Company intends to grow initially through a series of acquisitions to build its operating infrastructure. Then, the Company intends to leverage that infrastructure of personnel, technology and best practices to grow organically and through further acquisitions into new geographical markets and new product lines.

On February 15, 2011, the Company acquired substantially all of the assets of My Affordable Energy, LLC (“Affordable Energy”).  Affordable Energy was a direct seller of residential and commercial electricity and natural gas (See Note 4 - Acquisition).

On March 1, 2011 the Company formed HM Energy Consultants, LLC (“HM Energy”), as a wholly owned subsidiary of Dynastar Ventures, Inc.  Through HM Energy, the Company is a direct seller of residential electricity

On January 17, 2012, (the “Closing Date”), the Company was merged into Dynastar Acquisition Corp. (“Acquisition Corp”), a wholly owned subsidiary of Dynastar Holdings, Inc., a public company (“Dynastar Holdings”) (See Note 14 – Subsequent Events).  As a result of this merger, the Company survived and became a wholly owned subsidiary of Dynastar Holdings.

On January 30, 2012, the Company formed Dynastar Dealz, LLC for the purpose of developing  online retail marketplace. On December 11, 2012, the name of this entity was changed to Four Star Rewards, LLC.

On November 27, 2012, Dynastar purchased the ConnectionPlus® suite of software assets from uBuy2Give, Inc. (“uB2G”) providing the Company with a software platform that the Company expects will enable it to further develop its online retail marketplace business (See Note 14 – Subsequent Events).

Note 2 – Liquidity and Management’s Plans

Through December 31, 2011, the Company had incurred cumulative net losses and net losses available to common stockholders since inception of $1,922,372 and $2,388,872, respectively.   At December 31, 2011, the Company had a cash balance of $34,117. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company was formed in May 2010 and, through January 2011, its operations consisted solely of raising capital and conducting due diligence in connection with the targeted acquisition of an operating company.  On February 15, 2011, the Company closed on its first acquisition and became an operating company.  On the Closing Date, as a result of the Merger (See Note 14 – Subsequent Events), Dynastar became a public company. The Company has incurred and expects to incur additional auditing, accounting, legal and other costs in connection with its Merger and the subsequent public reporting costs in connection with being a public reporting company.

The Company expects that through the next 12 to 18 months, the capital required to fund the Company’s growth and to cover the costs of operating  a public company will consume most of the Company’s cash flows  it intends to generate from its energy and online retail marketplace business and the proceeds of planned issuances of debt and equity securities. The Company further believes that during this period, while the Company is focusing on the growth and expansion of its business, that the gross profits  it expects to generate from its energy and online retail marketplace operations will not generate sufficient funds to cover these expected costs. Accordingly, the company requires external funding to sustain operations and to follow-through on the execution of its business plan.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

As discussed above, on February 15, 2011, the Company acquired Affordable Energy establishing an initial platform on which the Company will grow its business and on November 27, 2012, the Company purchased assets through which it intends to establish an independent representative driven online retail marketplace. Through December 31, 2011 and into the first quarter of 2013, the Company has taken steps to improve its operating performance. These  steps include reducing the Company’s overall headcount, modifying  the commission programs with its independent sales consultants and expanding into the online retail marketplace business.

Since inception, the Company’s operations have primarily been funded through private equity and debt financing, and it is expected that the Company will continue to seek additional funding through these private or public equity and debt financing sources; however, there can be no assurance that the Company’s plans as discussed above will materialize and/or that the Company will be successful in funding estimated cash shortfalls through additional debt or equity capital and/or any cash generated by the operations that the Company acquired in February 2011. Given these conditions, the Company’s ability to continue as a going concern is contingent upon it being able to secure an adequate amount of debt or equity capital to enable it to meet its cash requirements. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets, the competitive environment in which the Company operates and the current capital raising environment. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern.

Just prior to the Closing Date, Dynastar Holdings initiated a private placement offering (the “Offering”), and on the Closing Date raised $25,000 pursuant to the Offering. Subsequent to the Closing Date and through January 18, 2013, the Company raised an additional $1,175,000 in connection with the Offering, and expects to continue to raise funds in order to fund its operations and its growth strategy (See Note 14 – Subsequent Events). The funds raised through the Offering or otherwise will be used to fund the Company’s operations, including the costs that it expects to incur as a public company, and most importantly, to fund the Company’s plans to recruit additional independent consultants and sales and marketing personnel as well as spending on marketing and promotions, to enable it to expand into additional markets and deepen its penetration into existing markets.

The Company’s current level of cash is not enough to cover its existing fixed and variable obligations, so increased revenue performance and the addition of more capital are critical to the Company’s success.   Should the Company not be able to raise these additional funds through the Offering or some other financing source, the Company would need to consider implementing any or all of the following steps as counter measures to temporarily conserve cash, including: (i) curtailing its growth plans by limiting hiring of new personnel, (ii) reducing the salaries of or deferring the payment of compensation to its employees and (iii) extending the terms of payments to its vendors, advisors and consultants.
Assuming that the Company is successful in its growth plans and development efforts, the Company believes that it will be able to raise additional funds through sales of its capital stock. There is no guarantee that the Company will be able to raise these additional funds or to do so at advantageous prices.

The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Dynastar Ventures, Inc. and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).   All inter-company accounts and transactions have been eliminated in consolidation.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management also utilizes various other estimates, including but not limited to, the allocation of the purchase price consideration in its business combination, the valuation of warrants, the value of equity instruments and stock based compensation. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that subject the Company to concentration of credit risk consist primarily of accounts receivable. Accounts receivable from Affordable Power, a deregulated energy provider, account for 100% of the Company’s accounts receivable at December 31, 2011.

Cash

The Company places its cash deposits with financial institutions. At times, the Company’s cash may be uninsured or have cash in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Accounts Receivable

Accounts Receivable represent balances arising from revenues earned from Affordable Power. The Company has had no occurrences of credit losses and has therefore determined that an allowance for doubtful accounts is not necessary for the periods presented. Management believes that all receivables from Affordable Power are fully collectible.

Property, Software and Equipment

Property, software and equipment are stated at cost and are being depreciated and amortized using the straight-line method over their estimated useful lives, generally three to five years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains or losses are reflected in the consolidated results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Long-lived assets

The Company accounts for its long-lived assets in accordance with applicable accounting guidance, which requires that long-lived assets be evaluated whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changes. Such indicators include significant technological changes, adverse changes in market conditions and/or poor operating results. The carrying value of a long-lived asset group is considered impaired when the projected undiscounted future cash flows is less than its carrying value, and the amount of impairment loss recognized is the difference between the estimated fair value and the carrying value of the asset or asset group. Fair value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Convertible instruments

The Company accounts for hybrid contracts that feature conversion options in accordance with applicable generally accepted accounting principles (“GAAP”). These accounting principles require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with applicable accounting guidance. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with applicable accounting guidance which provides that a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

Common stock purchase warrants and other derivative financial instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock as defined by applicable accounting guidance. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

The Company’s free standing derivatives consist of warrants to purchase common stock that were issued to debt holders in connection with the 10% Secured Promissory Notes (See Note 8 – Notes Payable).  Accordingly, these instruments have been classified as derivative liabilities in the accompanying consolidated balance sheet as of December 31, 2011. Derivative liabilities are initially recorded at fair value and are then re-valued at each reporting date, with changes in fair value recognized in earnings during the reporting period.

Fair Value Measurements

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

●	Level 1. Quoted prices in active markets for identical assets or liabilities.

●
Level 2.  Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

●	Level 3. Significant unobservable inputs that cannot be corroborated by market data.

The asset’s or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.  The following table provides a summary of the assets that are measured a fair value on a recurring basis.

Liabilities Measured at Fair Value on a Recurring Basis:

	Consolidated Balance Sheet	Quoted Prices in active markets for identical assets or liabilities (Level 1)	Quoted prices for similar assets or liabilities in active markets (Level 2)	Significant unobservable inputs (Level 3)
Derivative Liabilities:
December 31, 2011	$90,246	$-	$-	$90,246
December 31, 2010	$-	$-	$-	$-

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the Year Ending
December 31, 2011

Beginning balance	$-
Aggregate fair value of warrants issued	409,074
Change in fair value of warrants	(318,828)
Ending balance	$90,246

The derivative warrant liabilities are measured at fair value using the lattice pricing model and are classified within Level 3 of the valuation hierarchy.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

The significant assumptions and valuation methods that the Company used to determine fair value and the change in fair value of the Company’s derivative financial instruments are discussed in Note 8 (Notes Payable).

In accordance with applicable accounting guidance, the Company presents the warrant liabilities at fair value on its consolidated balance sheets, with the corresponding changes in fair value recorded in the Company’s statements of operations for the applicable reporting periods. As disclosed in Note 8, the Company computed the fair value of each derivative liability at the date of issuance and the reporting date of December 31, 2011 using both the Black-Scholes option pricing and lattice pricing methods. The fair value calculated using the lattice pricing method approximates the value determined under the Black-Scholes method.

The Company developed the assumptions that were used as follows: The fair value of the Company’s common stock was derived from arm’s length issuances to third parties for cash of securities convertible into shares of the Company’s common stock.  The term represents the remaining contractual term of the derivative; the volatility rate was developed based on analysis of the historical volatility rates of several other similarly situated companies (using a number of observations that was at least equal to or exceeded the number of observations in the life of the derivative financial instrument at issue); the risk free interest rates were obtained from publicly available US Treasury yield curve rates; the dividend yield is zero because the Company has not paid dividends and does not expect to pay dividends in the foreseeable future. The significant unobservable inputs used in the fair value measurement of the reporting entity’s warrant liabilities are expected volatility rates. Management will make the estimates as to volatility and other unobservable inputs. Significant increases (decreases) in those inputs in isolation would result in a significantly lower (higher) fair value measurement.

Preferred Stock
Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, preferred shares are classified as stockholders’ equity. The Company’s preferred shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control. Accordingly, the Series A convertible preferred stock is presented as temporary equity in the mezzanine section of the Company’s consolidated balance sheets.

Revenue Recognition

The Company recognizes revenue from commissions earned on the sale of energy services by its deregulated energy provider clients. The Company also receives a customer acquisition bounty (“CAB”) when it acquires new residential or commercial energy customers as well as monthly customer renewal bonuses and customer fees. The company recognizes these revenues when the deregulated energy provider, as the principal, receives payment for the electricity from the retail customer.

The Company also recognizes revenues from its independent energy consultants, who pay a flat monthly fee entitling them to the use of the Company’s websites which facilitate their business operations. These revenues are earned and recognized in the month that they are received.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Revenues for the year ended December 31, 2011 consisted of the following:

kWh commissions	$816,848
Customer acquisition and renewal bonuses	64,537
Customer fees	96,462
Total commission revenues	977,847
Independent energy consultant fees	143,350
$1,121,197

Cost of Sales

The Company recognizes costs of sales for commissions and CABs earned by its independent energy consultants during the month that the Company recognizes the corresponding revenue.

Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with accounting guidance which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.  Stock based compensation for non-employees is reflected within general and administrative expenses.

The Company accounts for equity instruments issued to employees in accordance with accounting guidance which requires that awards are recorded at their fair value on the date of grant and are amortized over the vesting period of the award. The Company recognizes compensation costs over the requisite service period of the award, which is generally the vesting term of the equity instrument issued.

Income Taxes

Applicable accounting guidance requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. This accounting guidance requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The applicable accounting guidance further clarifies the accounting for uncertainty in income taxes recognized in an enterprise‘s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

The Company has identified Kentucky, Texas and New York as its state tax jurisdictions for the year ended December 31, 2011. The Company had identified only the jurisdiction of Kentucky for the period May 4, 2010 Inception) through December 31, 2010.

Since the Company was incorporated on May 4, 2010, management evaluated the tax years ended December 31, 2010 and 2011 and concluded that there are no significant uncertain tax positions requiring recognition in the Company‘s financial statements for the year ended December 31, 2011 and the period from May 4, 2010 (inception) through December 31, 2010. The Company believes that the income tax positions and deductions that it has taken on its return, would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.   Furthermore, management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company‘s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of December 31, 2011 or December 31, 2010.

Tax returns remain subject to examination for federal and state income tax purposes by various taxing authorities for the periods ended December 31, 2011 and 2010.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Note 4 - Acquisition

On December 14, 2010, Dynastar Energy entered into an asset purchase agreement (the “Purchase Agreement”) with Affordable Energy, a Texas Limited Liability Company, to acquire the business and selected assets of Affordable Energy. Affordable Energy is in the business of marketing and reselling residential electricity from energy producers and transmission providers. In accordance with that agreement, on December 14, 2010, Dynastar Energy paid a deposit to the sellers of Affordable Energy in the amount of $100,000.

On February 15, 2011, pursuant to the Purchase Agreement, the Company completed the acquisition of the assets of Affordable Energy.  The aggregate purchase price for Affordable Energy’s assets was $1,200,000, payable (i) $175,000 in cash, including the application of the deposit described above, (ii) the issuance of a promissory note for $125,000 with a stated interest rate of 10% per annum due on June 15, 2011 (which was extended to and paid on September 15, 2011 in exchange for an extension fee of $45,000) and (iii) a non-interest bearing promissory note with a face value $900,000 due on the earlier of November 12, 2011 (which was extended to February 15, 2012, under the terms of the agreement, in exchange for a 1.5% increase in the Discount Factor, as described in the following paragraph, for each 30 day period that the note is extended past November 12, 2011), or thirty days after the day on which the Company’s common stock is publicly traded (the “$900,000 Acquisition Note”).

The terms of the $900,000 Acquisition Note further provided that if the Company’s common stock was publicly traded on the due date, as extended, then repayment shall have been made by the delivery of a sufficient number of shares of the common stock of the Company equal in value to $900,000, where such value is determined on a per share basis, as an amount equal to eighty and one half percent (80.5%) of the average closing price of the Company’s common stock, as adjusted for a conversion on or after February 10, 2012, during the 22 days of the public trading of the stock (the “Discount Factor”). In the event that the Company’s common stock is not publicly traded by February 15, 2012, then the entire amount of the $900,000 Acquisition Note shall be due and payable by such date.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

The non-interest bearing note was discounted at a market interest rate of 10% per annum (the Company’s incremental borrowing rate), and recorded at its net present value of $835,229, reflecting a discount of $64,771, amortized over the term of the note. The embedded conversion option featured in the $900,000 acquisition Note could not be exercised unless and until the Company first becomes a public company and its stock becomes publicly traded. Accordingly, the Company has determined  that the embedded conversion option was  a contingent conversion rather than an active conversion option and that such conversion option did not require accounting recognition upon the issuance of the $900,000 Acquisition Note.

On May 11, 2012, the $900,000 Acquisition Note was converted into 5,590,062 shares of the Company’s common stock.

In connection with the acquisition, the Company identified customer relationships as an amortizable intangible asset. This intangible asset will be amortized over its expected useful life of 3 years (See Note 7).

The following details the preliminary allocation of the purchase price for the acquisition of Affordable Energy:

Property and equipment	$5,750
Intangible asset - customer relationships	120,000
Goodwill	1,009,479
Total	$1,135,229

The following details the summary of the purchase price consideration:

Cash	$175,000
Promissory note due September 15, 2011	125,000
Promissory note due February 15, 2012	835,229
Total	$1,135,229

Unaudited Pro-Forma Financial Information

The following presents the unaudited pro-forma combined results of operations of the Company with Affordable Energy from the beginning of the year of acquisition (January 1, 2011) and for the entire fiscal year preceding the acquisition (January 1, 2010, even though this date precedes the date of the formation of the Company). The acquisition date for Affordable Energy was February 15, 2011.

	For the Years Ended December 31,
	2011	2010

Revenues	$1,230,420	$1,544,865
Net (loss) available to common stockholders	$(1,386,877)	$(1,046,779)

The pro forma combined results are not necessarily indicative of the results that actually would have occurred if the acquisition of Affordable Energy had been completed as of the beginning of 2011 or 2010, nor are they necessarily indicative of future consolidated results.

 DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Note 5 - Note receivable

On June 22, 2010, the Company made a short term loan in the amount of $400,000  to an advisor of the Company. Pursuant to the terms of the related note, all principal was payable 21 days from the date of issuance along with interest at 6% per annum and a loan origination fee of $24,000. Any amounts unpaid after the 21 day term would bear interest at the rate of 18% per annum from the date of default until paid in full. Through December 31, 2010, the borrower repaid $250,000 in principal on the note receivable, and paid $12,000 of the loan origination fee. During the period from June 22, 2010 through December 31, 2010, the Company recorded interest income of $48,436 on this note receivable, including the loan origination fee of $24,000. The total interest and loan origination fee receivable at December 31, 2010 was $36,436, and is included in prepaid expenses and other current assets on the accompanying consolidated balance sheet. As of December 31, 2010, $150,000 of principal was still outstanding. The borrower made further payments in

2011 and as of February 15, 2011, the remaining balance of the note receivable as well as the accrued interest and commitment fee were received in full. The Company recorded interest income of $3,132 and $48,436 on this note receivable during the years ended December 31, 2011 and the period May 4, 2010 (inception) through December 31, 2010, respectively.

Note 6 – Property, Software and Equipment

Property, software and equipment consisted of the following:

	As of December 31:
	2011	2010

Computers and equipment	$31,072	$20,997
Software	30,069	-
Furniture and fixtures	27,673	26,493
Property and equipment	88,814	47,490
Less: accumulated depreciation and amortization	(28,019)	(2,500)
Property, software and equipment, net	$60,795	$44,990

Depreciation and amortization expense for the year ended December 31, 2011 and the period from May 4, 2010 (inception) through December 31, 2010 was $25,519 and $2,500, respectively.

 DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Note 7 – Intangible Assets

Intangible assets consist of customer relationships purchased in connection with the acquisition of Affordable Energy as follows:

	As of December 31:
	2011	2010

Customer relationships	$120,000	$-
Less: accumulated amortization	(35,000)	-
Intangible assets, net	$85,000	$-

Amortization of customer relationships is computed using the straight-line method over the estimated useful life of 3 years. The Company recorded amortization expense related to the acquired customer relationships of $35,000 during the year ended December 31, 2011. Amortization for the years ended December 31, 2012, 2013 and 2014 are expected to be $40,000, $40,000 and $5,000 respectively.

Note 8 – Notes Payable

On March 25, 2011, the Company received proceeds of $25,000 in exchange for an unsecured promissory note. The note had an interest rate of 8% per annum, and was payable on or before June 25, 2011. On July 18, 2011 the note was converted into a secured convertible promissory note, bearing an interest rate of 10% per annum, convertible by the holder into shares of the Company’s common stock at $0.40 per share, automatically convertible into shares of the Company’s common upon the Securities and Exchange Commission (“SEC”) declaring the registration of the underlying stock effective (the “10% Convertible Promissory Notes”), due on July 18, 2012. The 10% Convertible Promissory Notes are subordinate to the $900,000 Acquisition Note.  In connection with the issuance of the 10% Convertible Promissory Note, the holder was granted a warrant for the purchase of up to 31,250 shares of the Company’s common stock with a term of 5 years, an exercise price of $0.80 per share and certain weighted average anti-dilution protection provisions which would be triggered if the Company issues shares under certain circumstances at a price below the $0.80 warrant exercise price (the “10% Convertible Note Warrant”).

On March 28, 2011 the Company received proceeds of $20,000 in exchange for an unsecured promissory note. The convertible promissory note had an interest rate of 8% per annum, and was payable on or before June 28, 2011. On July 18, 2011 the note was converted to a 10% Convertible Promissory Note due on July 18, 2012.  In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Convertible Note Warrant to purchase up to 25,000 shares of the Company’s common stock.

On April 8, 2011 the Company received proceeds of $25,000 in exchange for a 10% Convertible Promissory Note due April 7, 2012.  In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Convertible Note Warrant to purchase up to 31,250 shares of the Company’s common stock.

On May 3, 2011 the Company received proceeds of $20,000 in exchange for a 10% Convertible Promissory Note due May 2, 2012.  In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Convertible Note Warrant to purchase up to 25,000 shares of the Company’s common stock.

 DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

On June 29, 2011 the Company received proceeds of $250,000 in exchange for a 10% Convertible Promissory Note due June 28, 2012.  In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Convertible Note Warrant to purchase up to 312,500 shares of the Company’s common stock.

On July 19, 2011 the Company issued a 10% Convertible Promissory Note valued at $29,985 to a consultant in exchange for services, due July 18, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Convertible Note Warrant to purchase up to 37,481 shares of the Company’s common stock.

On August 24, 2011 the Company received proceeds of $675,000 in exchange for a 10% Convertible Promissory Note due August 23, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Convertible Note Warrant to purchase up to 843,750 shares of the Company’s common stock.

On October 7, 2011 the Company received proceeds of $100,000, in exchange for a 10% Convertible Promissory Note due October 6, 2012. In connection with the issuance of the 10% Convertible Promissory Note, the holder was awarded a 10% Note Warrant to purchase up to 125,000 shares of the Company’s common stock.

The embedded conversion option featured in the 10% Convertible Promissory Notes cannot be exercised unless and until the Company becomes a public company and its common stock is able to trade for 22 consecutive days. Accordingly, the Company has determined based upon authoritative guidance that the embedded conversion option is deemed to be a contingent conversion rather than an active conversion option and that such conversion option did not require accounting recognition upon the issuances of each of the 10% Convertible Promissory Notes.

The Company further determined, based upon authoritative guidance, that the 10% Promissory Note Warrants should be valued separately.   Using the fair value measurements described below, we allocated $373,568 of the proceeds of the 10% Convertible Promissory Notes to the 10% Promissory Note Warrants.The value of the 10% Promissory Note Warrants was accounted for as a free-standing derivative liability, and a corresponding discount was recorded on the 10% Convertible Promissory Notes, amortizable under the interest method over the remaining term of the 10% Convertible Promissory Notes.

On January 17, 2012, the 10% Convertible Promissory Notes were converted into 5,724,925 shares of the Company’s common stock (See Note 14- Subsequent Events).

The Company calculated the fair value of the 10% Promissory Note Warrants using the Black-Scholes option pricing model with the following assumptions:

	As of December 31, 2011	As of the Dates of Issuances

Fair value of stock	$0.20	$0.40
Exercise price	$0.80	$0.80
Weighted average term (years)	4.57	5.00
Dividend yield	0%	0%
Expected volatility	78%	111%
Weighted average risk-free interest	0.61%	1.26%
Number of warrants	1,556,231	1,556,231
Aggregate fair value	$90,246	$373,568

The 10% Convertible Promissory Note Warrants issued in connection with issuance of the 10% Convertible Promissory Notes have certain anti-dilution and other provisions that cause them not to be indexed to the Company's own stock. The aggregate fair value of the 10% Convertible Promissory Note Warrants at their respective dates of issuance amounted to of $373,568 and was recorded as a debt discount, which is being amortized over the term of the related debt instruments.  Amortization of debt discount related to the 10% Convertible Promissory Notes was $215,215 for the year ended December 31, 2011. The fair value of the 10% Convertible Promissory Note Warrants is revalued at each reporting period.  During the year ended December 31, 2011, $318,828 representing the decrease in the value fair of the derivative was credited to the consolidated statement of operations under the caption “change in fair value of warrant liabilities”.

On January 17, 2012, the 10% Convertible Promissory Note Warrants were exchanged for warrants of Dynastar Holdings (See Note 14- Subsequent Events).

Notes payable at December 31, 2011 consist of:

	Face Value of Promissory Note	Unamortized Portion of Debt Discount	Note Payable, Net of Discount

$900,000 Acquisition Note	$900,000	$-	$900,000
10% Convertible Promissory Notes	1,144,985	(258,630)	886,355
Total	$2,044,985	$(258,630)	$1,786,355

 DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Note 9 – Commitments

Advisory  Agreement

On November 4, 2010, Dynastar entered into a three year advisory agreement with one of the Company’s original founders (the “Advisor”) (and the “Advisory Agreement”).  Pursuant to the Advisory Agreement, beginning

December 1, 2010, in exchange for consulting services, the advisor is to be paid $15,517 per month for 24 months and then $12,500 for the remaining 12 months.  Pursuant to the Advisory Agreement, the Advisor is entitled to receive a late fee of $50 per day for any day that the Company is not current in its obligations under the Advisory Agreement. During March of 2011, the Company fell behind in its obligations under the Advisory Agreement and began to incur late fees.  As of December 31, 2011, the Company had accrued an aggregate late fee obligation to the Advisor of $15,000 and an obligation for unremitted advisory fees of $68,442. During the year ended December 31, 2011 and the period May 4, 2010 (inception) through December 31, 2011, the Company has recorded a total of $186,207 and $15,517 in expense, respectively, under the Advisory Agreement, which is included in general and administrative expense in the consolidated statement of operations.

Effective June 1, 2011, Dynastar Ventures entered into an agreement with Navesink (the “2011 Navesink

Agreement”) to provide general advice relating to business development and corporate finance.  Pursuant to the 2011 Navesink Agreement, the Company paid a cash fee of $250,000, which was fully expensed during the year ended December 31, 2011, and is included in general and administrative expense in the consolidated statement of operations.

Lease Agreements

On November 5, 2010 the Company entered into an agreement to lease 2,142 square feet of office space in Louisville, Kentucky.  The lease commenced on December 1, 2010 and expired on November 30, 2012. In December 2012 the Company entered into a new lease agreement for 3,657 square feet of office space in Louisville, Kentucky. The lease term extends through November 2017 and provides for annual lease payments of $59,424.

Effective March 1, 2011, the Company entered into an agreement to lease 2,978 square feet of office space in

Houston, Texas. The lease commenced on March 1, 2011 and was terminated on October 31, 2011. Future minimum lease payments under operating leases are as follows:

For the Year Ended December 31,	Amount
2012	$66,800
2013	59,424
2014	59,424
2015	59,424
2016	59,424
2017	54,472
Total	$358,968

Rent expense for the year ended December 31, 2011 and the period from May 4, 2010 (inception) through December

31, 2010 was $59,902 and $2,483 respectively, and was reflected in operating expenses.

 DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Private Placement Agency Agreement

On October 27, 2011 Dynastar Holdings entered into a Private Placement Agency Agreement (the “Placement Agent Agreement) with Gottbetter Capital Markets, LLC, a registered broker-dealer (the “Placement Agent”) to act as a non- exclusive Placement Agent in connection with the placement of Units under the Offering.   Pursuant to the terms of the Agreement, the Placement Agent is entitled to compensation equal to a cash fee of 10% of the gross sales price of Units purchased by investors introduced to the Company by the Placement Agent, as well as warrants (“Broker Warrants”) for the purchase of shares of common stock equaling 5% of the number of units purchased by such investors.  Broker warrants have a term of 5 years, and are exercisable at $0.20 per share. On October 12, 2012, Dynastar Holdings entered into a modification of the Placement Agent Agreement, pursuant to which the parties agreed that, from the inception of the arrangement, the Placement Agent is entitled to Broker Warrants for the purchase of shares of common stock equaling 10% of the number of units purchased by such investors (See Note 14 – Subsequent Events).

On December 20, 2011, Dynastar entered into a consulting agreement with Undiscovered Equities, Inc. (“UEI”) pursuant to which UEI would provide certain public relations and financial communications services to Dynastar and to Dynastar Holdings.  Under the agreement, Dynastar had agreed to pay a cash fee of up to $350,000 payable as follows:  (i) $200,000 upon Dynastar Holdings raising a minimum of $500,000 in the Offering; an additional $100,000 upon Dynastar Holdings raising a minimum of $1,000,000 in the Offering; and an additional $50,000 upon Dynastar Holdings raising a minimum of $1,500,000 in the Offering.  Additionally, subject to Dynastar Holdings raising a minimum of $1,500,000 in the Offering, Dynastar Holdings would issue to UEI, 1,000,000 restricted shares of Dynastar Holdings common stock (subject to adjustment in the event of any stock split or similar event). This agreement with UEI would terminate on December 31, 2012 unless terminated earlier in accordance with its provisions.  On April 23, 2012, this agreement was terminated, and no amounts were earned by UEI, no amounts were paid to UEI and no shares of common stock were issued to UEI in connection with this agreement.

Note 10 – Income Taxes

The Company’s deferred tax assets are attributable to the following:

	December 31,
	2011	2010
Net operating loss carryfowards	$539,958	$165,574
Stock-based compensation	25,042	7,920
Consulting expense Amortization of intangibles and goodwill	85,198	-
	(13,173)	-
Registration rights penalties	42,347	27,118
Total deferred tax assets	679,372	200,612
Less: valuation allowance	(679,372	(200,612
Net deferred tax assets	$-	$-

The deferred tax assets results from applying an effective combined federal and state tax rate of 38% to the cumulative timing differences of $1,790,000 and $530,000 at December 31, 2011 and 2010, respectively.

As of December 31, 2011 and December 31, 2010, the Company had approximately $1,421,000 and $436,000, respectively, of federal net operating losses (“NOL”) available to offset future taxable income, if any. These federal NOL carryovers expire in the years 2030 through 2031.  The NOL carryovers may be subject to limitation under Internal Revenue Code Section 382, should there be a greater than 50% ownership change as determined under the regulations.

 DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  Management has determined that it is more likely than not that the operating loss benefit will not be realized and a full valuation allowance of the deferred tax asset is appropriate at December 31, 2011 and at December 31, 2010.

A reconciliation of the statutory federal income tax rate to the Company’s effect tax rate is as follows:

	December 31,
	2011	2010
Tax benefit at federal statutory rate	(34.0)%	(34.0)%
State income tax	(4.0)%	(4.0)%
Permanent differences:
Disallowed interest expense	2.7%
Merger and acquisition costs	2.7%
Travel and Entertainment	0.4%	2.1%

Change in Fair Value of Derivatives	(8.9)%	-
Note discount amortization	6.0%	-
Increase in valuation allowance.	35.1%	35.9%
Effective income tax rate	-%	-%

Note 11 – Series A Convertible Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of convertible preferred stock, par value of $0.001 per share.  It has designated one series of preferred stock: 5,000,000 shares of Series A convertible preferred stock.

On June 3, 2010, through a private placement transaction, the Company issued 3,604,425 shares of Series A convertible preferred stock for aggregate net cash proceeds of $736,574, consisting of gross proceeds of $1,189,400 less cash expenses of $452,826. The Company also issued 450,000 shares of common stock on May 4, 2010, to an advisor for services in connection with the private placement transaction. Since the redemption rights of the Series A convertible preferred stock were immediately vested, the Company recorded a deemed dividend of $466,500 to fully accrete the Series A convertible preferred stock to its stated value.

The Series A convertible preferred stock is subordinate to, and ranks junior to, all of the indebtedness of the Company.  The Series A convertible preferred stock ranks senior to the Company’s common stock, and has a liquidation preference of 300% of its stated value of $0.33 per share.

The Series A convertible preferred shares feature certain redemption rights that are considered by the Company to be outside of its control. Accordingly, the Series A convertible preferred stock is required to be classified as mezzanine equity, and is recorded at its redemption value of $1,189,400.

The Series A convertible preferred stock is convertible into 3,604,425 shares of common stock at any time, at the option of the holder at a conversion price of $0.33 per share. The conversion price is subject to adjustment for stock splits, stock dividends, recapitalizations, dilutive issuances and other anti-dilution provisions, including circumstances in which the Company issues equity securities or convertible instruments with an effective issuance price lower than the conversion price specified in the Series A convertible preferred stock. Outstanding shares of Series A convertible preferred stock are also automatically convertible into shares of the Company’s common stock, at the then applicable conversion price, upon the closing of a firm commitment underwritten public offering of shares of the Company’s common stock yielding aggregate proceeds of not less than $20,000,000 or under certain other circumstances when the trading volume and average trading prices of the stock attain certain specified levels.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

The Company determined that the conversion feature was a derivative since the conversion price was not fixed.  The Company evaluated the convertible preferred stock and determined that the host convertible preferred stock instrument had more equity-like characteristics, since even after considering all conditional redemption features, it was deemed unlikely that its holders could or would expect to redeem the instrument for cash.  As a result, the Company accounted for the conversion option as an embedded conversion feature. The conversion option did not have any intrinsic value.

In connection with the private placement of the Series A convertible preferred stock, the Company entered into a registration rights agreement with the investors, pursuant to which the Company agreed to pay liquidated damages to each investor if the Company failed to file a registration statement within 90 days of the Closing Date, and if the registration statement is not declared effective with 180 days of the Closing Date. Under the registration rights agreement, the Company would be obligated to pay each investor damages equal to 1% of each investor’s purchase price for each 30 day period for each of the failed requirements, provided that such damages will be capped at 10% of each investor’s total purchase price.

As of December 31, 2011, the Company had not yet filed a registration statement.  Accordingly, the Company has recorded $111,440 and $71,364 in liquidated damages related to the registration rights for the year ended December 31, 2011 and for the period from May 4, 2010 (inception) to December 31, 2010, respectively. The maximum damages allowed under the registration rights agreement of $111,440 have been accrued through December 31, 2011 (See Note 14 - Subsequent Events).

Partial Repurchase of Series A Convertible Preferred Stock

On September 15, 2011, the Company advanced $50,000 as a deposit toward the future repurchase and retirement of certain shares of its Series A convertible preferred stock. On June 4, 2012, the deposit was applied to redeem and retire 151,515 shares of Series A convertible preferred stock.   However, this date was after the Closing Date, upon which all of the shares of the Series A convertible preferred stock were already converted into shares of the common stock of Dynastar Holdings. Accordingly, on June 4, 2012 the application of the deposit resulted in the repurchase and cancellation of 250,000 shares of Dynastar Holdings common stock. The deposit is reflected within prepaid expenses and other current assets within the consolidated balance sheet at December 31, 2011.

On November 30, 2011, for $25,000, the Company redeemed and retired 75,758 shares of its Series A convertible preferred stock.

 DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Note 12 - Stockholders’ Equity

Common Stock

The Company is currently authorized to issue up to 50,000,000 shares of common stock, par value $0.0001 per share. There are 10,050,000 shares issued and outstanding as of September 30, 2011.

Note 13 – Stock-Based Compensation

On November 4, 2010, the Company granted an option for the purchase for 450,000 shares of its common stock at an exercise price of $0.33 per share to an officer, in connection with the execution of his employment agreement.  The option has a 10 year term, and vests ratably on the first three anniversaries of the date of grant. The option has a grant date fair value of $127,027 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life of 6.5 years, volatility of 111%, dividends of 0%, and a risk free interest rate of 2.53% (See Note 14 - Subsequent Events).

On December 20, 2010, the Company granted an option for the purchase of 15,000 shares of its common stock at an exercise price of $0.33 per share, to an employee of the Company.  The option has a 10 year term, and vests ratably on the first three anniversaries of the date of grant.  In the aggregate, the option has a grant date fair value of $4,254 utilizing the Black-Sholes option pricing model with the following assumptions used:  expected life of 6.5 years, volatility 111%, dividends of 0%, and a risk free interest rate of 3.36%. This option was forfeited during the year ended December 31, 2011, in connection with the termination of the employee.

The expected life of stock options granted was calculated using the simplified method set out in the appropriate accounting guidance  which defines the expected life as the average of the contractual term and the vesting period.

Stock based compensation related to employee stock options was $45,057 and $4,342 for the year ended December 31, 2011 and for the period from May 4, 2010 (inception) to December 31, 2010, respectively.  As of December 31, 2011, the unamortized value of options held by employees was $77,627. The unamortized portion will be expensed over a period of 1.8 years.

The following table is a summary of the status of the Company’s stock options for the year ended December 31, 2011.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Unamortized Value of Options

Options outstanding at January 1, 2010	-	-	-	-
Granted	465,000
Exercised	-
Forfeited	-
Options outstanding at December 31, 2011	465,000	$0.33	9.8 years	$126,938
Granted	-
Exercised	-
Forfeited	15,000
Options outstanding at December 31, 2011	450,000	$0.33	8.8 years	$77,627
Exercisable at December 31, 2011	150,000	$0.33	8.8 years	-

 DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Note 14 - Subsequent Event

Reverse Merger

On January 17, 2012, the Company was merged into Acquisition Corp. a wholly owned subsidiary of Dynastar Holdings pursuant to a merger agreement of the same date (the “Merger Agreement”, with Dynastar remaining as the surviving entity (the “Merger”)).  As a result of the Merger, Dynastar became the wholly owned operating subsidiary of Dynastar Holdings, a public company.

Immediately after giving effect to the Merger and the related transactions, there were issued and outstanding securities of the Company on the Closing Date, explained as follows:

Prior to the closing of the Merger, holders of the Series A convertible preferred stock agreed (i) that their shares would automatically convert into shares of Dynastar common stock immediately prior to, and conditional upon, the closing of the Merger at the anti-dilution adjusted conversion price of $0.20 per share, rather than at the original conversion price of $0.33 per share, and (ii) to waive certain rights they may have had as preferred stockholders including the payment of registration rights penalties On the Closing Date, the remaining outstanding shares of the Series A convertible preferred stock were converted into 5,822,000 shares of Dynastar common stock.  The Company expects to record a beneficial conversion charge of $0.13 per share issued in connection with the reverse merger during the year ended December 31, 2012 for the convertible preferred stock shares.  The amount of the conversion charge will be deemed to be a dividend to the preferred shareholders.

As a result of the Merger, each share of Dynastar common stock outstanding was cancelled and converted into the right to receive one (1) share of Dynastar Holdings common stock. On the Closing Date, the stockholders of Dynastar surrendered all of the issued and outstanding shares of Dynastar’s capital stock, including the 5,822,000 converted shares of the Series A convertible preferred stock, and received in exchange an aggregate of 15,872,000 shares of the common stock of Dynastar Holdings (See Note 11 – Series A Convertible Preferred Stock).

On October 6, 2011, Dynastar purchased an aggregate of 271,400,076 shares of Dynastar Holdings’ common stock from the previous owner for cash consideration of $100,000.  On January 17, 2012 in connection with the Merger, the Company surrendered those shares for cancellation. The pre-merger stockholders of Dynastar Holdings retained 16,103,541 shares of their common stock.

Prior to the closing of the Merger, holders of the 10% Convertible Promissory Notes agreed (i) that their notes and the related accrued interest on such notes would automatically convert into shares of the Dynastar Holdings common stock upon the closing of the Merger at the anti-dilution adjusted conversion price of $0.20 per share, rather than at the original conversion price of $0.40 per share, (ii) that the 10% convertible note warrants issued in connection therewith, would automatically convert upon the closing of the Merger into warrants of Dynastar Holdings and (iii) to waive certain rights they may have had under the terms of the Dynastar 10% convertible note warrants  The Company expects to record a beneficial conversion charge of $0.20 per share issued in connection with the reverse merger during the year ended December 31, 2012 for the Convertible Promissory Note shares.

On the Closing Date, the 10% Convertible Promissory Notes were converted, as to their outstanding principal amount, into an aggregate of 5,724,925 shares of Dynastar Holdings common stock and as to their accrued interest amount, into an aggregate of 258,781 shares of Dynastar Holdings common stock and the 10% convertible note warrants were exchanged into Dynastar Holdings warrants to purchase an aggregate of 2,862,462 shares of its common stock;

The Merger was accounted for as a “reverse merger,” and Dynastar was deemed to be the acquirer in the reverse merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that were reflected in the financial statements prior to the Merger will be those of Dynastar, and the consolidated financial statements of the Company after completion of the Merger will include the assets and liabilities of Dynastar, historical operations of Dynastar and operations of Dynastar from the Closing Date of the Merger.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Registration Rights

In connection with the Merger and the private placement, Dynastar Holdings has agreed to file a registration statement registering for resale (i) the shares of its common stock issued in the private placement (including the shares of its common stock underlying the Investor Warrants, but not those underlying any Broker Warrants), (ii) the shares of its common stock issued upon conversion of the 10% Convertible Promissory Notes and underlying the 10% Convertible Note Warrants and (iii) the shares of its common stock issued in the Merger to the holders, prior to the Merger, of the Dynastar Series A Preferred Stock, consistent with the terms and conditions of the registration rights agreement Dynastar Holdings entered into with the holders of the registrable shares listed above. The company had agreed to file the registration statement no later than seventy-five (75) calendar days following the closing of the Merger or, by April 1, 2012 (the “Filing Deadline”) and use its best efforts to ensure that such registration statement would be declared effective within one hundred fifty (150) calendar days of filing with the SEC (the “Effectiveness Deadline”). Notwithstanding the foregoing, should the Board of Dynastar Holdings deem it advisable and in its best interests to delay the filing, it may seek the consent of the holders of registrable securities to such delay and the waiver of monetary penalties described below.

If Dynastar Holdings is late in filing the registration statement or if the registration statement is not declared effective within one hundred fifty (150) days of filing with the SEC, monetary penalties payable by Dynastar Holdings to each holder of registrable securities will commence to accrue and cumulate at a rate equal to one percent (1.00%) of the purchase price per share paid by such holder for the registrable securities for each full period of 30 days that (i) Dynastar Holdings is late in filing the registration statement or (ii) the registration statement is late in being declared effective by the SEC (which shall be pro-rated for any period less than 30 days); provided, however, that in no event shall the aggregate of any such penalties exceed ten percent (10%) of the purchase price per share paid by such holder for the registrable securities. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the holder’s registrable securities may be sold by such holder under Rule 144 or pursuant to another exemption from registration. Moreover, no such payments shall be due and payable with respect to any registrable securities Dynastar Holdings is unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the Securities Act.

Dynastar Holdings has agreed to maintain the effectiveness of the registration statement through the earlier of second anniversary of the date the registration statement is declared effective by the SEC or until Rule 144 of the Securities Act is available to the holders to allow them to sell all of their registrable securities thereunder. The holders of any registrable securities removed from the registration statement as a result of any Rule 415 or other comments from the SEC shall have “piggyback” registration rights for the shares of common stock or common stock underlying such warrants with respect to any registration statement filed by us following the effectiveness of the registration statement which would permit the inclusion of these shares.

Dynastar Holdings was unable to file its registration statement by April 1, 2012, as it did not have sufficient financial resources to do so. Dynastar Holdings plans to seek the waiver from its investors of any such penalties. However, there is no assurance that Dynastar Holdings will be able to obtain such waivers.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Consulting Agreement

Effective upon the closing of the Merger, the Company entered into an agreement with Navesink pursuant to which Navesink agreed to provide certain professional consulting services relating to business development and corporate finance. This agreement has a term of six months.  As consideration under this agreement, the Company agreed to issue to Navesink a five year warrant exercisable for two million (2,000,000 shares of its common stock at an exercise price of $0.20 per share.  Shares underlying this warrant are entitled to “piggyback” registration rights at the Company’s discretion.  Prior to the merger Closing Date, Navesink assigned to certain third parties its right to receive warrants exercisable for one million five hundred thousand (1,500,000) shares.

Stock Option Grants and Stock Option Modification

In connection with the Merger, Mr. John Henderson, the Company’s Chief Executive Officer received an option exercisable for 1,000,000 shares of Dynastar Holdings’ common stock, with an exercise price of $0.22 to qualify as an incentive stock option under the Internal Revenue Code requirements for 10% stockholders, vesting in three equal annual installments beginning on the first anniversary of the Closing Date and for a term of 10 years.  In addition, in connection with the Merger, Mr. Robert Mohr, the Company’s Chief Financial Officer at that time, exchanged an option exercisable for 450,000 Dynastar shares of common stock for an option exercisable for 450,000 shares of Dynastar Holdings common stock of which 150,000 shares were fully vested as of the Closing Date and the remaining 300,000 shares would vest in two equal annual installments on November 4, 2012 and November 4, 2013 (“Mohr Option Number 1”) and received an additional option exercisable for 500,000 shares of Dynastar Holdings common stock, vesting in three equal annual installments beginning on the first anniversary of the Closing Date (“Mohr Option Number 2”), each with an exercise price of $0.20, and a term of ten years.  On May 31, 2012, upon the resignation of Mr. Mohr, the Board of Directors determined that Mohr Option Number 1 would vest pursuant to its terms and permitted Mr. Mohr to exercise the vested portions of Mohr Option Number 1 at any time during its original term, notwithstanding the forfeiture provisions under the original option grant.  The Company expects to record compensation expense of approximately $45,000 as a result of the option modification as determined using the Black-Scholes option pricing model. Furthermore, Mohr Option Number 2 was forfeited immediately upon Mr. Mohr’s resignation.

Private Placement

Just prior to the consummation of the Merger, Dynastar Holdings initiated the Offering,  for a maximum of $2,000,000 (the “Maximum Offering”) through the sale of up to 10,000,000 Units (as defined below) of Dynastar Holdings’ securities, at an offering price of $0.20 per Unit (the “Offering Price”), with each Unit comprised of one (1) share of Dynastar Holdings’ common stock and a warrant to purchase one-half of one (1/2) share of common stock at an exercise price of $0.80 per whole share for five (5) years (the “Investor Warrants”).  Each share of common stock is entitled to one vote per share. Dynastar Holdings may sell up to an additional 2,500,000 Units for $500,000 (the “Over-Allotment Option”) in the event the Offering is oversubscribed.  Upon the consummation of the Merger, Dynastar became the beneficiary of the net funds which were and will be raised in this private placement offering.

On the Closing Date, an investor in the Offering purchased 125,000 units for total cash consideration of $25,000. On February 24, 2012, May 15, 2012, August 1, 2012, September 28, 2012, October 23, 2012, December 14, 2012, January 8, 2013, January 18, 2013 and February 6, 2013, investors in the Offering purchased 125,000, 2,500,000, 250,000, 250,000, 1,250,000, 500,000, 375,000 and 500,000 and 125,000 units, respectively, for a total gross cash consideration of $1,175,000.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Private Placement, continued

Pursuant to the Placement Agent Agreement, as amended, at the initial closing of the Offering, the Placement Agent was paid a commission of $2,500 and was issued Broker Warrants for the purchase of 12,500 shares of Dynastar Holdings common stock, and on May 15, 2012, the placement agent was paid a commission of $50,000 and was issued Broker Warrants for the purchase of 250,000 shares of the Dynastar Holdings common stock.  On August 1, 2012, the placement agent was paid a commission of $5,000 and was issued Broker Warrants for the purchase of 25,000 shares of the Dynastar Holdings common stock.  On September 28, 2012, the placement agent was paid a commission of $5,000 and was issued Broker Warrants for the purchase of 25,000 shares of the Dynastar Holdings common stock.   On October 23, 2012, the placement agent was paid a commission of $25,000 and was issued Broker Warrants for the purchase of 125,000 shares of the Dynastar Holdings common stock.   On December 14, 2012, the placement agent was paid a commission of $10,000 and was issued Broker Warrants for the purchase of 50,000 shares of the Dynastar Holdings common stock.  On January 8, 2013, the placement agent was paid a commission of $7,500 and was issued Broker Warrants for the purchase of 37,500 shares of the Dynastar Holdings common stock.  On January 18, 2013, the placement agent was paid a commission of $10,000 and was issued Broker Warrants for the purchase of 50,000 shares of the Dynastar Holdings common stock. On February 6, 2013, the placement agent was paid a commision of $2,500 and was issued Broker Warrants for the purchase of 12,500 shares of the Dynastar Holdings common stock. There were no commissions on warrants issued in connection with the sale of Units on February 24, 2012.

The Sale of a 10% Convertible Note

On March 13, 2012, Dynastar Holdings completed the sale of a convertible promissory for cash consideration of $25,000.  This note bears interest at 10%, and was due to be repaid on September 11, 2012.  On September 11, 2012, Dynastar Holdings and the holder agreed to extend the maturity date to December 31, 2013.  At the election of the holder, the principal and accrued interest on this note may be converted into units of the Offering.  If the holder does not elect to convert the principal and interest into units of the Offering, at maturity, the interest shall be paid in shares of Dynastar Holdings' common stock.  The conversion price shall be based upon the volume weighted average price of Dynastar Holdings' common stock as reported by Bloomberg L.P. for the ten trading days preceding but not including the relevant payment date, or (b) if no such pricing is available, a number determined in good faith by Dynastar Holdings' board of directors to be the fair market value of Dynastar Holdings' ommon stock at the payment date.

Investor Relations/Consulting Agreements

On October 1, 2012, Dynastar Holdings entered into an agreement with UEI pursuant to which UEI would provide public relations and financial communication services. Under the agreement, Dynastar Holdings agreed to pay over the term of the agreement a cash fee $15,000 per month and a stock fee consisting of the issuance each month of 25,000 shares of the Company’s restricted common stock. This agreement was amended by the parties such that it will become effective and its term will begin at a future date to be mutually agreed upon by the parties.

On January 17, 2012, the Company entered into a six month agreement with Navesink Capital Advisors, LLC pursuant to which Navesink agreed to provide to the Company general advice relating to business development and corporate finance.  Pursuant to the terms of the 2012 Navesink Agreement, the Company issued to Navesink a five year warrant to purchase 2,000,000 shares of its common stock at an exercise price of $0.20 per share.  The shares issued pursuant to this warrant carry “piggy back” registration rights and may be exercised on a cashless basis if the underlying shares are not registered.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Purchase of assets

On November 27, 2012, Dynastar Holdings and Dynastar purchased certain assets from uB2G consisting principally of its ConnectionPlus ® software (the “ConnectionPlus Assets”) (the “ConnectionPlus Purchase”).

The ConnectionPlus Assets consist of a suite of software applications including a toolbar application, a shopping mall application, a reporting portal and related functional components that, taken together, enable online shoppers to receive cash back rebates on their internet retail purchases.

The ConnectionPlus Purchase was consummated pursuant to and in accordance with the terms of an Amended and Restated Asset Acquisition Agreement (the “ConnectionPlus Agreement”) dated November 17, 2012 by and among the Dynastar Holdings, Dynastar and uB2G.

Pursuant to the terms of the ConnectionPlus Purchase Agreement, consideration consisted of the issuance of 9,559,862 restricted shares of Dynastar Holdings’ common stock (the “Consideration Shares”) of which 4,779,931 of the Consideration Shares were delivered to uB2G promptly after the closing and the remaining 4,779,931 Consideration Shares will be held in escrow, and released to uB2G if the ConnectionPlus platform implemented by the Company processes at least one hundred fifty thousand (150,000) transactions (the “Warranty Benchmark”) by December 31, 2013. If the ConnectionPlus platform is not able to process pursuant to the Warranty Benchmark by December 31, 2013, the Company will not be obligated to deliver the remaining 4,779,931 Consideration Shares to uB2G and those shares will be returned to the Dynastar Holdings’ treasury for cancellation. All of the Consideration Shares carry “piggy back” registration rights.

In the event that the ConnectionPlus platform does not process pursuant to the Warranty Benchmark by December 31, 2013, uB2G may reacquire the ConnectionPlus Assets by returning to us the 4,779,931 Consideration Shares delivered to uB2G following the closing.

On August 2, 2012, pursuant to the original letter of intent dated July 23, 2012 between the Company and uB2G relating to the Company’s purchase of the ConnectionPlus Assets, the Company provided uB2G with a loan in the principal amount of $50,000, which loan was evidenced by a 10% senior subordinated promissory note due on November 2, 2012. Upon the closing of the ConnectionPlus Purchase on November 27, 2012, the aggregate principal amount of this note plus accrued interest was forgiven in full and the note was cancelled.

DYNASTAR VENTURES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 AND
FOR THE PERIOD FROM MAY 4, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

Purchase of assets, continued

The sale of the ConnectionPlus Assets was approved by a majority of the equity investors in uB2G. Additionally, as a condition to the closing of the ConnectionPlus Purchase, all but one of the uB2G secured lenders agreed to approve the asset sale and terminate their security interests in the ConnectionPlus Assets and, in lieu of their liens on the ConnectionPlus Assets, to take a security interest in the Consideration Shares which have been pledged to them by uB2G. With respect to the one secured lender of uB2G who did not release its security interest in the ConnectionPlus Assets to whom uB2G issued promissory notes in the aggregate principal amount of $30,000, that uB2G lender retains its security interest in the ConnectionPlus Assets that the Company now owns.

In connection with and in support of the ConnectionPlus Purchase, effective as of November 27, 2012, the Company entered into consulting agreements with John Higgins, the former President of uB2G, Jed Trosper, the former Chief Executive Officer of uB2G, and a former consultant to uB2G. Pursuant to these agreements, in exchange for their assistance with the Company’s implementation and integration of the ConnectionPlus Assets, the Company agreed (i) to pay Mr. Higgins a cash fee of $75,000 for six months and granted to him an option to purchase 400,000 shares of Dynastar Holdings’ common stock, (ii) to grant Mr. Trosper an option to acquire 1,000,000 shares of Dynastar Holdings’ common stock and (iii) to grant the consultant an option to purchase 100,000 shares of Dynastar Holdings’ common stock. These options are exercisable for ten years at an exercise price of $0.20 per share. Mr. Higgins will only be entitled to acquire 200,000 option shares, Mr. Trosper will only be entitled to acquire 500,000 option shares and the consultant will only be entitled to acquire 50,000 option shares if the ConnectionPlus platform cannot reach the Warranty Benchmark by December 31, 2013 (“Contingent Option Shares”). The Contingent Option Shares vest upon the ConnectionPlus platform achieving the warranty benchmark.  Except for the Contingent Option Shares, this option awards were fully vested on the date of grant. The Company expects to record an aggregate of approximately $30,000 of additional compensation expense in connection with the fully vested stock options. Pursuant to his agreement, Mr. Higgins may assist the Company in marketing the ConnectionPlus platform and would receive a cash commission on any successful sales.

Contingency

During 2013 the Company received a letter that claimed that the Company’s subsidiaries, Dynastar Ventures, Inc. and Dynastar Energy, LLC,  were in breach of certain terms of an asset purchase agreement with My Affordable Energy, LLC.  Although the final outcome of the matter cannot be determined, based on the facts presently known, it is the Company’s opinion that the final resolution of the matter will not have a material adverse effect on the Company financial position or future results of operations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of
My Affordable Energy, LLC

We have audited the accompanying balance sheets of My Affordable Energy, LLC (the Company”) as of December 31, 2010 and 2009, and the related statements of operations, member’s deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of My Affordable Energy, LLC as of December 31, 2010 and 2009, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the financial statements, on February 15, 2011, substantially all of the assets of the Company were acquired by Dynastar Energy, LLC, a wholly owned subsidiary of Dynastar Ventures, Inc., pursuant to a certain asset purchase agreement dated December 14, 2010.

/s/ Marcum LLP
New York, New York
January 5, 2012

MY AFFORDABLE ENERGY, LLC
BALANCE SHEETS

	December 31,
	2010	2009

ASSETS
Current assets:
Cash	$22,365	$65,871
Accounts receivable	82,282	170,270
Total current assets	104,647	236,141

Property and equipment, net	57,889	91,978

Total assets	$162,536	$328,119

LIABILITIES AND MEMBER'S DEFICIT
Current liabilities:
Accounts payable	$3,345	$63,757
Accrued commissions	49,003	55,334
Notes payable - related party	76,188	76,188
Other accrued liabilities	1,803	4,836
Total current liabilities	130,339	200,115

Note payable - related party, non current portion	131,426	207,614
Other liabilities	1,910	153

Total liabilities	263,675	407,882

Commitments

Member's Deficit:
Member's interests - 100 units issued and outstanding	1,000	1,000
Contributed capital due from member	(1,000)	(1,000)
Accumulated losses	(101,139)	(79,763)
Total member's deficit	(101,139)	(79,763)

Total liabilities and member's deficit	$162,536	$328,119

See notes to these financial statements

MY AFFORDABLE ENERGY, LLC
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2010	2009

Revenue	$1,544,865	$1,392,711
Cost of revenues	862,801	761,282
Gross profit	682,064	631,429

Operating expenses	703,440	514,199

Net (loss) income	$(21,376)	$117,230

See notes to these financial statements

MY AFFORDABLE ENERGY, LLC
STATEMENTS OF MEMBER'S DEFICIT
For the Years Ended December 31, 2010 and 2009

	Membership Interests		Capital Contribution	Accumulated
	Units	Amount	Due from Member	Losses	Total
Balance, January 1, 2009	100	$1,000	$(1,000)	$(196,993)	$(196,993)

Net income	-	-	-	117,230	117,230

Balance, December 31, 2009	100	1,000	(1,000)	(79,763)	(79,763)

Net loss	-	-	-	(21,376)	(21,376)

Balance, December 31, 2010	100	$1,000	$(1,000)	$(101,139)	$(101,139)

See notes to these financial statements

MY AFFORDABLE ENERGY, LLC
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2010	2009
Cash flows from operating activities:
Net (loss) income	$(21,376)	$117,230
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	34,089	4,307
Changes in operating assets and liabilities:
Accounts receivable	87,988	(164,777)
Accounts payable	(60,412)	63,757
Accrued commissions	(6,331)	50,341
Other liabilities	(1,276)	(2,324)
Total adjustments	54,058	(48,696)
Net cash provided by operating activities	32,682	68,534

Cash flows from investing activities:
Purchases of property and equipment	-	(83,490)
Net cash used in investing activities	-	(83,490)

Cash flows from financing activities
Proceeds from note payable	-	68,474
Repayment of note payable	(76,188)	(19,047)
Net cash (used in) provided by financing activities	(76,188)	49,427

Net (decrease) increase in cash and cash equivalents	(43,506)	34,471
Cash and cash equivalents - beginning of year	65,871	31,400
Cash and cash equivalents - end of year	$22,365	$65,871

See notes to these financial statements

MY AFFORDABLE ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Note 1 - Organization

Business Organization

My Affordable Energy, LLC (Affordable Energy” or the Company”) is a direct sales marketing company focused on offering electrical energy to individuals, families and small businesses in Texas. The Company’s services feature residential and small business solutions offered through a network of independent energy consultants. The Company’s solutions offer customers a competitive alternative to the purchase of electricity from the incumbent electrical provider.

Affordable Energy was formed on February 7, 2008, as a Texas limited liability company to engage in the retail marketing of electricity.

On February 15, 2011, the business and certain assets of the Company were sold to Dynastar Energy, LLC, a wholly owned subsidiary of Dynastar Ventures, Inc. Thereupon, the Company’s existence was terminated (See Note 6).

Description of Business

The Company’s business model applies a direct sales approach. The business strategy relies on a market sales force that compensates independent business owners (Consultants”) not only for sales of the Company’s services they generate personally, but also for the sales of other Consultants whom they have introduced to the Company, creating a sales organization of Consultants and a hierarchy of levels of compensation. The Company’s energy services products are typically marketed directly to residential and small business customers by means of referrals, national advertising, video promotions, conferences, the Internet, and word-of-mouth marketing. Consultants become associated with the Company through an independent contractor relationship and receive remuneration for selling energy services and for expanding their organization of people doing the same by promoting the Company’s business opportunity.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MY AFFORDABLE ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Note 2 - Summary of Significant Accounting Policies, continued

Concentration of Credit Risk

Financial instruments that subject the Company to concentration of credit risk consist primarily of accounts receivable. Amounts receivable from Affordable Power account for 100% of the Company’s accounts receivable at December 31, 2010 and 2009.

Cash

The Company places its cash deposits and cash investments with financial institutions. At times, the Company’s cash may be uninsured or in deposit amounts that exceed the Federal Deposit Insurance Corporation (FDIC”) insurance limits.

Accounts Receivable

Accounts Receivable represent balances arising from revenues earned from Affordable Power. The Company has had no occurrences of credit losses and has therefore determined that an allowance for doubtful accounts is not necessary for the periods presented. Management believes that all receivables from Affordable Power are fully collectible.

Property and Equipment

Property and equipment is stated at cost and is being depreciated using the straight-line method over their estimated useful lives, generally three to five years. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation and amortization of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Membership Interests

The Operating Agreement dated as of February 8, 2008 (LLC Operation Agreement”) governs the rights and privileges associated with the Membership Interest held by its member, distributions to its member, management and oversight of its business and operations and restrictions on transferability of membership interest.

Revenue Recognition
The Company recognizes revenue from commissions earned on the sale of energy services by its independent energy consultants, on behalf of Affordable Power (See Note 6 - Related Party). The Company also receives a customer acquisition bounty (CAB”) when it acquires new residential or commercial energy customers, as monthly fees based on customer retention. The Company recognizes these revenues when Affordable Power, as the principal, receives payment for the electricity from the retail customer.

The Company also recognizes revenues from its independent energy consultants, who pay a flat monthly fee entitling them to the use of the Company’s websites which facilitate their business operations. These revenues are earned and recognized in the month that they are received.

MY AFFORDABLE ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Note 2 - Summary of Significant Accounting Policies, continued

Cost of Sales

The Company recognizes costs of sales for commissions and CABs earned by its independent energy consultants in the same month the related revenue is recognized.

Advertising Expense

The Company expenses advertising costs as incurred. Advertising expense was $134,307 and $80,066 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes

The Company is a limited liability company classified as a partnership entity for U.S. federal and state income tax purposes. The Company is a pass-through entity for income tax purposes, and is not subject to income taxes. Rather, all items of taxable income and deductions are passed through to its member. The federal tax status as a pass-through is based on its legal status as a partnership. Accordingly, the partnership is not required to take any tax positions in order to qualify as a pass-through entity. The partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities, including franchise tax returns in the state of Texas. Accordingly, these financial statements do no reflect a provision for income taxes and the Company has no other tax positions which must be considered for disclosure. All of our tax years are open to examination.

For all open tax years and for all major taxing jurisdictions, the Company has concluded that the partnership is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements.   If the partnership were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes.  No interest expense or penalties have been recognized as of or for the years ended December 31, 2010 and 2009.  The Company does not expect that its assessment regarding unrecognized tax benefits will materially change over the next 12 months.  However, the Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof.

Recent Accounting Pronouncements

The Company does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

MY AFFORDABLE ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Note 3 - Property and Equipment

Property and equipment consisted of the following at December 31, 2010 and 2009:

	Estimated	December 31,
	Useful Life	2010	2009

Computer software	3.0 years	$10,499	$10,499
Furniture and fixtures	5.0 years	19,224	19,224
Office equipment	3.0 years	3,335	3,335
Leasehold improvements	2.5 years	63,227	63,227
Property and equipment		96,285	96,285
Less: accumulated depreciation and amortization		(38,396)	(4,307)
Property and equipment, net		$57,889	$91,978

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $34,089 and $4,307, respectively.

Note 4 - Note Payable - Related Party

From inception through September 30, 2009, the Company was financed primarily through cash advances made by and services paid or provided by Affordable Power (See Note 6 - Related Party). Through September 30, 2009, these advances accumulated to a balance of $304,753. On September 30, 2009 in connection with these advances, the Company and Affordable Power formalized the Company’s obligation and terms of repayment to Affordable Power through a note payable. The terms of the unsecured note payable provide for 48 interest free monthly payments of $6,349. The balance of the note was $207,614 and $283,802 as of December 31, 2010 and 2009, respectively (See Note 6 - Related Party).

Future obligations under the note are as follows:

For the year ended December 31,	Amount
2011	$76,188
2012	76,188
2013	55,238
Total	$207,614

MY AFFORDABLE ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Note 5 - Commitments

On November 6, 2009 the Company entered into an agreement to lease approximately 3,668 rentable square feet of office space in Houston, Texas, effective on December 1, 2009. The lease expires on November 30, 2012. Prior to entering into the lease agreement, the Company rented this space on a month-to-month basis.

Future minimum lease payments under this lease are as follows:

For the year ended December 31,	Amount
2011	$57,160
2012	55,479
Total	$112,639

Rent expense charged to operations amounted to $52,731 and $20,460 for the years ended December 31, 2010 and 2009, respectively.

The terms of the Company’ lease obligation provides for scheduled escalations in the monthly rent. Non-contingent rent increases are amortized over the life of the lease on a straight line basis. Deferred rent of $1,910 and $153 represents the unamortized rent adjustment amount at December 31, 2010 and 2009, respectively, and is reflected in other long-term obligations in the accompanying balance sheets.

Note 6 - Related Party

From the date of the Company’s formation through February 15, 2011, 100% of the Company’s membership interest was owned by Malik A. Kheraj who is a principal of Affordable Power LP (Affordable Power”). Mr. Kheraj was the Company’s President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer during such period.

From the date of its formation, Affordable Energy has operated as an agent solely to Affordable Power for the sales and marketing of electrical energy. In addition, the Company has a note payable to Affordable Power (see Note 4).

Note 7 - Subsequent Events

Sale of Company

On February 15, 2011, substantially all of the assets of the Company were acquired by Dynastar Ventures, Inc., pursuant to a certain asset purchase agreement dated December 14, 2010. The aggregate purchase price for the Company’s assets was $1,200,000, payable (i) $175,000 in cash at closing, (ii) a promissory note for $125,000 due 120 days after closing on June 15, 2011, and (iii) a promissory note for $900,000 due 275 days after closing on November 17, 2011. On June 14, the due date of the $125,000 promissory note was extended to September 15, 2011, in exchange for a note extension fee of $20,000. Both promissory notes bear a stated interest rate of 10% per annum and automatically become due immediately when the stock of Dynastar Ventures, Inc. begins trading on a nationally recognized exchange.

MY AFFORDABLE ENERGY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Note 7 - Subsequent Events, continued

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On January 17, 2012 (the “Closing Date”), Dynastar Acquisition Corp. (“Acquisition Corp”), a wholly owned subsidiary of Dynastar Holdings, Inc. (“Dynastar Holdings”) consummated a reverse merger with Dynastar Ventures, Inc. (“Dynastar”). Dynastar was formed on May 4, 2010 and became an operating company upon its acquisition of My Affordable Energy, LLC (“Affordable Energy”) on February 15, 2011. The core Affordable Energy business represented the operations of Dynastar that became the operations of the Company after the reverse merger.

The following unaudited pro forma condensed combined financial statements are derived from our historical combined financial statements and give effect to Dynastar’s acquisition of Affordable Energy and the reverse merger.

Dynastar

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 were prepared under the assumption that Dynastar’s acquisition of Affordable Energy was consummated on January 1, 2011.

Dynastar’s acquisition of Affordable Energy was completed on February 15, 2011, pursuant to the terms of a certain Asset Purchase Agreement dated December 14, 2010, and from February 15, 2011 its results are reflected in the actual results through December 31, 2011.

Merger with Dynastar

Dynastar Holdings, Dynastar, and Dynastar Acquisition Corp. entered into a merger agreement on January 17, 2012, and consummated the reverse merger on the same day. As a result of the merger, Dynastar Holdings became the legal acquirer of the business of Dynastar and Dynastar Holdings will continue the existing business operations of Dynastar as a wholly owned subsidiary of Dynastar Holdings. Dynastar will remain as the surviving business. The term, the “Company” refers to Dynastar Holdings and subsidiaries after the effect of the reverse merger. Dynastar is considered the acquirer for accounting purposes because the management of Dynastar was in control of the Company after the merger. As a result of the merger, the stockholders of Dynastar received one share of Dynastar Holdings common stock in exchange for each share of Dynastar stock owned prior to the merger.

Upon the closing of the merger:

(i)
the stockholders of Dynastar surrendered all of the issued and outstanding shares of Dynastar’s capital stock (after the remaining outstanding shares of the Series A Convertible Preferred Stock were converted into 5,822,000 shares of Dynastar common stock, and received, in exchange for such shares, an aggregate of 15,872,000 shares of common stock of Dynastar Holdings;

(ii)	Dynastar Holdings’ pre-merger stockholders retained 16,103,541 shares of the common stock of Dynastar Holdings;
(iii)
certain Dynastar notes payable (the “Bridge Notes”) were converted, as to their outstanding principal amount of $1,144,985 and interest accrued thereon through the Closing Date of $51,756, into 5,724,925 and 258,781 shares of common stock of Dynastar Holdings, respectively. There were outstanding prior to the merger Dynastar warrants for the purchase of 1,431,231 shares of Dynastar common stock at an exercise price of $0.80 per share (the “Bridge Note Warrants”) which were converted into warrants of Dynastar Holdings to purchase an aggregate of 2,862,462 shares of Dynastar Holdings common stock at an exercise price of $0.80 per share;

(iv)	Dynastar surrendered to Dynastar Holdings for cancellation the 271,400,076 shares of Dynastar Holdings common stock which Dynastar had purchased on October 6, 2011 at a cost of $100,000;
(v)	Robert R. Mohr, then Chief Financial Officer of both Dynastar and the Company, exchanged an option exercisable for 450,000 Dynastar shares of common stock at an exercise price of $0.80 per share for an option under the Dynastar Holdings equity incentive plan (the “2011 Plan”) exercisable for 450,000 shares of Dynastar Holdings common stock at an exercise price of $0.20 per share; further, Mr. Mohr was granted an option under the 2011 Plan exercisable for 500,000 shares of common stock at an exercise price of $0.20 per share;
(vi)
John S. Henderson IV, Chief Executive Officer of Dynastar and the Company received an option exercisable for 1,000,000 shares of Dynastar Holdings common stock under the 2011 Plan at an exercise price of $0.22 per share;

(vii)
one investor purchased 125,000 units in the offering at $0.20 per unit, of which each unit included one share of Dynastar Holdings common stock and one half of a warrant to purchase a share of Dynastar Holdings common stock at an exercise price of $0.80 (the “Units”). In connection with this initial closing of the Private Placement, the placement agent received a cash fee of $2,500 and a warrant to purchase up to 6,250 shares of Dynastar Holdings common stock;

(viii)
Dynastar and Dynastar Holdings entered into a six month agreement with an advisor to provide business development and corporate finance services. As compensation for these services to be rendered after the merger, Dynastar Holdings issued to the advisor a warrant for the purchase of 2,000,000 shares of Dynastar Holdings common stock with terms that included an exercise price of $0.20 per share. The entire warrant was fully vested upon issuance.

The parties have agreed to take all actions necessary to ensure the merger is treated as a “plan of reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 were prepared under the assumption that the reverse merger with Dynastar was consummated on January 1, 2011.

In the preparation of the pro forma condensed combined balance sheet as of December 31, 2011, it was assumed that the reverse merger with Dynastar was consummated on December 31, 2011.

The unaudited pro forma condensed combined financial statements are based upon information and assumptions available at the time of release of this document. The pro forma condensed combined financial statements do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the various events occurred on the dates indicated.

These unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the (i) the Dynastar Holdings audited historical financial statements and the notes thereto for the years ended December 31, 2011, previously filed pursuant to the Securities and Exchange Act of 1934 and incorporated herein by reference, (ii) the Dynastar audited financial statements and the notes thereto for the year ended December 31, 2011, included within this Current Report starting on page F-1.

Dynastar Holdings, Inc.
Pro Forma Condensed Combined Balance Sheet
December 31, 2011
(Unaudited)
	Dynastar Holdings Inc.	Dynastar Ventures, Inc.	Proforma Adjustments	Notes	Combined Pro Forma
	Note 1	Note 2
Assets
Current Assets
Cash	$-	$34,117	$-		$34,117
Accounts receivable	-	65,968	-		65,968
Prepaid expenses and other current assets	-	53,576	-		53,576
Total Current assets	-	153,661			153,661
Property, software and equipment, net	-	60,795	-		60,795
Goodwill	-	1,009,479	-		1,009,479
Intangibles, net	-	85,000	-		85,000
Investment in Dynastar Holdings common stock	-	100,000	(100,000)	8	-
Other assets	-	8,400	-		8,400
Total Assets	$-	$1,417,335	$(100,000)		$1,317,335

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$-	$351,232	$-		$351,232
Accrued registration rights damages	-	111,440	(111,440)	5	-
Accrued commissions	-	21,353	-		21,353
Accrued expenses and other current liabilities	3,119	173,807	(45,590)	3	131,336
Notes payable, net of discount	-	1,786,355	(886,355)	3	900,000
Warrant liability	-	90,246	-		90,246
Total current liabilities	3,119	2,534,433	(1,043,385)		1,494,167
Total liabilities	3,119	2,534,433	(1,043,385)		1,494,167

Redeemable preferred stock	-	1,164,400	(1,164,400)	7	-

Stockholders' deficit
Common stock	287,504	1,005	(250,580)	3,4,7,8	37,929
Additional paid in capital	(105,549)	106,369	3,115,841	3 - 8	3,116,661
Accumulated deficit	(185,074)	(2,388,872)	(757,476)	3,6,7	(3,331,422)
Total stockholders' deficit	(3,119)	(2,281,498)	2,107,785		(176,832)
Total liabilities and stockholders' deficit	$-	$1,417,335	$(100,000)		$1,317,335

See accompanying notes to unaudited pro forma condensed combined financial statements

Dynastar Holdings, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2011
(Unaudited)

	Dynastar Holdings, Inc.	Dynastar Ventures, Inc.	Adjustments	Notes	Combined Pro Forma
	Note A	Note B

Revenues	$-	$1,121,197	$109,223	C	$1,230,420
Cost of revenue	-	409,061	39,849	C	448,910
Gross profit	-	712,136	69,374		781,510

Operating expenses	46,818	2,086,798	80,341	C, D	2,213,957
Operating income (loss)	(46,818)	(1,374,662)	(10,967)		(1,432,447)

Other income (expense)
Change in fair value of warrant liability	-	318,828	-		318,828
Interest income and (expense)	-	(92,420)	45,590	E	(46,830)
Amortization of debt discount	-	(215,215)	215,215	F	-
Net other income (expense)	-	11,193	260,805		271,998
Net (loss)	$(46,818)	$(1,363,469)	$249,838		$(1,160,449)

Basic and fully diluted net (loss) per share	$(0.00)				$(0.03)
Weighted average number of common shares outstanding, basic and fully diluted	287,503,577	10,050,000	263,130,287		34,423,290

See accompanying notes to unaudited pro forma condensed combined financial statements

DYNASTAR HOLDINGS, INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
I. Background

Dynastar’s Acquisition of Affordable Energy

On February 15, 2011, pursuant to a certain asset purchase agreement dated December 14, 2010, Dynastar completed the acquisition of the assets of Affordable Energy. The aggregate purchase price for Affordable Energy’s assets was $1,200,000, payable (i) $175,000 in cash, including the application of a $100,000 deposit, (ii) the issuance of a promissory note for $125,000 with a stated interest rate of 10% per annum due on June 15, 2011 (which was extended to and paid on September 15, 2011 in exchange for an extension fee of $45,000, of which $10,000 was paid on June 15, 2011; $15,000 was paid on July 15, 2011 and $20,000 was paid on August 15, 2011), and (iii) a non-interest bearing promissory note with a face value of $900,000 due on November 12, 2011 (which was extended to February 15, 2012 under the terms of the agreement in exchange for a 1.5% increase in the discount factor for each 30 day period that the note is extended past November 12, 2011), or thirty days after the day on which the Company’s common stock is traded. The non-interest bearing note was discounted at a market interest rate of 10% per annum, and recorded at its net present value of $835,229, reflecting a discount of $64,771.

The terms of the $900,000 promissory note further provide that if Dynastar’s common stock, or the common stock of its successor in a merger, is publicly traded on the due date, as extended, then repayment shall be made by the delivery of a sufficient number of shares of the common stock of Dynastar Holdings equal in value to $900,000, where such value is determined on a per share basis, as an amount equal to eighty and one half percent (80.5%), as adjusted, for a conversion on or after February 10, 2012, of the average closing price of the Company’s common stock during the 22 days of the public trading of the stock (the “Discount Factor”). In the event that the Company’s common stock is not publicly traded by February 15, 2012, then the entire amount of the $900,000 Acquisition Note shall be due and payable by such date.

Merger with Dynastar

The Company consummated a reverse merger with Dynastar on January 17, 2012. After the merger, Dynastar became the surviving company for accounting purposes.

II. Pro Forma Adjustments

The following pro forma adjustments give effect to these asset dispositions:

Pro Forma Condensed Combined Balance Sheet – as of December 31, 2011

Note 1. Derived from the Dynastar Holdings’ audited consolidated financial statements as of December 31, 2011, as filed with the Securities and Exchange Commission (“SEC”) on April 12, 2012.

Note 2. Derived from the audited financial statements of Dynastar as of December 31, 201, as included herein.

Pro Forma Adjustments

Note 3. To record the (i) conversion of $1,144,985 of the Bridge Notes, net of discount, outstanding as of December 31, 2011and $45,590 in accrued and unpaid interest through December 31, 2011, at a conversion price of $0.20 per share, as adjusted for an anti-dilution provision , converted into 5,952,873 shares of Dynastar Holdings common stock, and (ii) a beneficial conversion charge in the amount of $595,287 relating to the adjustment of the conversion price from $0.40 per share to $0.20 per share.

	Debit	Credit
Notes payable, net	$886,355
Accrued expenses and other current liabilities	45,590
Common Stock		$5,953
Additional paid-in capital		1,521,279
Accumulated deficit	595,287

Note 4. To record the exchange of all Dynastar outstanding common stock, par value $0.0001 per share, into 10,050,000 shares of Dynastar Holdings common stock, par value $0.001 per share.

	Debit	Credit
Common Stock (Dynastar)	$1,005
Additional paid-in capital	9,045
Common Stock		$10,050

Note 5. To record the reversal of the accrued registration rights penalties on the books of Dynastar as of December 31, 2011, in connection with the those stockholders waiving their right to these penalties and the subsequent conversion of the Dynastar Series A redeemable preferred stock.

	Debit	Credit
Accrued registration rights penalties	$111,440
Accumulated deficit		$111,440

Note 6 To record the elimination of Dynastar Holdings’ historical accumulated deficit pursuant to the merger and plan of recapitalization.

	Debit	Credit
Additional paid-in capital	$185,074
Accumulated deficit		$185,074

Note 7.  To record the conversion of Dynastar Series A redeemable preferred stock ($1,164,400 redemption value) into 5,822,000 shares of Dynastar common stock, which in turn, upon the Closing Date, were converted into shares of Dynastar Holdings common stock, $0.001 par value and to record a deemed divided in connection with the induced conversion of these shares.

	Debit	Credit
Redeemable preferred stock	$1,164,400
Accumulated deficit	458,703
Common stock		$5,822
Additional paid-in capital		1,617,281

Note 8. To record 271,400,036 shares of Dynastar Holdings common stock previously purchased by Dynastar for $100,000 and the subsequent surrender and cancellation of those shares.

	Debit	Credit
Common stock	$271,400
Investment in Dynastar Holdings common stock		$100,000
Additional paid-in capital		171,400

Pro Forma Condensed Combined Statement of Operations - For the Year Ended December 31, 2011

Note A. Derived from the Dynastar Holdings’ audited consolidated financial statements as of December 31, 2011, as filed with the Securities and Exchange Commission (“SEC”) on April 12, 2012.

Note B. Derived from the audited financial statements of Dynastar for the year ended December 31, 2011, as included herewith.

Pro Forma adjustments to arrive at the pro forma condensed combined financial statements of Dynastar Holdings, Inc. assuming the consummation of the reverse merger and the simultaneous closing of the private placement:

Note C. To record the activity of Affordable Energy for the period from January 1, 2011 to the acquisition date of February 15, 2011.

Note D. To record stock based compensation for stock options granted to the Company’s two executive officers in connection with the merger. On the Closing Date, an option for the purchase of 1,000,000 shares of Dynastar Holdings common stock at an exercise price of $0.22 per share was granted to the Company’s Chief Executive Officer. On the same date, options for the purchase of an aggregate of 950,000 shares of Dynastar Holdings common stock at an exercise price of $0.20 per share were issued to the Company’s Chief Financial Officer. In connection with this award, the Company’s Chief Financial Officer surrendered an option for the purchase of 450,000 shares of Dynastar common stock at an exercise of price of $0.80 per share that had been issued to him by Dynastar in 2010. The options were valued using the Black-Scholes model, with fair value inputs of: exercise price of $0.20 to $0.22 per share, fair value per share of $0.20, a expected term of approximately 6.5 years, volatility of 111% and a discount rate of 3.96%, to determine fair values of the new options of $147,600 and $163,800 for each of the Company’s Chief Executive Officer and Chief Financial Officer, respectively

Note E. To adjust interest expense for the effect of the Bridge Notes conversion into the common stock of Dynastar Holdings as of January 1, 2011.

Note F. To adjust amortization of debt discount for debt converted.

Note G. A summary of changes to common stock outstanding is as follows:

Number of shares
Shares outstanding at January 1, 2011 (giving effect to the merger as of that date)	26,153,541
Conversion of preferred stock to common stock	5,822,000
Conversion of debt and interest to common stock	5,952,873
Shares outstanding at December 31, 2011	37,928,414